Filed Pursuant to Rule 424(b)(2)
Registration No. 333-270327

PROSPECTUS SUPPLEMENT

(to prospectus dated March 7, 2023)

$750,000,000

Floating Rate Notes due 2029

The notes will mature on March 4, 2029. The notes will bear interest from, and including, the date of issuance of the notes at a floating rate equal to SOFR (as defined on page 23 of the accompanying prospectus and compounding daily over each interest period as described beginning on page 22 of the accompanying prospectus) plus 0.870%, payable quarterly in arrears on the second Business Day (as defined on page 26 of the accompanying prospectus) following each interest period end date, commencing on June 6, 2025; provided that the interest payment date with respect to the final interest period will be a redemption date (as described below) or the maturity date. An interest period end date is the 4th of each March, June, September and December, commencing on June 4, 2025 and ending on a redemption date or the maturity date.

Citigroup may redeem the notes in whole, but not in part, (i) on March 4, 2028 and (ii) on or after February 4, 2029 at a redemption price equal to 100% of the principal amount of the notes being redeemed and accrued and unpaid interest thereon to, but excluding, the date of redemption. In addition, Citigroup may redeem the notes prior to maturity if changes involving United States taxation occur which could require Citigroup to pay additional amounts, as described under “Description of Debt Securities — Payment of Additional Amounts” and “— Redemption for Tax Purposes” in the accompanying prospectus.

The notes are being offered globally for sale in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. The notes will not be listed on any securities exchange.

Investing in the notes involves a number of risks. See the “Risk Factors” section beginning on page 8 of the accompanying prospectus, where specific risks associated with the notes are described, and the factors listed and described under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2024, along with the other information in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total

Public Offering Price	100.000%	$750,000,000

Underwriting Discount	0.250%	$1,875,000

Proceeds to Citigroup (before expenses)	99.750%	$748,125,000

Interest on the notes will accrue from March 4, 2025. Net proceeds to Citigroup (after expenses) are expected to be approximately $747,900,000.

The underwriters are offering the notes subject to various conditions. The underwriters expect that the notes will be ready for delivery to investors on or about March 4, 2025, in book-entry form only through the facilities of The Depository Trust Company and its direct participants, including Clearstream and Euroclear.

The notes are not deposits or savings accounts but are unsecured debt obligations of Citigroup. The notes are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency or instrumentality.

Citigroup

Senior Co-Managers

BBVA	BMO Capital Markets	Capital One Securities

COMMERZBANK	Danske Markets	ING

Lloyds Securities	Mizuho	MUFG

Natixis	Nomura	Nordea

PNC Capital Markets LLC	R. Seelaus & Co., LLC	RBC Capital Markets

Santander	Scotiabank	SOCIETE GENERALE

SMBC Nikko	Standard Chartered Bank	TD Securities

Truist Securities		US Bancorp

Junior Co-Managers

Academy Securities	ANZ Securities	Banco Sabadell

BNY Capital Markets	C.L. King & Associates	CIBC Capital Markets

Citizens Capital Markets	Commonwealth Bank of Australia	DBS Bank Ltd.

Desjardins Capital Markets	Fifth Third Securities	Huntington Capital Markets

IMI – Intesa Sanpaolo	KeyBanc Capital Markets	Loop Capital Markets

M&T Securities	Macquarie Capital	nabSecurities, LLC

National Bank of Canada Financial Markets	NatWest	Nykredit

Rabo Securities	Raiffeisen Bank International	Regions Securities LLC

Security Capital	Telsey Advisory Group	Tigress Financial Partners

Westpac Capital Markets LLC

February 25, 2025

We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus and in any related free writing prospectus that we prepare or authorize. We have not, and the underwriters have not, authorized anyone to provide you with any other information, and we take no responsibility for any other information that others may provide you. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus, as well as information Citigroup previously filed with the Securities and Exchange Commission and incorporated by reference herein, is accurate as of any date other than the date of the relevant document. Citigroup is not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted.

The distribution or possession of this prospectus supplement and the accompanying prospectus in or from certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come are required by Citigroup and the underwriters to inform themselves about, and to observe any such restrictions, and neither Citigroup nor any of the underwriters accepts any liability in relation thereto. See “Underwriting.”

In connection with this issue, Citigroup Global Markets Inc. as stabilizing manager (or persons acting on behalf of the stabilizing manager) may over-allot notes (provided that the aggregate principal amount of notes allotted does not exceed 105% of the aggregate principal amount of the notes) or effect transactions with a view to supporting the market price of the notes at a higher level than that which might otherwise prevail. However, there is no obligation on the stabilizing manager (or persons acting on its behalf) to undertake stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the notes is made and, if begun, may be discontinued at any time but must end no later than the earlier of 30 days after the issuance of the notes and 60 days after the allotment of the notes.

Prohibition of sales to EEA retail investors. The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (“Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

MiFID II product governance / Professional investors and ECPs only target market. The target market for the notes is (i) eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate.

Prohibition of sales to UK retail investors. The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act (“FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA (“UK MiFIR”); or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

UK MiFIR product governance / Professional investors and ECPs only target market — Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in UK MiFIR; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. See “Underwriting.”

References in this prospectus supplement to “dollars”, “$” and “U.S. $” are to United States dollars.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, the accompanying prospectus and in other information incorporated by reference are “forward-looking statements” within the meaning of the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements are not based on historical facts but instead represent only Citigroup’s and its management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, estimate, may increase, may fluctuate, target and illustrative and similar expressions or future or conditional verbs such as will, should, would and could.

Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results of operations and financial conditions, including capital and liquidity, may differ materially from those included in these statements due to a variety of factors, including without limitation: (i) the precautionary statements included within the “Executive Summary” and each business’s discussion and analysis of its results of operations in Citigroup’s most recent Annual Report on Form 10-K, as well as the precautionary statements included within Citigroup’s other SEC filings; (ii) the factors listed and described under “Risk Factors” in Citigroup’s most recent Annual Report on Form 10-K; and (iii) the risks and uncertainties listed and described under “Forward-Looking Statements” in Citigroup’s most recent Annual Report on Form 10-K. Precautionary statements included in such filing should be read in conjunction with this prospectus supplement and the accompanying prospectus.

Any forward-looking statements made by or on behalf of Citigroup speak only as to the date they are made, and Citigroup does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the forward-looking statements were made.

DESCRIPTION OF NOTES

The following description of the particular terms of the notes supplements the description of the general terms set forth in the accompanying prospectus. It is important for you to consider the information contained in the accompanying prospectus and this prospectus supplement before making your decision to invest in the notes. If any specific information regarding the notes in this prospectus supplement is inconsistent with the more general terms of the notes described in the prospectus, you should rely on the information contained in this prospectus supplement.

The notes offered by this prospectus supplement are a new series of senior debt securities issued under Citigroup’s senior debt indenture. The notes will be limited initially to an aggregate principal amount of $750,000,000.

The notes will be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. All the notes are unsecured obligations of Citigroup and will rank equally with all other unsecured and senior indebtedness of Citigroup, whether currently existing or hereinafter created.

Citigroup may, without notice to or consent of the holders or beneficial owners of the notes, issue additional notes having the same ranking, interest rate, maturity and other terms as the notes. Any such additional notes issued could be considered part of the same series of notes under the indenture as the notes.

The notes will be issued on March 4, 2025 and will mature on March 4, 2029. The notes will bear interest at a floating rate equal to SOFR (as defined on page 23 of the accompanying prospectus and compounding daily over each interest period as described beginning on page 22 of the accompanying prospectus) plus 0.870%, from, and including March 4, 2025 to, but excluding, their redemption or maturity date. Interest on the notes will be paid quarterly in arrears on the second Business Day (as defined on page 26 of the accompanying prospectus) following each interest period end date, commencing June 6, 2025; provided that the interest payment date with respect to the final interest period will be a redemption date or the maturity date. An interest period end date is the 4th of each March, June, September and December, commencing on June 4, 2025 and ending on a redemption date or the maturity date.

Interest will be determined, calculated and paid as described under “Description of Debt Securities — Interest Rate Determination — Floating Rate Notes — Compounded SOFR Notes” and “— Payments of Principal and Interest” in the accompanying prospectus; provided that, SOFR for each calendar day from, and including, the Rate Cut-Off Date (as defined on page 26 of the accompanying prospectus) to, but excluding, the redemption date or the maturity date will equal SOFR in respect of the Rate Cut-Off Date.

The notes are redeemable at Citigroup’s option in whole, but not in part, (i) on March 4, 2028 and (ii) on or after February 4, 2029 at a redemption price equal to 100% of the principal amount of the notes being redeemed and accrued and unpaid interest thereon to, but excluding, the date of redemption. In addition, Citigroup may redeem the notes prior to maturity if changes involving United States taxation occur which could require Citigroup to pay additional amounts, as described under “Description of Debt Securities — Payment of Additional Amounts” and “— Redemption for Tax Purposes” in the accompanying prospectus.

Citibank, N.A., London Branch, a subsidiary of Citigroup, will be the calculation agent. Any determination, decision or election that may be made by Citigroup, Citibank, N.A., London Branch or one of their affiliates pursuant to the provisions described above, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in such entity’s sole discretion, and, notwithstanding anything to the contrary in this prospectus supplement or the accompanying prospectus, shall become effective without consent from the holders of the notes or any other party.

All percentages used in or resulting from any calculation of the rate of interest on the notes will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point, rounded upward. All currency amounts used in or resulting from these calculations on the notes will be rounded to the nearest one-hundredth of a unit. For purposes of rounding, .005 of a unit shall be rounded upward.

UNDERWRITING

Citigroup Global Markets Inc. is acting as sole book-running manager for this offering and as representative of the underwriters named below. The terms and conditions set forth in the terms agreement dated February 25, 2025, which incorporates by reference the amended and restated underwriting agreement basic provisions dated March 7, 2023, govern the sale and purchase of the notes. The terms agreement and the underwriting agreement basic provisions are referred to together as the underwriting agreement. The underwriters named below have agreed to purchase from Citigroup, and Citigroup has agreed to sell to the underwriters, the principal amount of notes set forth opposite the name of the underwriter.

Name of Underwriter	Principal Amount of Securities
Citigroup Global Markets Inc.	$524,250,000
BBVA Securities Inc.	$5,250,000
BMO Capital Markets Corp.	$5,250,000
Capital One Securities, Inc.	$5,250,000
Commerz Markets LLC	$5,250,000
Danske Markets Inc.	$5,250,000
ING Financial Markets LLC	$5,250,000
Lloyds Securities Inc.	$5,250,000
Mizuho Securities USA LLC	$5,250,000
MUFG Securities Americas Inc.	$5,250,000
Natixis Securities Americas LLC	$5,250,000
Nomura Securities International, Inc.	$5,250,000
Nordea Bank Abp	$5,250,000
PNC Capital Markets LLC	$5,250,000
R. Seelaus & Co., LLC	$5,250,000
RBC Capital Markets, LLC	$5,250,000
Santander US Capital Markets LLC	$5,250,000
Scotia Capital (USA) Inc.	$5,250,000
SG Americas Securities, LLC	$5,250,000
SMBC Nikko Securities America, Inc.	$5,250,000
Standard Chartered Bank	$5,250,000
TD Securities (USA) LLC	$5,250,000
Truist Securities, Inc.	$5,250,000
U.S. Bancorp Investments, Inc.	$5,250,000
Academy Securities, Inc.	$3,750,000
ANZ Securities, Inc.	$3,750,000
Banco de Sabadell, S.A.	$3,750,000
BNY Mellon Capital Markets, LLC	$3,750,000
C.L. King & Associates, Inc.	$3,750,000
CIBC World Markets Corp.	$3,750,000
Citizens JMP Securities, LLC	$3,750,000
Commonwealth Bank of Australia	$3,750,000
DBS Bank Ltd.	$3,750,000
Desjardins Securities Inc.	$3,750,000
Fifth Third Securities, Inc.	$3,750,000
Huntington Securities, Inc.	$3,750,000
Intesa Sanpaolo IMI Securities Corp.	$3,750,000
KeyBanc Capital Markets Inc.	$3,750,000
Loop Capital Markets LLC	$3,750,000
M&T Securities, Inc.	$3,750,000

Name of Underwriter	Principal Amount of Securities
Macquarie Capital (USA) Inc.	$3,750,000
nabSecurities, LLC	$3,750,000
National Bank of Canada Financial Inc.	$3,750,000
NatWest Markets Securities Inc.	$3,750,000
Nykredit Bank A/S	$3,750,000
Rabo Securities USA, Inc.	$3,750,000
RB International Markets (USA) LLC	$3,750,000
Regions Securities LLC	$3,750,000
Security Capital Brokerage, Inc.	$3,750,000
Telsey Advisory Group LLC	$3,750,000
Tigress Financial Partners LLC	$3,750,000
Westpac Capital Markets LLC	$3,750,000

Total	$750,000,000

To the extent any underwriter that is not a U.S. registered broker-dealer intends to effect any offers or sales of any notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the notes is subject to the approval of legal matters by their counsel and to other conditions. The underwriters are committed to take and pay for all of the notes if any are taken.

The following table shows the underwriting discount that Citigroup is to pay to the underwriters in connection with this offering and the proceeds to Citigroup (before expenses).

	Underwriting Discount	Proceeds to Citigroup (before expenses)
Per Note	0.250%	99.750%
Total	$1,875,000	$748,125,000

The underwriters propose to offer part of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at the public offering price less a concession not in excess of 0.150% of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, a concession to certain other dealers not in excess of 0.090% of the principal amount of the notes.

After the public offering, the public offering price and the concessions to dealers may be changed by the underwriters.

The underwriters are offering the notes subject to prior sale and their acceptance of the notes from Citigroup. The underwriters may reject any order in whole or in part.

Citigroup has agreed to indemnify the underwriters against liabilities relating to material misstatements and omissions.

In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the offering.

•	Stabilizing transactions involve bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum.

•	Covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than it would otherwise be in the absence of such transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. The underwriters are not required to engage in any of these activities and may end any of these activities at any time. The underwriters may also impose a penalty bid.

We estimate that the total expenses of this offering will be $225,000.

The notes are a new series of securities with no established trading market and will not be listed on any securities exchange. Citigroup has been advised by the underwriters that they presently intend to make a market in the notes, as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the notes and may discontinue any market making at any time at their sole discretion. Accordingly, Citigroup can make no assurance as to the liquidity of, or trading markets for, the notes.

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for Citigroup from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for Citigroup in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of Citigroup or its affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest. Citigroup Global Markets Inc., the sole book-running manager for this offering, is a subsidiary of Citigroup. Accordingly, the offering of the notes will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Global Markets Inc. or any affiliate have investment discretion are not permitted to purchase the notes, either directly or indirectly, without the specific written approval of the accountholder.

This prospectus supplement, together with the accompanying prospectus, may also be used by Citigroup’s broker-dealer subsidiaries or other subsidiaries or affiliates of Citigroup in connection with offers and sales of the notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any of these subsidiaries may act as principal or agent in such transactions.

We expect that delivery of the notes will be made against payment therefor on or about March 4, 2025, which is the fifth business day after the date hereof. Under Rule 15c6-1 of the Securities Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date hereof or the next three business days will be required, by virtue of the fact that the notes initially will not settle in T+1, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

The notes are being offered globally for sale in the United States, Europe, Asia and elsewhere where it is lawful to make such offers.

Purchasers of the notes may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page of this document.

The underwriters have agreed that they will not offer, sell or deliver any of the notes, directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the notes, in or from any jurisdiction, except when to the best knowledge and belief of the underwriters it is permitted under applicable laws and regulations. In so doing, the underwriters will not impose any obligations on Citigroup, except as set forth in the underwriting agreement.

Prohibition of Sales to EEA Retail Investors

No notes, which are the subject of the offering contemplated by this prospectus supplement may be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in the Prospectus Regulation; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes.

Prohibition of Sales to UK Retail Investors

No notes, which are the subject of the offering contemplated by this prospectus supplement may be offered, sold or otherwise made available to any retail investor in the UK. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(1)	a retail client as defined in point (8) of Article 2 of the EUWA; or

(2)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of UK MiFIR; or

(3)	not a qualified investor as defined in the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes.

In addition, in the United Kingdom, this prospectus supplement and the accompanying prospectus is being distributed only to, and is directed only at qualified investors within the meaning of Article 2(1)(e) of the Prospectus Regulation who are, (i) persons who have professional experience in matters relating to investments falling within Article 19 (5) of the FSMA (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order, which persons together we refer to in this prospectus supplement as “relevant persons.” Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is only available to, and will be engaged in with, relevant persons only.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes offered in this prospectus supplement have not been registered under the Financial Instruments and Exchange Law of Japan. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act 2001 (the “SFA”). Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, Citigroup has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are a “prescribed capital markets product” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and an Excluded Investment Product (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL OPINIONS

The validity of the notes will be passed upon for Citigroup by Karen Wang, Senior Vice President — Corporate Securities Issuance Legal of Citigroup, and for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York (“Cleary Gottlieb”). Cleary Gottlieb has also acted as special U.S. tax counsel to Citigroup in connection with the notes. Ms. Wang beneficially owns, or has rights to acquire under Citigroup’s employee benefit plans, an aggregate of less than 1% of Citigroup’s common stock. Cleary Gottlieb has from time to time acted as counsel for Citigroup and its subsidiaries and may do so in the future.

PROSPECTUS

May Offer—

Debt Securities

Common Stock Warrants

Index Warrants

Preferred Stock

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

Common Stock

Citigroup will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus, any accompanying prospectus supplement and any applicable pricing supplement carefully before you invest. Citigroup may offer and sell these securities to or through one or more underwriters, dealers and agents, including Citigroup Global Markets Inc., a broker-dealer subsidiary of Citigroup, or directly to purchasers, on a continuous or delayed basis. The common stock of Citigroup Inc. is listed on the New York Stock Exchange and trades under the ticker symbol “C”.

Investing in our securities involves risks. See the “Risk Factors Related to Floating Rate Debt Securities” on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts but are unsecured obligations of Citigroup Inc. These securities are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency or instrumentality.

The date of this prospectus is March 7, 2023.

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of Citigroup and all material terms of the offered securities that are known as of the date of this prospectus. For a more complete understanding of the terms of the offered securities, before making your investment decision, you should carefully read:

•	this prospectus, which explains the general terms of the securities that Citigroup may offer;

•	any accompanying prospectus supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes information in this prospectus; and

•	the documents referred to in “Where You Can Find More Information” beginning on page 5 for information on Citigroup, including its financial statements.

Citigroup Inc.

Citigroup Inc. is a global diversified financial services holding company whose businesses provide consumers, corporations, governments and institutions with a broad, yet focused, range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, trade and securities services and wealth management. Citigroup has approximately 200 million customer accounts and does business in more than 160 countries and jurisdictions. Citigroup currently operates, for management reporting purposes, via three primary business segments: Institutional Clients Group (ICG), Personal Banking and Wealth Management (PBWM) and Legacy Franchises, with the remaining operations in Corporate/Other. Its businesses conduct their activities across the North America, Latin America, Asia and Europe, Middle East and Africa regions. Citigroup’s principal subsidiaries are Citibank, N.A., Citigroup Global Markets Inc. and Grupo Financiero Citibanamex, S.A. de C.V., each of which is a wholly owned, indirect subsidiary of Citigroup. Citigroup was incorporated in 1988 under the laws of the State of Delaware as a corporation with perpetual duration.

Citigroup’s principal executive office is located at 388 Greenwich Street, New York, New York 10013, and its telephone number is (212) 559-1000.

References in this prospectus to “Citigroup,” “we,” “our” or “us” are to Citigroup Inc., and not any of its subsidiaries, unless the context indicates otherwise.

The Securities Citigroup May Offer

Citigroup may use this prospectus to offer:

•	debt securities;

•	common stock warrants;

•	index warrants;

•	preferred stock;

•	depositary shares;

•	stock purchase contracts;

•	stock purchase units; and

•	common stock.

A prospectus supplement will describe the specific types, amounts, prices and detailed terms of, and important United States federal income tax considerations in respect of, any of these offered securities.

Any of these offered securities may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding with respect to Citigroup, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (each, a “liquidation event”). In addition, Citigroup believes that in case of a liquidation event, Citigroup’s shareholders and unsecured creditors — including holders of the offered securities — will bear any losses resulting from the liquidation event. For more information, see “Citigroup Inc.” below.

Debt Securities

Debt securities are unsecured general obligations of Citigroup in the form of senior or subordinated debt. Senior debt includes Citigroup’s notes, debt and guarantees and any other debt for money borrowed that is not subordinated. Subordinated debt, so designated at the time it is issued, would not be entitled to interest and principal payments if interest and principal payments on the senior debt were not made.

The senior and subordinated debt will be issued under separate indentures between Citigroup and a trustee. Below are summaries of the general features of the debt securities from these indentures, unless otherwise specified in connection with a particular offering. For a more detailed description of these features, see “Description of Debt Securities” below. You are also encouraged to read the indentures, including all supplements thereto, which are included or incorporated by reference in Citigroup’s registration statement of which this prospectus forms a part, Citigroup’s most recent Annual Report on Form 10-K, Citigroup’s Quarterly Reports on Form 10-Q filed after the Form 10-K and Citigroup’s Current Reports on Form 8-K filed after the period covered by Citigroup’s most recent Annual Report on Form 10-K. You can receive copies of these documents by following the directions beginning on page 5.

General Indenture Provisions that Apply to Senior and Subordinated Debt

•

Neither indenture limits the amount of debt that Citigroup may issue or provides holders any protection should there be a highly leveraged transaction involving Citigroup, although the senior debt indenture does limit Citigroup’s ability to pledge the stock of any subsidiary that meets the financial thresholds in the indenture. These thresholds are described below under “Description of Debt Securities — Covenants.”

•	The senior debt indenture allows for different types of debt securities, including indexed securities, to be issued in series.

•

The indentures allow Citigroup to merge or to consolidate with another company or sell all or substantially all of its assets to one or more of its subsidiaries or to another company. If any of these events occur with another company, the other company generally would be required to assume Citigroup’s responsibilities for the debt. Unless the transaction resulted in a default, Citigroup would be released from all liabilities and obligations under the debt securities when the other company assumed its responsibilities.

•

The indentures provide that holders of a majority of the total principal amount of the senior debt securities outstanding in any series and holders of a majority of the total principal amount of the subordinated debt securities outstanding in any series that, in each case, are affected by such change, may vote to change Citigroup’s obligations or your rights concerning those securities. However, changes to the financial terms of that security, including changes in the payment of principal or interest on that security or, except in certain circumstances, the currency of payment, cannot be made unless every holder affected consents to the change.

•

Citigroup may satisfy its obligations under the debt securities or be released from its obligation to comply with certain limitations at any time by depositing sufficient amounts of cash and/or government securities with the trustee to pay Citigroup’s obligations under the particular securities when due.

•

The indentures govern the actions of the trustee with regard to the debt securities, including when the trustee is required to give notices to holders of the securities and when lost or stolen debt securities may be replaced.

Events of Default and Defaults

Unless otherwise specified in connection with a particular offering of senior debt, the only events of default specified in the senior debt indenture are:

•	failure to pay principal or required interest for 30 days after it is due; and

•	certain events of insolvency or bankruptcy, whether voluntary or not.

Only these events of default provide for a right of acceleration of the senior debt securities. No other event, including a default in the performance of any other covenant of Citigroup in the senior indenture or any other default that is not also an event of default, will result in acceleration.

Unless otherwise specified in connection with a particular offering of subordinated debt, the only events of default specified in the subordinated debt indenture are certain events of insolvency or bankruptcy, whether voluntary or not. Only these events of default provide for a right of acceleration of the subordinated debt securities. No other event, including a default in the payment of principal of, premium, if any, or interest on, subordinated debt securities, the performance of any other covenant of Citigroup in the subordinated indenture or any other default that is not also an event of default, will result in acceleration.

Remedies

Senior Indenture: If there were an event of default, the trustee or holders of 25% of the principal amount of senior debt securities outstanding in a series could demand that the principal be paid immediately. However, holders of a majority in principal amount of the securities in that series could rescind that acceleration of the debt securities. The occurrence of a default for any reason other than (i) nonpayment of principal or interest that has continued for 30 days or (ii) certain events of insolvency or bankruptcy will not give the trustee or such holders the right to demand that the principal of the senior debt securities be paid immediately.

Subordinated Indenture: If there were an event of default, the trustee or holders of 25% of the principal amount of subordinated debt securities outstanding in a series could demand that the principal be paid immediately. However, holders of a majority in principal amount of the securities in that series may rescind that acceleration of the debt securities. The occurrence of a default for any reason other than certain events of insolvency or bankruptcy will not give the trustee or such holders the right to demand that the principal of the subordinated debt securities be paid immediately.

TLAC Eligibility

Unless otherwise specified in connection with a particular offering of debt securities, the debt securities are intended to qualify as eligible long-term debt for purposes of the Board of Governors of the Federal Reserve System’s total loss-absorbing capacity (“TLAC”) rule. As a result, in the event of a Citigroup bankruptcy or other resolution proceeding, Citigroup’s losses and any losses incurred by its subsidiaries would be imposed first on Citigroup’s shareholders and then on its unsecured creditors, including the holders of the debt securities. Further, in a bankruptcy or other resolution proceeding of Citigroup, any value realized by holders of the debt securities may not be sufficient to repay the amounts owed on the debt securities. For more information about the final TLAC rule and its consequences for the debt securities, you should refer to the section “Managing Global Risk — Liquidity Risk — Long-Term Debt — Resolution Plan” and “ — Total Loss-Absorbing Capacity (TLAC)” in Citigroup’s most recent Annual Report on Form 10-K.

Common Stock Warrants

Citigroup may issue common stock warrants and will do so under a separate common stock warrant agreement between Citigroup and a bank or trust company. You are encouraged to read the standard form of the common stock warrant agreement, which will be filed as an exhibit to one of Citigroup’s future current reports and incorporated by reference in its registration statement of which this prospectus forms a part. You can receive copies of these documents by following the directions beginning on page 5.

Common stock warrants are securities pursuant to which Citigroup may sell or purchase common stock. The particular terms of each issue of common stock warrants, the common stock warrant agreement relating to the common stock warrants and the common stock warrant certificates representing common stock warrants will be described in the applicable prospectus supplement.

Index Warrants

Citigroup may issue index warrants and will do so under a separate index warrant agreement between Citigroup and a bank or trust company. You are encouraged to read the standard form of the index warrant agreement, which will be filed as an exhibit to one of Citigroup’s future current reports and incorporated by reference in its registration statement of which this prospectus forms a part. You can receive copies of these documents by following the directions beginning on page 5.

Index warrants are securities that, when properly exercised by the purchaser, entitle the purchaser to receive from Citigroup an amount in cash or a number of securities that will be indexed to prices, yields, or other specified measures or changes in an index or differences between two or more indices.

The prospectus supplement for a series of index warrants will describe the formula for determining the amount in cash or number of securities, if any, that Citigroup will pay you when you exercise an index warrant and will contain information about the relevant underlying assets and other specific terms of the index warrant.

Citigroup will generally issue index warrants in book-entry form, which means that they will not be evidenced by physical certificates. Also, Citigroup will generally list index warrants for trading on a national securities exchange, such as the New York Stock Exchange (“NYSE”), NYSE Arca, the NASDAQ Global Market or the Chicago Board Options Exchange.

The index warrant agreement for any series of index warrants will provide that holders of a majority of the total principal amount of the index warrants outstanding in any series may vote to change their rights concerning those index warrants. However, changes to fundamental terms such as the amount or manner of payment on an index warrant or changes to the exercise times cannot be made unless every holder affected consents to the change.

Any prospective purchasers of index warrants should be aware of special United States federal income tax considerations applicable to instruments such as the index warrants. The prospectus supplement relating to each series of index warrants will describe the important tax considerations.

Preferred Stock

Citigroup may issue preferred stock with various terms to be established by its board of directors or a committee designated by the board. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of liquidation, dissolution or winding up of Citigroup, voting rights and conversion rights.

Generally, each series of preferred stock will rank on an equal basis with each other series of preferred stock and will rank prior to Citigroup’s common stock. The prospectus supplement will also describe how and when dividends will be paid on the series of preferred stock.

Depositary Shares

Citigroup may issue depositary shares representing fractional shares of preferred stock. Each particular series of depositary shares will be more fully described in the prospectus supplement that will accompany this prospectus. These depositary shares will be evidenced by depositary receipts and issued under a deposit agreement between Citigroup and a bank or trust company. You are encouraged to read the standard form of the deposit agreement, which is incorporated by reference in Citigroup’s registration statement of which this prospectus forms a part.

Stock Purchase Contracts and Stock Purchase Units

Citigroup may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to Citigroup, and Citigroup to sell to or purchase from the holders, a specified number of shares of common stock, shares of preferred stock or depositary shares at a future date or dates. The stock purchase contracts may be issued separately or as part of stock purchase units, consisting of a stock purchase contract and any combination of debt securities, capital securities, junior subordinated debt securities or debt obligations of third parties, including U.S. Treasury securities. The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

Common Stock

Citigroup may issue common stock, par value $0.01 per share. Holders of common stock are entitled to receive dividends when declared by Citigroup’s board of directors. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights or cumulative voting rights.

Use of Proceeds

Citigroup will use the net proceeds it receives from any offering of these securities for general corporate purposes, which may include funding its operating units and subsidiaries, financing possible acquisitions or business expansion and refinancing or extending the maturity of existing debt obligations. Citigroup may use a portion of the proceeds from the sale of index warrants and indexed notes to hedge its exposure to payments that it may have to make on such index warrants and indexed notes as described below under “Use of Proceeds and Hedging.”

Plan of Distribution

Citigroup may sell the offered securities in any of the following ways:

•	to or through underwriters or dealers;

•	by itself directly;

•	through agents; or

•	through a combination of any of these methods of sale.

The prospectus supplement will explain the ways Citigroup sells specific securities, including the names of any underwriters and details of the pricing of the securities, as well as the commissions, concessions or discounts Citigroup is granting the underwriters, dealers or agents.

If Citigroup uses underwriters in any sale, the underwriters will buy the securities for their own account and may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities, in accordance with applicable law.

Citigroup expects that the underwriters for any offering will include one or more of its broker-dealer subsidiaries, including Citigroup Global Markets Inc. These broker-dealer subsidiaries also expect to offer and sell previously issued securities as part of their business, and may act as a principal or agent in such transactions. Citigroup or any of its subsidiaries may use this prospectus and the related prospectus supplements and pricing supplements in connection with these activities. Offerings in which Citigroup’s broker-dealer subsidiaries participate will conform with the requirements set forth in Rule 5121 of the Financial Industry Regulatory Authority, Inc. addressing conflicts of interest when distributing the securities of an affiliate. See below under “Plan of Distribution.”

Where You Can Find More Information

As required by the Securities Act of 1933, Citigroup filed a registration statement relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.

Citigroup files annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. Such documents, reports and information are also available on our website: https://www.citigroup.com/citi/investor/sec.htm. Information on our website does not constitute part of this prospectus or any accompanying prospectus supplement.

The SEC allows Citigroup to “incorporate by reference” the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Citigroup files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. Citigroup incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (File No. 1-09924):

•	Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 27, 2023;

•	Current Reports on Form 8-K filed on January 13, 2023, January 13, 2023 and February 21, 2023;

•	Definitive Proxy Statement on Schedule 14A, filed on March 15, 2022; and

•	Current Report on Form 8-K, dated May 11, 2009, describing Citigroup’s common stock, including any amendments or reports filed for the purpose of updating such description.

In no event, however, will any of the information that Citigroup furnishes to, pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than files with, the SEC be incorporated by reference or otherwise be included herein, unless such information is expressly incorporated herein by a reference in such furnished Current Report on Form 8-K or other furnished document.

All documents filed by Citigroup specified in Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date the broker-dealer subsidiaries of Citigroup stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

You may request a copy of these filings, at no cost, by writing, emailing or telephoning Citigroup at the following address:

Citigroup Investor Relations

388 Greenwich Street

New York, NY 10013

(212) 559-2718 (tel.)

Email: investorrelations@citi.com

You should rely only on the information provided in this prospectus, the prospectus supplement and any applicable pricing supplement, as well as the information incorporated by reference. We have not authorized anyone else to provide you with different information, and we take no responsibility for any information that others may give you. Citigroup is not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any accompanying prospectus supplement and in other information incorporated by reference in this prospectus are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.

Generally, forward-looking statements are not based on historical facts but instead represent Citigroup’s and its management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, estimate, may increase, may fluctuate, target and illustrative, and similar expressions or future or conditional verbs such as will, should, may, would and could.

Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results of operations and financial conditions including capital and liquidity may differ materially from those included in these statements due to a variety of factors, including without limitation the precautionary statements included in this prospectus and any accompanying prospectus supplement, and the factors and uncertainties summarized under “Forward-Looking Statements” in Citigroup’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and the factors listed and described under “Risk Factors” in Citigroup’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Precautionary statements included in such filings should be read in conjunction with this prospectus and any accompanying prospectus supplement. Any forward-looking statements made by or on behalf of Citigroup speak only as to the date they are made, and Citigroup does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

RISK FACTORS RELATED TO FLOATING RATE DEBT SECURITIES

Compounded SOFR is a daily compounded rate that is relatively new in the marketplace.

Citigroup may issue floating rate notes linked to the Secured Overnight Financing Rate (“SOFR”). The interest rate on such notes will be based on a formula used to calculate a daily compounded SOFR rate or will be calculated using the SOFR Index, as applicable, both of which are relatively new in the market. This interest rate for SOFR-linked notes will not be SOFR published on or in respect of a particular date during such interest or observation period or an average of SOFR during such period. Accordingly, the interest rate on SOFR-linked notes will differ from the interest rate on other investments linked to SOFR that use an alternative basis to determine the applicable interest rate. Also, if the SOFR rate for a particular day during an observation or interest period is negative, the amount of interest attributable to that day may be less than zero; provided that in no event will the interest payable on a SOFR-linked note for any interest period be less than zero.

The method for calculating an interest rate based upon SOFR in precedents varies. Accordingly, the specific formula for Compounded SOFR or the SOFR Index used for determining the interest due on the SOFR-linked notes may not be widely adopted by other market participants, if at all. If the market adopts a calculation method that differs from that for the SOFR-linked notes, the return on, value of and market for such floating rate notes could be adversely affected.

Any failure of SOFR to gain market acceptance could adversely affect holders of the SOFR-linked notes.

SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to the London interbank offered rate for U.S. dollar obligations (“U.S. dollar LIBOR”) in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a suitable substitute or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen its market acceptance. Any failure of SOFR to gain market acceptance could adversely affect the return on, value of and market for the SOFR-linked notes.

You should not rely on indicative or historical data concerning the Secured Overnight Financing Rate.

The Federal Reserve Bank of New York (“NY Federal Reserve”) started publishing SOFR in April 2018 and has also started publishing historical indicative SOFR dating back to 2014, although such historical indicative data inherently involves assumptions, estimates and approximations. You should not rely on such historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR. Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the SOFR-linked notes may fluctuate more than floating rate securities that are linked to less volatile rates.

Changes in SOFR could adversely affect holders of the SOFR-linked notes.

Because SOFR is published by the NY Federal Reserve based on data received from other sources, Citigroup has no control over its determination, calculation or publication. There can be no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the SOFR-linked notes. If the manner in which SOFR is calculated is changed, that change may result in a reduction in the amount of interest that accrues on the SOFR-linked notes, which may adversely affect the trading prices of the SOFR-linked notes. In addition, the interest rate on the SOFR-linked notes for any day will not be adjusted for any modification or amendment to SOFR for that day that NY Federal Reserve may publish if the interest rate for that day has already been determined prior to such publication. Further, if the interest rate on the SOFR-linked notes for any interest period declines to zero or becomes negative, no interest will accrue on the SOFR-linked notes with respect to that interest period.

With respect to SOFR Index notes, implementation of use of the SOFR Index or increased regulatory scrutiny of such SOFR Index could increase the costs and risks of administering such SOFR Index and complying with any such regulations or requirements. These factors may have the effect of discouraging market participants from continuing to administer the SOFR Index, trigger changes in the rules or methodologies used in the SOFR Index or lead to the discontinuance or unavailability of the SOFR Index.

The total amount of interest payable with respect to each interest period for SOFR-linked notes will not be known until near the end of the interest period.

The total amount of interest payable with respect to each interest period for a SOFR-linked note will not be known until near the end of such interest period. As a result you will not know the total amount of interest payable with respect to each such interest period until shortly prior to the related interest payment date and it may be difficult for you to reliably estimate the amount of interest that will be payable on each such interest payment date.

Any Benchmark Replacement may not be the economic equivalent of Compounded SOFR.

Under the benchmark transition provisions of the SOFR-linked notes, if Citigroup (or its affiliate) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then the interest rate on the SOFR-linked notes will be determined using the next available

Benchmark Replacement (which may include a related Benchmark Replacement Adjustment). However, there is no assurance that the characteristics of the Benchmark Replacement will be similar to SOFR or the then-current Benchmark that it is replacing and the Benchmark Replacement may not be the economic equivalent of Compounded SOFR or the then-current Benchmark that it is replacing. Further, the ISDA Fallback Rate, which is another Benchmark Replacement, may change over time.

In addition, (i) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the floating rate notes, (ii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be predicted based on historical performance, (iii) the secondary trading market for floating rate notes based on the Benchmark Replacement may be limited and (iv) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so.

The implementation of Benchmark Replacement Conforming Changes could adversely affect holders of SOFR-linked notes.

Under the benchmark transition provisions of the SOFR-linked notes, if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by (i) the Relevant Governmental Body (such as the ARRC), (ii) ISDA or (iii) in certain circumstances, Citigroup (or its affiliate). In addition, the benchmark transition provisions expressly authorize Citigroup (or its affiliate) to make certain changes, which are defined as “Benchmark Replacement Conforming Changes,” with respect to, among other things, the determination of interest periods, observation periods and interest reset dates, and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest payable on the SOFR-linked notes, which could adversely affect the return on, value of and market for such notes.

Citigroup (or its affiliate) will have authority to make determinations, decisions and elections that could affect the return on, value of and market for the SOFR-linked notes.

Under the terms of the SOFR-linked notes, Citigroup (or its affiliate) will be authorized to make certain determinations, decisions and elections with respect to the interest rate on SOFR-linked notes. Citigroup (or its affiliate) will make any such determination, decision or election in its sole discretion, and any such determination, decision or election that is made could affect the amount of interest payable on SOFR-linked notes. For example, if Citigroup (or its affiliate) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, then Citigroup (or its affiliate) will determine, among other things, the Benchmark Replacement, Benchmark Replacement Adjustment and Benchmark Replacement Conforming Changes. Any exercise of discretion by us, or by one of our affiliates, under the terms of the SOFR-linked notes could present a conflict of interest. The interests of Citigroup (or its affiliate) in making the determinations described above may be adverse to your interests as a holder of such floating rate notes. All determinations, decisions or elections by Citigroup (or its affiliates), including those made by an affiliate acting as calculation agent, will be conclusive and binding absent manifest error.

Certain base rates described herein refer to “benchmarks,” including EURIBOR, that may be discontinued or reformed, which may adversely affect the value of and return on floating rate notes.

Certain base rates, including the Euro Interbank Offered Rate (“EURIBOR”) and other rates or indices described herein, are deemed to be “benchmarks” and are the subject of ongoing national and international regulatory scrutiny and reform. Any of the international, national or other proposals for reform or the general increased regulatory scrutiny of “benchmarks” could increase the costs and risks of administering or otherwise participating in the setting of a “benchmark” and complying with any such regulations or requirements. Such factors may have the effect of discouraging market participants from continuing to administer or contribute to certain “benchmarks,” trigger changes in the rules or methodologies used in certain “benchmarks” or lead to the discontinuance or unavailability of quotes of certain “benchmarks.”

To the extent interest payments on a floating rate debt security are linked to a specific “benchmark” that is discontinued or is no longer quoted, the applicable base rate will be determined using the alternative methods described in “Description of Debt Securities — Interest Rate Determination.” Any of these alternative methods may result in interest payments that are different than or that do not otherwise correlate over time with the payments that would have been made on those notes if the relevant “benchmark” was available in its current form. Under certain of the base rates described herein (including the Treasury Rate and the Prime Rate), the final alternative method sets the interest rate for an interest period at the same rate as the immediately preceding interest period. For the EURIBOR base rate, a substitute or successor base rate will be used to determine the interest rate if EURIBOR is discontinued or is permanently no longer being published, as described in “Description of Debt Securities — Interest Rate Determination — Floating Rate Notes, except SOFR Notes — EURIBOR Notes.” Any of the foregoing may have an adverse effect on the value of such notes, and may cause adverse U.S. federal income tax consequences for holders of such notes.

The interests of Citigroup (or its affiliate) in making the determinations described above may therefore be adverse to your interests as a holder of the floating rate notes. The selection of a substitute or successor base rate, and any decisions made by Citigroup (or such affiliate) in connection with implementing such substitute or successor base rate, could result in adverse consequences to the applicable interest rate on the floating rate notes, which could adversely affect the return on, value of and market for such securities. Further, there is no assurance that the characteristics of any substitute or successor base rate will be similar to EURIBOR or that any substitute or successor base rate will produce the economic equivalent of EURIBOR.

SOFR differs fundamentally from, and may not be a comparable substitute for, U.S. dollar LIBOR.

In June 2017, the Alternative Reference Rates Committee (the “ARRC”) convened by the Board of Governors of the Federal Reserve System and the NY Federal Reserve announced the Secured Overnight Financing Rate as its recommended alternative to U.S. dollar LIBOR. However, because SOFR is a broad U.S. Treasury repo financing rate that represents overnight secured funding transactions, it differs fundamentally from U.S. dollar LIBOR. For example, SOFR is a secured overnight rate, while U.S. dollar LIBOR is an unsecured rate that represents interbank funding over different maturities. In addition, because SOFR is a transaction-based rate, it is backward-looking, whereas U.S. dollar LIBOR is forward-looking. Because of these and other differences, there can be no assurance that SOFR will perform in the same way as U.S. dollar LIBOR would have done at any time, and there is no guarantee that it is a comparable substitute for U.S. dollar LIBOR.

There may be no trading market for the notes.

If the floating rate notes are a new issue of securities, they will have no established trading market and will not be listed on any securities exchange. The underwriters will not be obligated to make a trading market in the notes and may discontinue market making at any time at their sole discretion. Therefore, no assurance can be given as to the liquidity of or trading markets for any series of notes.

CITIGROUP INC.

Citigroup Inc. is a global diversified financial services holding company whose businesses provide consumers, corporations, governments and institutions with a broad, yet focused range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, trade and securities services and wealth management. Citigroup has approximately 200 million customer accounts and does business in more than 160 countries and jurisdictions. Citigroup currently operates, for management reporting purposes, via three primary business segments: Institutional Clients Group (ICG), Personal Banking and Wealth Management (PBWM) and Legacy Franchises, with the remaining operations in Corporate/Other. Its businesses conduct their activities across the North America, Latin America, Asia and Europe, Middle East and Africa regions. Citigroup’s principal subsidiaries are Citibank, N.A., Citigroup Global Markets Inc. and Grupo Financiero Citibanamex, S.A. de C.V., each of which is a wholly owned, indirect subsidiary of Citigroup. Citigroup was incorporated in 1988 under the laws of the State of Delaware as a corporation with perpetual duration.

Citigroup is a holding company and services its obligations primarily by earnings from its operating subsidiaries. Citigroup may augment its capital through issuances of common stock, noncumulative perpetual preferred stock and equity issued through awards under employee benefits plans, among other issuances. Citigroup and Citigroup’s subsidiaries that operate in the banking and securities businesses can only pay dividends if they are in compliance with the applicable regulatory requirements imposed on them by federal and state bank regulatory authorities and securities regulators. Citigroup’s subsidiaries may be party to credit agreements that also may restrict their ability to pay dividends. Citigroup currently believes that none of these regulatory or contractual restrictions on the ability of its subsidiaries to pay dividends will affect Citigroup’s ability to service its own debt. Citigroup must also maintain the required capital levels of a bank holding company. Under capital regulations, Citigroup must submit a capital plan, subjected to stress testing, to the Federal Reserve, and have its stress capital buffer determined annually, before it may pay dividends on its stock.

Citigroup is required under Title I of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) and the rules promulgated by the FDIC and Federal Reserve to periodically submit a plan for Citigroup’s rapid and orderly resolution under the U.S. Bankruptcy Code in the event of material financial distress or failure. On November 22, 2022, the Federal Reserve and FDIC issued feedback on the resolution plans filed on July 1, 2021 by the eight U.S. Global Systemically Important Banks, including Citigroup. The Federal Reserve and FDIC identified one shortcoming, but no deficiencies, in Citigroup’s 2021 resolution plan. The shortcoming related to data integrity and data quality management issues, specifically, weaknesses in Citigroup’s processes and practices for producing certain data that could materially impact its resolution capabilities. If a shortcoming is not satisfactorily explained or addressed before, or in, the submission of the next resolution plan, the shortcoming may be found to be a deficiency in the next resolution plan. For additional information on Citigroup’s resolution plan submissions, see “Managing Global Risk—Liquidity Risk” in Citigroup’s most recent Annual Report on Form 10-K.

Under Title I, if the Federal Reserve and the FDIC jointly determine that Citigroup’s resolution plan is not “credible” (which, although not defined, is generally believed to mean the regulators do not believe the plan is feasible or would otherwise allow Citigroup to be resolved in a way that protects systemically important functions without severe systemic disruption), or would not facilitate an orderly resolution of Citigroup under the U.S. Bankruptcy Code, and Citigroup fails to resubmit a resolution plan that remedies any identified deficiencies, Citigroup could be subjected to more stringent capital, leverage or liquidity requirements, or restrictions on its growth, activities or operations. If within two years from the imposition of any such requirements or restrictions Citigroup has still not remediated any identified deficiencies, then Citigroup could eventually be required to divest certain assets or operations. Any such restrictions or actions would negatively impact Citigroup’s reputation, market and investor perception, operations and strategy.

Under Citigroup’s preferred “single point of entry” resolution plan strategy, only Citigroup, the parent holding company, would enter into bankruptcy, while Citigroup’s material legal entities (as defined in the public section of its 2021 resolution plan, which can be found on the Federal Reserve’s and FDIC’s websites) would remain operational outside of any resolution or insolvency proceedings. Citigroup’s resolution plan has been designed to minimize the risk of systemic impact to the U.S. and global financial systems, while maximizing the value of the bankruptcy estate for the benefit of Citigroup’s creditors, including its unsecured long-term debt holders. In addition, in line with the Federal Reserves’s final total lossabsorbing capacity (TLAC) rule, Citigroup believes it has developed the resolution plan so that Citigroup’s shareholders and unsecured creditors—including its unsecured long-term debt holders—bear any losses resulting from Citigroup’s bankruptcy. Accordingly, any value realized by holders of its unsecured long-term debt may not be sufficient to repay the amounts owed to such debt holders in the event of a bankruptcy or other resolution proceeding of Citigroup. The FDIC has also indicated that it was developing a single point of entry strategy to implement the Orderly Liquidation Authority under Title II of the Dodd-Frank Act, which provides the FDIC with the ability to resolve a firm when it is determined that bankruptcy would have serious adverse effects on financial stability in the U.S. As previously disclosed, in response to feedback received from the Federal Reserve and FDIC, Citigroup took the following actions:

(i)	Citicorp LLC (Citicorp), an existing wholly owned subsidiary of Citigroup, was established as an intermediate holding company (an IHC) for certain of Citigroup’s operating material legal entities;

(ii)

Citigroup executed an inter-affiliate agreement with Citicorp, Citigroup’s operating material legal entities and certain other affiliated entities pursuant to which Citicorp is required to provide liquidity and capital support to Citigroup’s operating material legal entities in the event Citigroup were to enter bankruptcy proceedings (Citi Support Agreement);

(iii)	pursuant to the Citi Support Agreement:

Citigroup made an initial contribution of assets, including certain high-quality liquid assets and inter-affiliate loans (Contributable Assets), to Citicorp, and Citicorp became the business-as-usual funding vehicle for Citigroup’s operating material legal entities;

•

Citigroup will be obligated to continue to transfer Contributable Assets to Citicorp over time, subject to certain amounts retained by Citigroup to, among other things, meet Citigroup’s near-term cash needs;

•	in the event of a Citigroup bankruptcy, Citigroup will be required to contribute most of its remaining assets to Citicorp; and

(iv)

the obligations of both Citigroup and Citicorp under the Citi Support Agreement, as well as the Contributable Assets, are secured pursuant to a security agreement. The Citi Support Agreement provides two mechanisms, besides Citicorp’s issuing of dividends to Citigroup, pursuant to which Citicorp will be required to transfer cash to Citigroup during business as usual so that Citigroup can fund its debt service as well as other operating needs: (i) one or more funding notes issued by Citicorp to Citigroup and (ii) a committed line of credit under which Citicorp may make loans to Citigroup.

In addition to Citigroup’s required resolution plan under Title I of the Dodd-Frank Act, Title II of the Dodd-Frank Act grants the FDIC the authority, under certain circumstances, to resolve systemically important financial institutions, including Citigroup. This resolution authority is commonly referred to as the FDIC’s “orderly liquidation authority.” Under the FDIC’s stated preferred “single point of entry” strategy for such resolution, the bank holding company (Citigroup) would be placed in receivership; the unsecured long-term debt and shareholders of the parent holding company would bear any losses; the FDIC would use its power to create a “bridge entity” for Citigroup; transfer the systemically important and viable parts of its business, principally the stock of Citigroup’s main operating subsidiaries and any intercompany claims against such subsidiaries, to the bridge entity; and recapitalize the operating subsidiaries using assets of Citigroup that have been transferred to the bridge entity and exchange external debt claims against Citigroup for equity in the bridge entity. Under this Title II resolution strategy, the value of the stock of the bridge entity that would be redistributed to holders of the debt securities offered by use of this prospectus and other debt securities of Citigroup may not be sufficient to repay all or part of the principal amount and interest on the debt securities and those other securities. Any of the securities being offered by this prospectus may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding with respect to Citigroup, including a proceeding under the “orderly liquidity authority” provisions of the Dodd-Frank Act. To date, the FDIC has not formally adopted a single point of entry resolution strategy and it is not obligated to follow such a strategy in a Title II resolution of Citigroup.

Under the regulations of the Federal Reserve, a bank holding company is required by law to act as a source of financial and managerial strength for its subsidiary banks. As a result, the Federal Reserve may require Citigroup Inc. to commit resources to its subsidiary banks even if doing so is not otherwise in the interests of Citigroup Inc. or its shareholders or creditors, reducing the amount of funds available to meet its obligations.

The principal office of Citigroup is located at 388 Greenwich Street, New York, New York 10013, and its telephone number is (212) 559-1000.

USE OF PROCEEDS AND HEDGING

General. Citigroup will use the proceeds it receives from the sale of the offered securities for general corporate purposes, which may include:

•	funding the business of its operating units;

•	funding investments in, or extensions of credit or capital contributions to, its subsidiaries;

•	financing possible acquisitions or business expansion; and

•	lengthening the average maturity of liabilities, which means that it could reduce its short-term liabilities or refund maturing indebtedness.

Citigroup expects to incur additional indebtedness in the future to fund its businesses. Citigroup or one or more subsidiaries may enter into a swap agreement in connection with the sale of the offered securities and may earn additional income from that transaction.

Use of Proceeds Relating to Index Warrants and Indexed Notes.  Citigroup or one or more of its subsidiaries may use all or some of the proceeds received from the sale of index warrants or indexed notes to purchase or maintain positions in the underlying assets. Citigroup or one or more of its subsidiaries may also purchase or maintain positions in options, futures contracts, forward contracts or swaps, or options on the foregoing, or other derivative or similar instruments relating to the relevant index or underlying assets. Citigroup may also use the proceeds to pay the costs and expenses of hedging any currency, interest rate or other index-related risk relating to such index warrants and indexed notes.

Citigroup expects that it or one or more of its subsidiaries will increase or decrease their initial hedging position over time using techniques which help evaluate the size of any hedge based upon a variety of factors affecting the value of the underlying instrument. These factors may include the history of price changes in that underlying instrument and the time remaining to maturity. Citigroup or one or more of its subsidiaries may take long or short positions in the index, the underlying assets, options, futures contracts, forward contracts, swaps, or options on the foregoing, or other derivative or similar instruments related to the index or the underlying assets. These other hedging activities may occur from time to time before the index warrants and indexed notes mature and will depend on market conditions and the value of the index and the underlying assets.

In addition, Citigroup or one or more of its subsidiaries may purchase or otherwise acquire a long or short position in index warrants and indexed notes from time to time and may, in their sole discretion, hold, resell, exercise, cancel or retire such offered securities. Citigroup or one or more of its subsidiaries may also take hedging positions in other types of appropriate financial instruments that may become available in the future.

If Citigroup or one or more of its subsidiaries has a long hedge position in, or options, futures contracts or swaps or options on the foregoing, or other derivative or similar instruments related to, the index or underlying assets, Citigroup or one or more of its subsidiaries may liquidate all or a portion of its holdings at or about the time of the maturity or earlier redemption or repurchase of, or the payment of any indexed interest on, the index warrants and indexed notes. The aggregate amount and type of such positions are likely to vary over time depending on future market conditions and other factors. Since the hedging activities described in this section involve risks and may be influenced by a number of factors, it is possible that Citigroup or one or more of its subsidiaries may receive a profit from the hedging activities, even if the market value of the index warrants or indexed notes declines. Citigroup is only able to determine profits or losses from any such position when the position is closed out and any offsetting position or positions are taken into account.

Citigroup has no reason to believe that its hedging activities, as well as those of its subsidiaries, will have a material impact on the price of such options, futures contracts, forward contracts, swaps, options on the foregoing, or other derivative or similar instruments, or on the value of the index or the underlying assets. However, Citigroup cannot guarantee you that its hedging activities, as well as those of its subsidiaries, will not affect such prices or values. Citigroup will use the remainder of the proceeds from the sale of index warrants and indexed notes for the general corporate purposes described above.

EUROPEAN MONETARY UNION

The foreign currencies in which notes may be denominated or payments in respect of index warrants may be due or by which amounts due on the offered securities may be calculated could be issued by countries that are member states of the European Union that have adopted or adopt the single Euro currency in accordance with the Treaty establishing the European Community (as that Treaty is amended from time to time) (the “Participating Member States”).

The current Participating Member States are: Austria, Belgium, Bulgaria, Croatia, Cyprus, Czechia, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, the Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain and Sweden. Other member states of the European Union may also become participating member states of the single Euro currency.

DESCRIPTION OF DEBT SECURITIES

The debt securities offered by this prospectus will be unsecured obligations of Citigroup and will be either senior or subordinated debt. Senior debt securities will be issued under a senior debt indenture dated as of November 13, 2013, as supplemented. Subordinated debt securities will be issued under a subordinated debt indenture dated as of April 12, 2001, as supplemented. The senior debt indenture and any of its supplements and the subordinated debt indenture and any of its supplements are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” The indentures (or forms thereof) and any supplements have been filed with the SEC and are incorporated by reference or included in the registration statement on Form S-3 under the Securities Act of 1933, as amended, of which this prospectus forms a part.

The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms disclosed in the applicable prospectus supplement or pricing supplement, as the case may be. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of an offering of debt securities, which will be described in more detail in the applicable prospectus supplement or pricing supplement, as the case may be. Copies of the indentures may be obtained from Citigroup or the applicable trustee. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Wherever particular sections or defined terms of the applicable indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statements in this prospectus are qualified by that reference. If any debt securities are to be issued under an indenture having terms that differ from those described below, the terms of such indenture will be as described in the applicable supplement for the offering of such debt securities.

As used in this prospectus, the term “supplement” means either a prospectus supplement or a pricing supplement, as applicable.

Unless otherwise specified in connection with a particular offering of debt securities, the trustee under the senior debt indenture and under the subordinated indenture will be The Bank of New York Mellon. Citigroup has appointed Citibank, N.A. to act as paying agent under each such indenture.

General

The indentures provide that unsecured senior or subordinated debt securities of Citigroup may be issued in one or more series, with different terms, in each case as authorized from time to time by Citigroup. Citigroup also has the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series.

United States federal income tax consequences and other special considerations applicable to any debt securities issued by Citigroup at a discount or a premium will be described in the applicable supplement.

Because Citigroup is a holding company, the claims of creditors of Citigroup’s subsidiaries will have a priority over Citigroup’s equity rights and the rights of Citigroup’s creditors, including the holders of debt securities, to participate in the assets of the subsidiary upon the subsidiary’s liquidation.

The applicable supplement relating to any offering of debt securities will describe the following terms, where applicable:

•	the title of the debt securities;

•	whether the debt securities will be senior or subordinated debt;

•	the indenture under which the debt securities are being issued;

•	the total principal amount of the debt securities;

•	if the securities are intended to qualify as regulatory capital, and the relevant terms and conditions for so qualifying;

•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the maturity date or dates;

•

the date or dates on which the debt securities may be redeemed prior to maturity either at the option of Citigroup or a holder of debt securities, if applicable, the terms upon which such election may be made and the manner in which the early redemption amount will be calculated;

•	the interest rate or the method of computing the interest rate;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

•	the place or places where payments on the debt securities may be made and the place or places where the debt securities may be presented for registration of transfer or exchange;

•	if other than in U.S. dollars, the currency or currency unit in which payment will be made;

•	if the debt securities will be issued in other than book-entry only form;

•	the identification of or method of selecting any calculation agents, exchange rate agents, or any other agents for the debt securities;

•	any provisions for the discharge of our obligations relating to the debt securities by the deposit of funds or U.S. government obligations;

•	any provisions relating to the extension or renewal of the maturity date of the debt securities;

•

if the amount of any payment may be determined with reference to an index or formula based on a currency or currency unit other than that in which the debt securities are payable, the manner in which the amounts will be determined;

•

if the amount of any payment may be determined with reference to an index or formula based on securities, commodities, intangibles, articles or goods, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, the manner in which the amount will be determined;

•

if any payments may be made at the election of Citigroup or a holder of debt securities in a currency or currency unit other than that in which the debt securities are stated to be payable, the periods within which, and the terms upon which, such election may be made;

•	if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;

•	the date of any global security if other than the original issuance of the first debt security to be issued;

•	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities; and

•	any other specific terms of the debt securities (Senior Debt Indenture, Section 3.01; Subordinated Debt Indenture, Section 2.02).

Unless otherwise specified in connection with a particular offering of debt securities, the debt securities are not redeemable prior to maturity, except upon the occurrence of certain tax events described below under “— Redemption for Tax Purposes.” The redemption price for the debt securities upon the occurrence of certain tax events will be 100% of the principal amount thereof plus accrued interest to the date of the redemption.

Unless otherwise specified, if optional redemption with a “make-whole amount” is specified in connection with a particular offering of debt securities, such debt securities may be redeemed at Citigroup’s option, in whole at any time or in part from time to time, on or after the date specified in the supplement relating to such offering and, if applicable, prior to a date so specified, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by Citigroup in accordance with the following two paragraphs.

The Treasury Rate shall be determined by Citigroup after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, Citigroup shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the maturity date of the notes (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the maturity date of the notes on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, Citigroup shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the maturity date of the notes, as applicable. If there is no United States Treasury security maturing on the maturity date of the notes but there are two or more United States Treasury securities with a maturity date equally distant from the maturity date of the notes, one with a maturity date preceding the maturity date of the notes and one with a maturity date following the maturity date of the notes, Citigroup shall select the United States Treasury security with a maturity date preceding the maturity date of the notes. If there are two or more United States Treasury securities maturing on the maturity date of the notes or two or more United States Treasury securities meeting the criteria of the preceding sentence, Citigroup shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Citigroup’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Calculation of the foregoing will be made by Citigroup or on our behalf by a person designated by us; provided, however, that such calculation shall not be a duty or obligation of the trustee.

In addition, if so specified in connection with a particular offering of securities, Citigroup may redeem a series of debt securities at Citigroup’s option, in whole at any time or in part from time to time, on or after the date specified in the supplement relating to such offering, at a redemption price equal to 100% of the principal amount of the debt securities being redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

The redemption of any debt security that is included in Citigroup’s capital and total loss-absorbing capacity may be subject to consultation with the Federal Reserve, which may not acquiesce in the redemption of such note unless it is satisfied that the capital position and total loss-absorbing capacity of Citigroup will be adequate after the proposed redemption.

In the case of any optional redemption of only part of the debt securities of a particular series at the time outstanding, the debt securities to be redeemed will be selected not more than 60 days prior to the redemption date in accordance with the procedures of the applicable depositary or, in the case of certificated debt securities, by the trustee by such method as the trustee shall deem appropriate.

If Citigroup elects to redeem debt securities, it will provide notice to the holders of record of the debt securities to be redeemed. Such notice will be at least 5 days and not more than 30 days before the date fixed for redemption. Each notice of redemption will state:

•	such election of Citigroup to redeem debt securities of such series;

•	the redemption date;

•	the redemption price;

•	CUSIP or ISIN number and/or common code of the debt securities to be redeemed;

•	that on the redemption date the redemption price will become due and payable upon each debt security to be redeemed, and that interest thereon will cease to accrue on and after said date; and

•

the place or places where the notes are to be surrendered for payment of the redemption price and that the debt securities designated in such notice for redemption are required to be presented on or after such redemption date at the designated place or places of payment.

Notwithstanding the foregoing, if the debt securities are held in book-entry form through The Depository Trust Company (“DTC”), Citigroup may give such notice in any manner permitted or required by DTC. See “— Book-Entry Procedures and Settlement — Notices” below.

Unless otherwise specified in connection with a particular offering of debt securities, the debt securities are not subject to any sinking fund.

Unless otherwise specified in connection with a particular offering of debt securities, debt securities denominated in U.S. dollars will be issued only in denominations of $1,000 and whole multiples of $1,000 in excess thereof (Senior Debt Indenture, Section 3.02; Subordinated Debt Indenture, Section 2.02). The supplement relating to debt securities denominated in a foreign currency will specify the denomination of such debt securities.

The currency for payment for book-entry debt securities denominated in a foreign currency will be specified in the applicable supplement. However, when interests in such debt securities are held through DTC, all payments in respect of such debt securities will be made in U.S. dollars. See “— Book-Entry Procedures and Settlement” and “Currency Conversions and Foreign Exchange Risks Affecting Debt Securities Denominated in a Foreign Currency — Currency Conversion” below.

Citigroup may, without notice to or consent of the holders or beneficial owners of a series of debt securities, issue additional debt securities having the same ranking, interest rate, maturity and other terms as the debt securities initially issued. Any such debt securities could be considered part of the same series of debt securities under the indenture as the debt securities initially issued.

The senior debt securities will be issued only in registered form. The subordinated debt securities may be issued in registered form, bearer form, or both; however, unless otherwise specified in connection with a particular offering of subordinated debt securities, the subordinated debt securities will be issued in registered form. If bearer securities are issued, the United States federal income tax consequences and other special considerations, procedures and limitations applicable to such bearer securities will be described in the applicable supplement. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under “— Book-Entry Procedures and Settlement.”

Unless otherwise specified in connection with a particular offering of debt securities, the debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal trust office of the relevant trustee in New York City. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but Citigroup may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer. (Senior Debt Indenture, Section 3.06; Subordinated Debt Indenture, Section 2.05) Debt securities in bearer form will be transferable by delivery. Provisions with respect to the exchange of debt securities in bearer form will be described in the applicable supplement.

Unless otherwise specified in connection with a particular offering of debt securities denominated in a foreign currency, a fiscal agency agreement will be entered into in relation to the debt securities between Citigroup and Citibank, N.A., London Branch, as registrar, fiscal agent and principal paying agent. The terms “registrar,” “fiscal agent,” and “principal paying agent” shall include any successors appointed from time to time in accordance with the provisions of the fiscal agency agreement, and any reference to an “agent” or “agents” shall mean any or all (as applicable) of such persons. The holders of the debt securities are bound by, and are deemed to have notice of, the provisions of the fiscal agency agreement. Unless otherwise specified in connection with a particular offering of debt securities, copies of the fiscal agency agreement are available for inspection during usual business hours at the principal office of Citibank, N.A., London Branch, located at Citigroup Centre, Canada Square, Canary Wharf, London, England.

Unless otherwise specified in connection with a particular offering of debt securities, the debt securities are intended to qualify as eligible long-term debt for purposes of the TLAC rule. As a result, in the event of a Citigroup bankruptcy or other resolution proceeding, Citigroup’s losses and any losses incurred by its subsidiaries would be imposed first on Citigroup’s shareholders and then on its unsecured creditors, including the holders of the debt securities. Further, in a bankruptcy or other resolution proceeding of Citigroup, any value realized by holders of the debt securities may not be sufficient to repay the amounts owed on the debt securities.

For more information about the final TLAC rule and its consequences for the debt securities, you should refer to the section “Managing Global Risk — Liquidity Risk — Long-Term Debt —Resolution Plan” and “—Total Loss-Absorbing Capacity (TLAC)” in Citigroup’s most recent Annual Report on Form 10-K.

Payments of Principal and Interest

Payments of principal and interest on debt securities issued in book-entry form will be made as described below under “— Book-Entry Procedures and Settlement.” Payments of principal and interest on debt securities issued in definitive form, if any, will be made as described below under “— Definitive Notes and Paying Agents.”

Interest on the debt securities will be paid on the dates specified in connection with a particular offering of debt securities (each, an “interest payment date”). If an interest payment date for a fixed rate note or the maturity date or redemption date of the debt securities falls on a day that is not a Business Day, the payment due on such interest payment date or on the maturity date or redemption date will be postponed to the next succeeding Business Day, and no further interest will accrue in respect of such postponement. Unless otherwise specified in connection with a particular offering of debt securities, if an interest payment date for a floating rate note falls on a day that is not a Business Day, such interest payment date will be the next following Business Day unless that day falls in the next calendar month, in which case the interest payment date will be the first preceding Business Day.

Unless otherwise specified in connection with a particular offering of debt securities, all payments of interest on the debt securities will be made to the persons in whose names the notes are registered at the close of business on the Business Day preceding an interest payment date.

Unless otherwise specified in connection with a particular offering of debt securities, in this section, “Business Day” means any day which is a day on which commercial banks settle payments and are open for general business (a) in New York, in the case of U.S. dollar-denominated debt securities; (b) in New York, London and Tokyo, in the case of Yen-denominated debt securities; (c) in New York and Sydney, in the case of Australian dollar (“A$”)-denominated debt securities; and (d) in New York and London and which is also a TARGET business day (“TARGET”), in the case of Euro-denominated debt securities. A “TARGET business day” is a day on which TARGET 2 is open for the settlement of payment in Euro, and “TARGET 2” is the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007. Unless otherwise specified in connection with a particular offering of debt securities, in the case of Canadian dollar-denominated debt securities, “Business Day” shall mean any Toronto business day which is a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign currency deposits and foreign exchange) in Toronto.

If a date for payment of interest or principal on the debt securities falls on a day that is not a business day in the place of payment, such payment will be made on the next succeeding business day in such place of payment as if made on the date the payment was due. No interest will accrue on any amounts payable for the period from and after the due date for payment of such principal or interest.

Interest Rate Determination

Fixed Rate Notes

Unless otherwise specified in connection with a particular offering of debt securities, each fixed rate note will bear interest from its original issue date, or from the last interest payment date to which interest has been paid or duly provided for, at the rate per annum stated in the applicable supplement until its principal amount is paid or made available for payment.

Unless otherwise specified in connection with a particular offering of debt securities, interest on each fixed rate note will be payable semi-annually in arrears on the dates set forth in the applicable supplement, with each such day being an interest payment date, and at maturity. Unless otherwise specified in connection with a particular offering of debt securities, interest on U.S.-dollar-denominated fixed rate notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed. The day-count for fixed rate notes denominated in any other currency will be set forth in the applicable supplement. All U.S. dollar, Canadian dollar and Euro amounts resulting from this calculation will be rounded to the nearest cent, with one-half cent being rounded upward. All Yen amounts resulting from this calculation will be rounded to the nearest Yen, with five-tenths or more of ¥1 to be rounded upwards to the nearest ¥1 per debt security. The rounding convention for any other currency will be set forth in the applicable supplement. Interest on Australian dollar-denominated debt securities for any period will be calculated on the basis of the actual number of days elapsed and the actual number of days in the year. All Australian dollar amounts resulting from this calculation will be rounded to the nearest Australian cent, with five-tenths or more of A$0.01 to be rounded upwards to the nearest A$0.01 per note.

Floating Rate Notes – Compounded SOFR Notes

SOFR is published by the NY Federal Reserve and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. The NY Federal Reserve reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral U.S. Treasury repurchase agreement (“repo”) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of The Depository Trust & Clearing Corporation (“DTC”). SOFR is filtered by the NY Federal Reserve to remove a portion of the foregoing transactions considered to be “specials”. According to the NY Federal Reserve, “specials” are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

The NY Federal Reserve reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as General Collateral Finance Repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service. NY Federal Reserve states that it obtains information from DTCC Solutions LLC, an affiliate of DTC. The NY Federal Reserve currently publishes the Secured Overnight Financing Rate daily on its website at https://apps.newyorkfed.org/markets/autorates/sofr. The NY Federal Reserve states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations and indemnification obligations, including that NY Federal Reserve may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.

Unless otherwise specified in connection with a particular offering of debt securities, each Compounded SOFR note will bear interest at an annual rate initially equal to Compounded SOFR (as defined below) plus any spread or spread multiplier specified in the note and the applicable supplement. Interest will be payable quarterly in arrears on the second Business Day (as defined below) following each interest period end date (as specified in the note and the applicable supplement); provided that the interest payment date with respect to the final interest period will be a redemption date, if applicable, or the maturity date.

Interest for each interest period will be calculated by multiplying the principal amount of the SOFR note by the product of (i) Compounded SOFR plus the applicable spread or spread multiplier (as specified in the note and the applicable supplement) multiplied by (ii) the quotient of actual number of calendar days in such interest period divided by 360; provided that in no event will the interest payable on the SOFR notes be less than zero. Interest will be calculated on the basis of the actual number of days elapsed and a year of 360 days.

“Interest period” means the period from, and including, each interest period end date (as specified in the note and the applicable supplement) to, but excluding, the next succeeding interest period end date; provided that, if Citigroup has an option to early redeem the Compounded SOFR notes, the interest period following an election by Citigroup to redeem the notes, and the final interest period will be the period from, and including, the immediately preceding interest period end date to, but excluding, the redemption date or the maturity date; and provided further that Compounded SOFR for each calendar day from, and including, the Rate Cut-Off Date (as defined below) to, but excluding, the redemption date or the maturity date will equal SOFR in respect of the Rate Cut-Off Date.

In the event that any interest period end date (other than a redemption date or the maturity date) is not a Business Day (as defined below), then such date will be postponed to the next succeeding Business Day, unless that day falls in the next calendar month, in which case the interest period end date will be the immediately preceding Business Day. In the event that the maturity date or a redemption date is not a Business Day (as defined below), then such date will be postponed to the next succeeding Business Day, and no further interest will accrue with respect to such postponement.

For the purposes of calculating interest with respect to any interest period for a Compounded SOFR note:

“Compounded SOFR” means a rate of return of a daily compounded interest investment calculated in accordance with the formula below, with the resulting percentage being rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (0.00000005 being rounded upwards):

where

“do”, for any interest period, is the number of U.S. Government Securities Business Days in the relevant interest period.

“i” is a series of whole numbers from one to do, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant interest period.

“SOFRi”, for any day “i” in the relevant interest period, is a reference rate equal to SOFR in respect of that day.

“ni”, for any day “i” in the relevant interest period, is the number of calendar days from, and including, such U.S. Government Securities Business Day “i” to, but excluding, the following U.S. Government Securities Business Day.

“d” is the number of calendar days in the relevant interest period.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association (SIFMA) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“SOFR” means, with respect to any day, the rate determined by the calculation agent in accordance with the following provisions:

(1)

the Secured Overnight Financing Rate for trades made on such day that appears at approximately 3:00 p.m. (New York City time) on the NY Federal Reserve’s Website on the U.S. Government Securities Business Day immediately following such day (“SOFR Determination Time”); or

(2)

if the rate specified in (1) above does not so appear, unless a Benchmark Transition Event and its related Benchmark Replacement Date have occurred as described in (3) below, the Secured Overnight Financing Rate published on the NY Federal Reserve’s Website for the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the NY Federal Reserve’s Website; or

(3)

if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the relevant interest period end date, the calculation agent will use the Benchmark Replacement to determine the rate and for all other purposes relating to the notes.

Effect of Benchmark Transition Event

Benchmark Replacement. If Citigroup (or one of its affiliates) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Compounded SOFR notes in respect of such determination on such date and all determinations on all subsequent dates.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Citigroup (or one of its affiliates) will have the right to make Benchmark Replacement Conforming Changes from time to time.

Decisions and Determinations. Any determination, decision or election that may be made by Citigroup (or one of its affiliates) pursuant to the benchmark transition provisions described herein, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in Citigroup’s (or such affiliate’s) sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the Compounded SOFR notes, shall become effective without consent from the holders of the Compounded SOFR notes or any other party.

Certain Defined Terms. As used in this section:

“Benchmark” means, initially, Compounded SOFR; provided that if Citigroup(or one of its affiliates) determines that on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by Citigroup (or one of its affiliates) as of the Benchmark Replacement Date:

(1)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment; or

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of: (a) the alternate rate of interest that has been selected by Citigroup (or one of its affiliates) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by Citigroup (or one of its affiliates) as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by Citigroup (or one of its affiliates) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes that Citigroup (or one of its affiliates) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if Citigroup (or such affiliate) decides that adoption of any portion of such market practice is not administratively feasible or if Citigroup (or such affiliate) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as Citigroup (or such affiliate) determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Business Day” means any weekday that is not a legal holiday in New York City and is not a day on which banking institutions in New York City are authorized or required by law or regulation to be closed and is a U.S. Government Securities Business Day.

“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor thereto.

“ISDA Definitions” means the 2006 ISDA Definitions published by ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“NY Federal Reserve” means the Federal Reserve Bank of New York.

“NY Federal Reserve’s Website” means the website of the NY Federal Reserve, currently at http://www.newyorkfed.org, or any successor website of the NY Federal Reserve or the website of any successor administrator of the Secured Overnight Financing Rate.

“Rate Cut-Off Date” means the second U.S. Government Securities Business Day prior to a redemption date or the maturity date.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time and (2) if the Benchmark is not Compounded SOFR, the time determined by Citigroup (or one of its affiliates) in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NY Federal Reserve, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NY Federal Reserve or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Floating Rate Notes, except Compounded SOFR Notes

Each floating rate note will bear interest at the interest rate specified in the supplement relating to a particular series of debt securities. Unless otherwise specified in connection with a particular offering of debt securities, interest on each floating rate note will be payable quarterly in arrears on the dates set forth in the applicable supplement, with each such day being an interest payment date, and at maturity. Unless otherwise specified in connection with a particular offering of debt securities, interest on floating rate notes will be calculated on the basis of the actual number of days in an interest period and a 360-day year. An interest period is the period commencing on an interest payment date and ending on the day preceding the next following interest payment date, except that the first interest period is the period commencing on the date the floating rate note is issued and ending on the day preceding the next following interest payment date.

The interest rate for each offering of floating rate notes for a particular interest period will be a per annum rate equal to the base rate specified in the applicable supplement, as determined on the relevant interest determination date (defined below for each base rate), plus or minus any spread or multiplied by any spread multiplier, and in no event will the interest payable on a floating rate note be less than zero (unless otherwise specified in connection with a particular offering of floating rate notes). A basis point, or bp, equals one-hundredth of a percentage point. The spread is the number of basis points specified in the applicable supplement and the spread multiplier is the percentage specified in the applicable supplement.

Each floating rate note will bear interest for each interest period at a rate determined by Citibank, N.A., acting as calculation agent. Promptly upon determination, the calculation agent will inform the trustee and Citigroup of the interest rate for the next interest period. Absent manifest error, the determination of the interest rate by the calculation agent shall be binding and conclusive on the holders of such floating rate notes, the trustee and Citigroup. Upon request from any noteholder, the calculation agent will provide the interest rate in effect on the notes for the current interest period and, if it has been determined, the interest rate to be in effect for the next interest period.

The applicable supplement will designate one of the following base rates as applicable to an offering of floating rate notes:

•	SOFR Index;

•	LIBOR;

•	the Treasury Rate;

•	the Prime Rate;

•	EURIBOR;

•	BBSW Rate; or

•	such other rate or interest rate formula as is set forth in the applicable supplement and in such floating rate note.

When used in describing the various base rates, “index maturity” is the period of maturity of the instrument or obligation from which the base rate is calculated.

Unless otherwise specified in connection with a particular offering of debt securities, each of the following base rates will be determined by the calculation agent as described below. Unless otherwise specified in connection with a particular offering of debt securities, all percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on floating rate notes will be rounded to the nearest one-hundredth of a unit. For purposes of rounding, .005 of a unit shall be rounded upward.

Compounded SOFR Index Notes.  Each Compounded SOFR Index note will bear interest for each interest period at an interest rate equal to Compounded SOFR Index (as defined below) and any spread or spread multiplier specified in the note and the applicable supplement.

Interest on the Compounded SOFR Index notes will be determined by the calculation agent on each interest determination date. The interest determination date for the Compounded SOFR Index notes is the date two U.S. Government Securities Business Days (as defined below) before each interest payment date.

For the purposes of calculating interest with respect to any interest period:

“Compounded SOFR Index” means the rate computed in accordance with the following formula, with the resulting percentage being rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (0.00000005 being rounded upwards):

where:

“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the first date of the relevant interest period;

“SOFR IndexEnd” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the interest payment date relating to such interest period; and

“dc” is the number of calendar days in the relevant Observation Period.

“SOFR Index”, with respect to any U.S. Government Securities Business Day, means:

(1)

the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); or

(2)	if a SOFR Index value specified in (1) above does not so appear at the SOFR Index Determination Time, then:

(i)

if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR Index shall be the rate determined pursuant to the “SOFR Index Unavailability” provisions below; or

(ii)

if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR Index shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions below where:

“SOFR” means the daily Secured Overnight Financing Rate as provided by the SOFR Administrator on the SOFR Administrator’s website.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR); and

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor website of the Federal Reserve Bank of New York or the website of a successor administrator of SOFR.

“Observation Period” means, in respect of each interest period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such interest period to, but excluding, the date two U.S. Government Securities Business Days preceding the interest payment date for such interest period.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association (SIFMA) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

SOFR Index Unavailability

If SOFR IndexStart or SOFR IndexEnd is not published on the relevant interest determination date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR Index” will mean, for the relevant interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily SOFR (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

The SOFR Index, which the Federal Reserve Bank of New York started publishing on March 2, 2020, measures the cumulative impact of compounding the SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR.

Effect of Benchmark Transition Event

Benchmark Replacement. If Citigroup (or one of its affiliates) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Compounded SOFR notes in respect of such determination on such date and all determinations on all subsequent dates.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Citigroup (or one of its affiliates) will have the right to make Benchmark Replacement Conforming Changes from time to time.

Decisions and Determinations. Any determination, decision or election that may be made by Citigroup (or one of its affiliates) pursuant to the benchmark transition provisions described herein, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in Citigroup’s (or such affiliate’s) sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the Compounded SOFR Index notes, shall become effective without consent from the holders of the Compounded SOFR Index notes or any other party.

Certain Defined Terms. As used in this section:

“Benchmark” means, initially, Compounded SOFR Index; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR Index (or the published daily SOFR used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by Citigroup (or one of its affiliates) as of the Benchmark Replacement Date:

(1)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment; or

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of: (a) the alternate rate of interest that has been selected by Citigroup (or one of its affiliates) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by Citigroup (or one of its affiliates) as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by Citigroup (or one of its affiliates) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes that Citigroup (or one of its affiliates) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if Citigroup (or such affiliate) decides that adoption of any portion of such market practice is not administratively feasible or if Citigroup (or such affiliate) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as Citigroup (or such affiliate) determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor thereto.

“ISDA Definitions” means the 2006 ISDA Definitions published by ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR Index, the SOFR Index Determination Time, and (2) if the Benchmark is not Compounded SOFR Index, the time determined by Citigroup (or its affiliate) in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Treasury Rate Notes. Each Treasury Rate note will bear interest for each interest period at an interest rate equal to the Treasury Rate and any spread or spread multiplier, specified in the note and the applicable supplement.

The calculation agent will determine the Treasury Rate on each interest determination date. The interest determination date for each interest period will be the day of the week in which the beginning of that interest period falls on which treasury securities are normally auctioned. Treasury securities are normally sold at auction on Monday of each week unless that day is a legal holiday. In that case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the Friday of the week preceding an interest period, that Friday will be the interest determination date pertaining to the interest period commencing in the next succeeding week. If an auction date falls on any day that would otherwise be an interest determination date for a Treasury Rate note, then that interest determination date will instead be the business day immediately following the auction date.

Unless “Constant Maturity” is specified in the applicable supplement, the Treasury Rate for each interest period will be the rate for the auction held on the Treasury Rate determination date for such interest period of treasury securities (as defined below) as such rate appears on Reuters (or any successor service) on page USAUCTION10 (or any other page as may replace such page on such service) (“Reuters Page USAUCTION10”) or page USAUCTION11 (or any other page as may replace such page on such service) (“Reuters Page USAUCTION11”) opposite the caption “INVEST RATE.” Treasury securities are direct obligations of the United States that have the index maturity specified in the applicable Note or supplement. “H.15(519)” means the publication entitled “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published by the Federal Reserve. “H.15 Daily Update” means the daily update of the Federal Reserve at http://www.federalreserve.gov/releases/H15/update or any successor site or publication.

If the Treasury Rate cannot be determined as described above, the following procedures will be followed in the order set forth below.

(1)

If the Treasury rate is not published prior to 3:00 p.m., New York City time on the earlier of 1) the tenth calendar day after the interest determination date or, if that day is not a business day, the next succeeding business day, or 2) the business day immediately preceding the applicable interest payment date or maturity date, as the case may be (the “calculation date”), then the Treasury Rate will be the Bond Equivalent Yield (as defined below) of the rate for the applicable treasury securities as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, opposite the caption “U.S. Government Securities/Treasury Bills/Auction High” on the interest determination date.

(2)

If the rate referred to in clause (1) is not so published by 3:00 p.m., New York City time, on the calculation date, the Treasury Rate will be the Bond Equivalent Yield of the auction rate of the applicable treasury securities as announced by the United States Department of the Treasury on the interest determination date.

(3)

If the rate referred to in clause (2) above is not so announced by the United States Department of the Treasury, or if the auction is not held, then the Treasury Rate will be the Bond Equivalent Yield of the rate on the interest determination date of the applicable treasury securities published in H.15(519) opposite the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

(4)

If the rate referred to in clause (3) is not so published by 3:00 p.m., New York City time, on the calculation date, then the Treasury Rate will be the rate on the calculation date of the applicable treasury securities as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, opposite the caption “U.S. Government Securities/Treasury Bills/Secondary Market” on the interest determination date.

(5)

If the rate referred to in clause (4) is not so published by 3:00 p.m., New York City time, on the calculation date, then the Treasury Rate will be the rate calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the interest determination date, of three primary

United States government securities dealers selected by the calculation agent (after consultation with Citigroup), for the issue of treasury securities with a remaining maturity closest to the index maturity specified in the applicable supplement.

(6)

If the dealers selected by the calculation agent are not quoting bid rates as mentioned in (5) above, then the Treasury Rate for such interest period will be the same as the Treasury Rate for the immediately preceding interest period. If there was no preceding interest period, the Treasury Rate will be the initial interest rate. Bond Equivalent Yield will be expressed as a percentage and calculated as follows:

Bond Equivalent Yield	=	D × N	× 100
360 – (D × M)

where “D” refers to the applicable per annum rate for treasury securities quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.

Prime Rate Notes. Prime Rate notes will bear interest at a rate equal to the Prime Rate and any spread or spread multiplier specified in the Prime Rate notes and the applicable supplement.

The calculation agent will determine the Prime Rate for each interest period on each interest determination date. The interest determination date is the second business day prior to each interest period. The Prime Rate will be the rate made available and subsequently published on that date in H.15(519) opposite the caption “Bank Prime Loan.”

The following procedures will be followed if the Prime Rate cannot be determined as described above.

•

If the rate is not published prior to 3:00 p.m., New York City time, on the calculation date, then the Prime Rate will be the rate on the interest determination date that is published in the H.15 Daily Update other recognized electronic source used for the purpose of displaying that rate, opposite the caption “Bank Prime Loan.”

•

If the rate referred to above is not published prior to 3:00 p.m., New York City time, on the calculation date, then the Prime Rate will be the arithmetic mean of the rates of interest that appear on the USPRIME1 page (or such other page as may replace such page on such service for the purpose of displaying prime rates or base lending rates of major United States banks) as such bank’s prime rate or base lending rate as of 11:00 a.m., New York City time, on the interest determination date.

•

If fewer than four such rates appear on the Reuters Screen USPRIME1 page, then the calculation agent will select three major banks in New York City (after consultation with Citigroup). The Prime Rate will be the arithmetic average of the prime rates quoted by those three banks on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the interest determination date.

•

If the banks that the calculation agent selects do not provide quotations as described above, then the Prime Rate will remain the same as the Prime Rate for the immediately preceding interest period, or if there was no interest period, the rate of interest payable will be the initial interest rate.

“Reuters Screen USPRIME1 page” means the display which appears on the display on Reuters (or any successor service) as page “USPRIME1” (or any other page as may replace such page), for the purpose of displaying prime rates or base lending rates of major United States banks.

EURIBOR Notes. Each EURIBOR note will bear interest for each interest period at an interest rate equal to EURIBOR and any spread or spread multiplier specified in the note and the applicable supplement.

EURIBOR will be determined on each interest determination date. The interest determination date is the second TARGET business day prior to each interest period.

On an interest determination date, EURIBOR for each interest period will be determined as follows.

The calculation agent will determine the offered rates for deposits in euros for the period of the index maturity specified in the applicable supplement, in amounts of at least €1,000,000, commencing on the interest determination date, which appears on the display on Reuters (or any successor service) on EURIBOR1 (or any other page as may replace such page on such service) as of 11:00 a.m., Brussels time, on that date.

If EURIBOR cannot be determined on an interest determination date as described above, then the calculation agent will determine EURIBOR as follows.

•	The calculation agent (after consultation with Citigroup) will select four major banks in the Euro-zone interbank market.

•

The calculation agent will request that the principal Euro-zone offices of those four selected banks provide their offered quotations to prime banks in the Euro-zone interbank market at approximately 11:00 a.m., Brussels time, on the interest determination date. These quotations shall be for deposits in Euros for the period of the specified index maturity, commencing on the interest determination date. Offered quotations must be based on a principal amount equal to at least €1,000,000 that is representative of a single transaction in such market at that time.

(1)	If two or more quotations are provided, EURIBOR will be the arithmetic average of those quotations.

(2)	If less than two quotations are provided, the calculation agent (after consultation with Citigroup) will select three major banks in the Euro-zone and follow the steps in the two bullet points below.

•

The calculation agent will then determine EURIBOR for the interest period as the arithmetic average of rates quoted by those three major banks in the Euro-zone to leading European banks at approximately 11:00 a.m., Brussels time, on the interest determination date. The rates quoted will be for loans in Euros, for the period of the specified index maturity, commencing on the interest determination date. Rates quoted must be based on a principal amount of at least €1,000,000 that is representative of a single transaction in such market at that time.

•	If the banks so selected by the calculation agent are not quoting rates as described above, EURIBOR for the interest period will be the same as for the immediately preceding interest period.

Notwithstanding the foregoing, if, on or prior to any interest determination date, Citigroup (or one of its affiliates) determines that EURIBOR has been discontinued or is permanently no longer being published, Citigroup (or such affiliate) will use a substitute or successor base rate that it has determined, in its sole discretion after consulting any source it deems to be reasonable, is (a) the industry-accepted substitute or successor base rate or (b) if there is no such industry-accepted substitute or successor base rate, a substitute or successor base rate that is most comparable to EURIBOR.

Upon selection of a substitute or successor base rate, Citigroup (or such affiliate) may determine, in its sole discretion after consulting any source it deems to be reasonable, the day count, the business day convention, the definition of business day, the interest determination date and any other relevant methodology or definition for calculating such substitute or successor base rate, including any adjustment factor it determines is needed to make such substitute or successor base rate comparable to EURIBOR, in a manner that is consistent with any industry-accepted practices for such substitute or successor base rate.

“Euro-zone” means the region comprised of member states of the European Union that adopted the Euro as their single currency.

BBSW Rate Notes. Each BBSW note will bear interest at a rate equal to the Australian dollar Bank-Bill Reference Rate (the “BBSW Rate”) and any spread or spread multiplier specified in the note and the applicable supplement.

The calculation agent will determine the BBSW Rate for each interest period on each interest determination date. The interest determination date is the first day of each interest period. The BBSW Rate will be the rate for prime bank eligible securities having a tenor closest to the interest period which is designated as the “AVG MID” on the Reuters Screen BBSW Page at approximately 10:30 a.m. (or such other time at which such rate customarily appears on that page), Sydney time, on the interest determination date.

If the rate is not published prior to 10:45 a.m. (or such other time that is 15 minutes after the then-prevailing time), Sydney time, on the interest determination date, or if it is displayed but the calculation agent determines that there is an obvious error in that rate, then the BBSW Rate will be the rate determined by an alternative financial institution appointed by the calculation agent (upon written direction of Citigroup) to be most comparable to the BBSW Rate and which is consistent with industry accepted practices. Such rate will notified in writing to the calculation agent (with a copy to the Citigroup) by such alternate financial institution..

“Reuters Screen BBSW page” means the display which appears on the display on Reuters (or any successor service) as page “BBSW” (or any other page as may replace such page), for the purpose of displaying BBSW rates or base lending rates of major Australian banks.

All percentages resulting from any calculation of the rate of interest will be expressed as a percentage per annum and will be rounded, if necessary, to the nearest 1/10,000 of 1% (.0001), with five hundred thousandths of a percentage point rounded upward.

Fixed Rate/Floating Rate Notes and Fixed Rate Reset Notes.

The applicable supplement may provide that a debt security will be a fixed rate note for a specified portion of its term and a floating rate note for the remainder of its term. In such an event, the interest rate on the debt security will be determined as if it were a fixed rate note and a floating rate note for each respective period, all as specified herein and in the applicable supplement. The applicable supplement may provide that a debt security will be a fixed rate note for a specified portion of its term and then reset that fixed rate at specified intervals for the remainder of its term. In such event, the interest rate on the debt security will be determined as specified herein and in the applicable supplement.

Dual Currency Debt Securities

Citigroup may from time to time offer dual currency debt securities on which Citigroup has the option of making all payments of principal and interest on such debt securities, the payments on which would otherwise be made in the specified currency of those debt securities, in the optional payment currency specified in the applicable supplement. This option will be exercisable in whole but not in part on an option election date, which will be any of the dates specified in the applicable supplement. Information as to the relative value of the specified currency compared to the optional payment currency will be set forth in the applicable supplement.

The supplement for each issuance of dual currency debt securities will specify, among other things, the specified currency; the optional payment currency; and the designated exchange rate. The designated exchange rate will be a fixed exchange rate used for converting amounts denominated in the specified currency into amounts denominated in the optional payment currency. The supplement will also specify the option election dates and interest payment dates for the related issuance of dual currency debt securities. Each option election date will be a particular number of days before an interest payment date or maturity, as set forth in the applicable supplement. Each option election date will be the date on which Citigroup may select whether to make all scheduled payments due thereafter in the optional payment currency rather than in the specified currency.

If Citigroup makes such an election, the amount payable in the optional payment currency will be determined using the designated exchange rate specified in the applicable supplement. Unless otherwise specified in connection with a particular offering of debt securities, if such an election is made, notice of the election will be provided in accordance with the terms of the dual currency debt securities within two business days of the option election date. The notice will state (1) the first date, whether an interest payment date and/or maturity, on which scheduled payments in the optional payment currency will be made and (2) the designated exchange rate. Unless otherwise specified in the applicable supplement, any such notice by Citigroup, once given, may not be withdrawn. The equivalent value in the specified currency of payments made after such an election may be less, at the then current exchange rate, than if Citigroup had made the payment in the specified currency.

For United States federal income tax purposes, holders of dual currency debt securities may need to comply with rules which differ from the general rules applicable to holders of other types of debt securities offered by this prospectus. The United States federal income tax consequences of the purchase, ownership and disposition of dual currency debt securities will be set forth in the applicable supplement.

Extension of Maturity

If so stated in the supplement relating to a particular offering of debt securities, Citigroup may extend the stated maturity of those debt securities for an extension period. Unless otherwise specified in connection with a particular offering of debt securities, such an extension period will be one or more periods of one to five whole years, up to but not beyond the final maturity date set forth in the supplement.

Unless otherwise specified in connection with a particular offering of debt securities, Citigroup may exercise its option for a particular offering of debt securities by notifying the trustee for that series at least 45 but not more than 60 days prior to the original stated maturity of the debt security. Not later than 40 days prior to the original stated maturity of the debt security, the trustee for the debt securities will provide notice of the extension to the holder, in accordance with “— Book-Entry Procedures and Settlement — Notices” below. The extension notice will set forth among other items: the election of Citigroup to extend the stated maturity of the debt security; the new stated maturity; in the case of a fixed rate note, the interest rate applicable to the extension period; in the case of a floating rate note, the spread, spread multiplier or method of calculation applicable to the extension period; and any provisions for redemption during the extension period, including the date or dates on which, or the period or periods during which, and the price or prices at which, a redemption may occur during the extension period.

Unless otherwise specified in connection with a particular offering of debt securities, upon the provision by such trustee of an extension notice in accordance with “— Book-Entry Procedures and Settlement — Notices” below, the stated maturity of the debt security will be extended automatically, and, except as modified by the extension notice and as described in the next paragraph, the debt security will have the same terms as prior to the extension notice.

Despite the foregoing and unless otherwise specified in connection with a particular offering of debt securities, not later than 20 days prior to the original stated maturity of the debt security, Citigroup may, at its option, revoke the interest rate, or the spread or spread multiplier, as the case may be, provided for in the extension notice for the debt security and establish for the extension period a higher interest rate, in the case of a fixed rate note, or a higher spread or spread multiplier, in the case of a floating rate note. Citigroup may so act by causing the trustee for the debt security to provide notice of the higher interest rate or higher spread or spread multiplier, as the case may be, in accordance with “— Book-Entry Procedures and Settlement — Notices” below, to the holder of the debt security. Unless otherwise specified in connection with a particular offering of debt securities, the notice will be irrevocable. Unless otherwise specified in connection with a particular offering of debt securities, all debt securities for which the stated maturity is extended will bear the higher interest rate, in the case of fixed rate notes, or higher spread or spread multiplier, in the case of floating rate notes, for the extension period, whether or not tendered for repayment.

If so stated in the supplement relating to a particular offering of debt securities, the holder of a debt security of which Citigroup elects to extend maturity may have the option of early redemption, repayment or repurchase.

Listing

Unless otherwise specified in connection with a particular offering of debt securities, the debt securities will not be listed on any U.S. or international stock exchange.

Payment of Additional Amounts

Obligation to Pay Additional Amounts

Unless otherwise specified in connection with a particular offering of debt securities, Citigroup will pay additional amounts to the beneficial owner of any debt security that is a non-United States person in order to ensure that every net payment on such debt security will not be less, due to payment of U.S. withholding tax, than the amount then due and payable. For this purpose, a “net payment” on a debt security means a payment by Citigroup or a paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment or other governmental charge of the United States. These additional amounts will constitute additional interest on the debt security.

Exceptions

Unless otherwise specified in connection with a particular offering of debt securities, Citigroup will not be required to pay additional amounts, however, in any of the circumstances described in items (1) through (13) below.

(1)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

•	having a relationship with the United States as a citizen, resident or otherwise;

•	having had such a relationship in the past; or

•	being considered as having had such a relationship.

(2)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

•	being treated as present in or engaged in a trade or business in the United States;

•	being treated as having been present in or engaged in a trade or business in the United States in the past; or

•	having or having had a permanent establishment in the United States.

(3)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld in whole or in part by reason of the beneficial owner being or having been any of the following (as these terms are defined in the Internal Revenue Code of 1986, as amended):

•	personal holding company;

•	foreign private foundation or other foreign tax-exempt organization;

•	passive foreign investment company;

•	controlled foreign corporation; or

•	corporation which has accumulated earnings to avoid United States federal income tax.

(4)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner owning or having owned, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Citigroup entitled to vote or by reason of the beneficial owner being a bank that has invested in a debt security as an extension of credit in the ordinary course of its trade or business.

For purposes of items (1) through (4) above, “beneficial owner” means a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership, limited liability company, corporation or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

(5)	Additional amounts will not be payable to any beneficial owner of a debt security that is a:

•	fiduciary;

•	partnership;

•	limited liability company; or

•	other fiscally transparent entity,

or that is not the sole beneficial owner of the debt security, or any portion of the debt security. However, this exception to the obligation to pay additional amounts will only apply to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

(6)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner or any other person to comply with applicable certification, identification, documentation or other information reporting requirements. This exception to the obligation to pay additional amounts will only apply if compliance with such reporting requirements is required by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge.

(7)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is collected or imposed by any method other than by withholding from a payment on a debt security by Citigroup or a paying agent.

(8)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

(9)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of a debt security for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

(10)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any:

•	estate tax;

•	inheritance tax;

•	gift tax;

•	sales tax;

•	excise tax;

•	transfer tax;

•	wealth tax;

•	personal property tax; or

•	any similar tax, assessment, withholding, deduction or other governmental charge.

(11)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any paying agent from a payment of principal or interest on a note if such payment can be made without such withholding by any other paying agent.

(12)

Additional amounts will not be payable if a payment on a debt security is reduced as a result of any withholding, deduction, tax, duty assessment or other governmental charge that would not have been imposed but for a failure by the holder or beneficial owner of a debt security (or any financial institution through which the holder or beneficial owner holds the debt security or through which payment on the debt security is made) to take any action (including entering into an agreement with the Internal Revenue Service (“IRS”)) or to comply with any applicable certification, documentation, information or other reporting requirement or agreement concerning accounts maintained by the holder or beneficial owner (or any such financial institution), or concerning ownership of the holder or beneficial owner, or any substantially similar requirement or agreement.

(13)	Additional amounts will not be payable if a payment on a debt security is reduced as a result of any combination of items (1) through (12) above.

Except as specifically provided in this section (“Payment of Additional Amounts”) and under “— Redemption for Tax Purposes” below, Citigroup will not be required to make any payment of any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of such government.

Relevant Definitions

As used in this prospectus, “United States person” means:

•	any individual who is a citizen or resident of the United States;

•	any corporation, partnership or other entity treated as a corporation or a partnership created or organized in or under the laws of the United States or any political subdivision thereof;

•	any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of such income; and

•

a trust if (a) a United States court is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of the substantial decisions of the trust; or (b) it has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Additionally, “non-United States person” means a person who is not a United States person, and “United States” means the United States of America, including the states of the United States of America and the District of Columbia, but excluding its territories and possessions.

Redemption for Tax Purposes

Redemption Procedure

Unless otherwise specified in connection with a particular offering of debt securities, Citigroup may, at its option, redeem a series of debt securities as a whole, but not in part, on not less than 15 nor more than 60 days’ prior notice, only in the circumstances described in items (1) or (2) below under “— Redemption Circumstances.” To redeem, Citigroup must pay a redemption price equal to 100% of the principal amount of the debt securities, together with accrued interest to the redemption date.

Redemption Circumstances

Unless otherwise specified in connection with a particular offering of debt securities, there are two sets of circumstances in which Citigroup may redeem the debt securities in the manner described above under “— Redemption Procedure”:

(1)	Citigroup may redeem a series of debt securities if:

•	Citigroup becomes or will become obligated to pay additional amounts as described under “— Payment of Additional Amounts” above;

•

the obligation to pay additional amounts arises as a result of any change in the laws, regulations or rulings of the United States, or an official position regarding the application or interpretation of such laws, regulations or rulings, which change is announced or becomes effective on or after the date of the supplement relating to the original issuance of notes which form a series; and

•

Citigroup determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, other than substituting the obligor under the notes or taking any action that would entail a material cost to Citigroup.

(2)	Citigroup may also redeem a series of debt securities if:

•

any act is taken by a taxing authority of the United States on or after the date of the supplement relating to the original issuance of notes which form a series, whether or not such act is taken in relation to Citigroup or any subsidiary, that results in a substantial probability that Citigroup will or may be required to pay additional amounts as described under “— Payment of Additional Amounts” above;

•

Citigroup determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, other than substituting the obligor under the notes or taking any action that would entail a material cost to Citigroup; and

•

Citigroup receives an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that Citigroup will or may be required to pay the additional amounts described under “— Payment of Additional Amounts” above, and delivers to the trustee a certificate, signed by a duly authorized officer, stating that based on such opinion Citigroup is entitled to redeem a series of debt securities pursuant to their terms.

Book-Entry Procedures and Settlement

Unless otherwise specified in connection with a particular offering of debt securities, we will issue debt securities under a book-entry system in the form of one or more global securities. We will register the global securities in the name of a depositary or its nominee and deposit the global securities with that depositary. Unless otherwise specified in connection with a particular offering of debt securities, The Depository Trust Company, New York, New York, or DTC, will be the depositary if we use a depositary.

Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of a global security, we and the relevant trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

You may elect to hold interests in the global securities either in the United States through DTC or outside the United States through Clearstream Banking, S.A. (“Clearstream”) or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, (“Euroclear”) if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

As long as the debt securities are represented by the global securities, we will pay principal of and interest and premium, if any, on those securities to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither we nor the relevant trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

If an issue of debt securities is denominated in a currency other than the U.S. dollar, we will make payments of principal and any interest in the foreign currency in which the debt securities are denominated or, only for notes held through DTC, in U.S. dollars. See “Currency Conversions and Foreign Exchange Risks Affecting Debt Securities Denominated in a Foreign Currency — Currency Conversion” below.

Settlement

You will be required to make your initial payment for the debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Notes and Paying Agents

A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

(a)	the depositary is unwilling or unable to continue as depositary for such global security and Citigroup is unable to find a qualified replacement for the depositary within 90 days;

(b)	at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934; or

(c)	Citigroup in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

Unless otherwise specified in connection with a particular offering of debt securities, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount, in denominations of $1,000 and whole multiples of $1,000. Definitive notes will be registered in the name or names of the person or persons specified by the depositary in a written instruction to the registrar of the securities. The depositary may base its written instruction upon directions it receives from its participants.

If any of the events described above occurs, then the beneficial owners will be notified through the chain of intermediaries that definitive debt securities are available and notice will be published as described below under “— Notices.” Beneficial owners of book-entry debt securities will then be entitled (1) to receive physical delivery in certificated form of definitive debt securities equal in principal amount to their beneficial interest and (2) to have the definitive debt securities registered in their names. Thereafter, the holders of the definitive debt securities will be recognized as the “holders” of the debt securities under the applicable indenture.

The applicable indenture provides for the replacement of a mutilated, lost, stolen or destroyed definitive debt security, so long as the applicant furnishes to Citigroup and the trustee such security or indemnity and such evidence of ownership as they may require.

In the event definitive debt securities are issued, the holders of definitive debt securities will be able to receive payments of principal and interest on their debt securities at the office of Citigroup’s paying agent maintained in the Borough of Manhattan (in the case of holders of U.S. dollar-denominated debt securities or holders of debt securities denominated in a foreign currency electing to receive payments in U.S. dollars) and in

London (in the case of holders of debt securities denominated in a foreign currency not electing to receive payments in U.S. dollars). Payment of principal of a definitive debt security may be made only against surrender of the debt security to one of Citigroup’s paying agents. Citigroup also has the option of making payments of interest by mailing checks to the registered holders of the debt securities.

Unless otherwise specified in connection with a particular offering of debt securities, Citigroup’s paying agent in the Borough of Manhattan will be the corporate trust office of Citibank, N.A., located at 388 Greenwich Street, 14th Floor, New York, New York. Citigroup’s paying agent in London is Citibank, N.A., London Branch, located at Citigroup Centre, Canada Square, Canary Wharf, London, England.

In the event definitive debt securities are issued, the holders of definitive debt securities will be able to transfer their securities, in whole or in part, by surrendering the debt securities for registration of transfer at the office of Citibank, N.A. listed above, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to Citigroup and the securities registrar. A form of such instrument of transfer will be obtainable at the relevant office of Citibank, N.A.. Upon surrender, Citigroup will execute, and the trustee will authenticate and deliver, new debt securities to the designated transferee in the amount being transferred, and a new debt security for any amount not being transferred will be issued to the transferor. Such new securities will be delivered free of charge at the relevant office of Citibank, N.A., as requested by the owner of such new debt securities. Citigroup will not charge any fee for the registration of transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

Notices

So long as the global securities are held on behalf of DTC or any other clearing system, notices to holders of securities represented by a beneficial interest in the global securities may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

Governing Law

The senior debt indenture, the subordinated debt indenture and the debt securities for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Unclaimed Funds

Unless otherwise specified in connection with a particular offering of debt securities, all funds deposited with the relevant trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities that remain unclaimed for two years after the maturity date of the debt securities will be repaid to Citigroup upon its request. Thereafter, any right of any noteholder to such funds shall be enforceable only against Citigroup, and the trustee and paying agents will have no liability therefor.

Prescription

Under New York’s statute of limitations, any legal action to enforce Citigroup’s payment obligations evidenced by the debt securities must be commenced within six years after payment is due. Thereafter Citigroup’s payment obligations will generally become unenforceable.

Senior Debt

The senior debt securities will be issued under the senior debt indenture, will be unsecured obligations of Citigroup and will rank on an equal basis with all other unsecured senior indebtedness of Citigroup, whether existing at the time of issuance or created thereafter. In the event of (i) any conflict between a provision of the senior debt indenture and the Trust Indenture Act of 1939, as amended (the “TIA”) or (ii) the omission of a provision required to be included in the senior debt indenture by the TIA, the TIA will control.

Subordinated Debt

The subordinated debt securities will be issued under the subordinated debt indenture, will be unsecured obligations of Citigroup, will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all “Senior Indebtedness” (as defined below) of Citigroup and will rank equally with all other unsecured and subordinated indebtedness of Citigroup, whether existing at the time of issuance or created thereafter, other than subordinated indebtedness which is designated as junior to the subordinated debt securities. In the event of (i) any conflict between a provision of the subordinated debt indenture and the TIA, or (ii) the omission of a provision required to be included in the subordinated debt indenture by the TIA, the TIA will control.

If Citigroup defaults in the payment of any principal of, or premium, if any, or interest on any Senior Indebtedness when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, Citigroup cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities. Nevertheless, holders of subordinated debt securities may still receive and retain:

•

securities of Citigroup or any other corporation provided for by a plan of reorganization or readjustment that are subordinate, at least to the same extent that the subordinated debt securities are subordinate to Senior Indebtedness; and

•	payments made from a defeasance trust as described below.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to Citigroup, its creditors or its property, then all Senior Indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities. Holders of subordinated debt securities must return and deliver any payments received by them, other than in a plan of reorganization or through a defeasance trust as described below, directly to the holders of Senior Indebtedness until all Senior Indebtedness is paid in full. (Subordinated Debt Indenture, Section 14.01).

“Senior Indebtedness” means:

(1)

the principal, premium, if any, and interest in respect of (A) indebtedness for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by Citigroup, including all indebtedness (whether now or hereafter outstanding) issued under (i) an indenture dated November 13, 2013 between Citigroup and The Bank of New York Mellon, as trustee, as the same has been or may be amended, modified or supplemented from time to time, and (ii) an indenture dated March 15, 1987, between Citigroup and The Bank of New York Mellon, as successor trustee, as the same has been or may be amended, modified or supplemented from time to time;

(2)	all capital lease obligations of Citigroup;

(3)

all obligations of Citigroup issued or assumed as the deferred purchase price of property, all conditional sale obligations of Citigroup and all obligations of Citigroup under any conditional sale or title retention agreement, but excluding trade accounts payable in the ordinary course of business;

(4)	all obligations, contingent or otherwise, of Citigroup in respect of any letters of credit, bankers acceptances, security purchase facilities or similar credit transactions;

(5)

all obligations of Citigroup in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts or other similar agreements;

(6)	all obligations of the type referred to in clauses (1) through (5) above of other persons for the payment of which Citigroup is responsible or liable as obligor, guarantor or otherwise; and

(7)

all obligations of the type referred to in clauses (1) through (6) above of other persons secured by any lien on any property or asset of Citigroup, whether or not such obligation is assumed by Citigroup;

except that Senior Indebtedness does not include:

(A) any other indebtedness issued under the subordinated debt indenture;

(B) all indebtedness (whether now or hereafter outstanding) issued to a Citigroup Trust under the indenture, dated as of October 7, 1996, between Citigroup and The Bank of New York Mellon, as successor trustee to JPMorgan Chase (formerly known as The Chase Manhattan Bank), as the same has been or may be amended, modified, or supplemented from time to time (the “junior subordinated debt indenture”);

(C) all indebtedness (whether now or hereafter outstanding) issued to a Citigroup Trust under the indenture, dated as of June 28, 2007, between Citigroup and The Bank of New York Mellon (formerly The Bank of New York), as trustee, as the same has been or may be amended, modified, or supplemented from time to time (the “junior junior subordinated debt indenture”);

(D) any guarantee in respect of any preferred securities, capital securities or preference stock of a Citigroup Trust; or

(E) any indebtedness or any guarantee that is by its terms subordinated to, or ranks equally with, the subordinated notes and the issuance of which (x) has received the concurrence or approval of the staff of the Federal Reserve Bank of New York or the staff of the Board of Governors of the Federal Reserve System or (y) does not at the time of issuance prevent the subordinated notes from qualifying for Tier 2 capital treatment (irrespective of any limits on the amount of Citigroup’s Tier 2 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Board of Governors of the Federal Reserve System or any applicable concurrence or approval of the Federal Reserve Bank of New York or its staff.

“Citigroup Trust” means each of Citigroup Capital III and Citigroup Capital XIII, each, a Delaware statutory trust, or any other similar trust created for the purpose of issuing preferred securities in connection with the issuances of junior subordinated notes under the junior subordinated debt indenture or the junior junior subordinated debt indenture.

Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of these subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

Covenants

Limitations on Liens. The senior debt indenture provides that Citigroup will not, and will not permit any Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on, or security interest in any shares of Voting Stock of any Significant Subsidiary, without providing that each series of senior debt securities and, at Citigroup’s option, any other senior indebtedness ranking equally with such series of senior debt securities, is secured equally and ratably with such indebtedness. This limitation shall not apply to indebtedness secured by a pledge of, lien on or security interest in any shares of Voting Stock of any corporation at the time it becomes a Significant Subsidiary, including any renewals or extensions of such secured indebtedness (Senior Debt Indenture, Section 5.04). The subordinated debt indenture does not contain a similar provision.

“Significant Subsidiary” means a Subsidiary, including its Subsidiaries, which meets any of the following conditions:

•

Citigroup’s and its other Subsidiaries’ investments in and advances to the Subsidiary exceed 10 percent of the total assets of Citigroup and its Subsidiaries consolidated as of the end of the most recently completed fiscal year;

•

Citigroup’s and its other Subsidiaries’ proportionate share of the total assets of the Subsidiary after intercompany eliminations exceeds 10 percent of the total assets of Citigroup and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

•

Citigroup’s and its other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 10 percent of such income of Citigroup and its Subsidiaries consolidated for the most recently completed fiscal year.

“Subsidiary” means any person of which a majority of the voting power of the outstanding ownership interests (excluding ownership interests entitled to voting power only by reason of the happening of a contingency) shall at the time be owned, directly or indirectly, by Citigroup, and/or one or more Subsidiaries, except securities entitled to vote for directors only upon the happening of a contingency. For this purpose, “voting power” means power to vote in an ordinary election of directors (or, in the case of a person that is not a corporation, ordinarily to appoint or approve the appointment of persons holding similar positions).

“Voting Stock” means capital stock, the holders of which have general voting power under ordinary circumstances to elect at least a majority of the board of directors of a corporation, except capital stock that carries only the right to vote conditioned on the happening of an event regardless of whether such event shall have happened (Senior Debt Indenture, Section 5.04).

Limitations on Mergers and Sales of Assets. The indentures provide that Citigroup will not merge or consolidate with another entity or sell other than for cash or lease all or substantially all its assets to another entity, except if such lease or sale is to one or more of its Subsidiaries, unless:

•

either (1) Citigroup is the continuing entity, or (2) the successor entity, if other than Citigroup, in the case of the senior debt indenture is a U.S. entity, and expressly assumes by supplemental indenture the obligations evidenced by the securities issued pursuant to the indenture; and

•

in the case of the senior debt indenture or if provided in the applicable supplement for a series of subordinated debt, immediately after the transaction, there would not be any default in the performance of any covenant or condition of the indenture (Senior Debt Indenture, Sections 5.05 and 16.05; Subordinated Debt Indenture, Section 15.01).

Limitations on Future Issuances of Subordinated Debt Securities under the Subordinated Debt Indenture. The subordinated debt indenture provides that any subordinated debt securities issued under the subordinated debt indenture shall either (x) be issued with the concurrence or approval of the staff of the Federal Reserve Bank of New York or the staff of the Federal Reserve System or (y) qualify at the time of issuance for Tier 2 capital treatment (irrespective of any limits on the amount of Citigroup’s Tier 2 capital) under the applicable capital adequacy guidelines, regulations, policies or published interpretations of the Federal Reserve System.

Other than the restrictions described above, the indentures do not contain any covenants or provisions that would protect holders of the debt securities in the event of a highly leveraged transaction.

Modification of the Indentures

Under the indentures, Citigroup and the relevant trustee can enter into supplemental indentures to establish the form and terms of any series of debt securities without obtaining the consent of any holder of debt securities in certain circumstances described in the indentures, including to conform the terms of any series of debt securities to the terms specified in the applicable offering document.

Citigroup and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the senior debt securities of a series or at least a majority in aggregate principal amount of the subordinated debt securities of a series that, in each case, are affected by such modification, modify the applicable indenture or the rights of the holders of the securities of such series to be affected.

No such modification may, without the consent of the holder of each security so affected:

•	change the fixed maturity of any such securities;

•	reduce the rate of interest on such securities;

•	reduce the principal amount of such securities or the premium, if any, on such securities;

•	reduce the amount of the principal of any securities issued originally at a discount;

•	change the currency in which any such securities are payable; or

•	impair the right to sue for the enforcement of any such payment on or after the maturity of such securities.

In addition, no such modification may:

•	reduce the percentage of securities referred to above whose holders need to consent to the modification without the consent of such holders; or

•

change the rights, duties or immunities of the trustee under the indentures unless the trustee agrees to such change (Senior Debt Indenture, Sections 15.01, 15.02 and 15.03; Subordinated Debt Indenture, Sections 13.01, 13.02 and 13.03).

In addition, the subordinated debt indenture may not be amended without the consent of each holder of subordinated debt securities affected thereby to modify the subordination of the subordinated debt securities issued under that indenture in a manner adverse to the holders of the subordinated debt securities (Subordinated Debt Indenture, Section 13.02).

Events of Default and Defaults

Events of default under the senior debt indenture are:

•	failure to pay principal or required interest for 30 days after it is due; and

•	certain events of insolvency or bankruptcy, whether voluntary or not (Senior Debt Indenture, Section 6.01).

Defaults under the senior debt indenture include:

•	failure to perform any other covenant of Citigroup in the senior debt indenture; and

•	all events of default (Senior Debt Indenture, Section 6.07).

Unless otherwise specified in connection with a particular offering of senior debt, only the events of default provide for a right of acceleration of the senior debt securities. No other event, including a default that is not also an event of default, will result in acceleration (Senior Debt Indenture, Sections 6.01, 6.02 and 6.07).

Unless otherwise specified in connection with a particular offering of subordinated debt, the only events of default specified in the subordinated debt indenture are events of insolvency or bankruptcy, whether voluntary or not, with respect to Citigroup. Only these events of default provide for a right of acceleration of the subordinated debt securities. No other event, including a default in the payment of principal of, premium, if any, or interest on, subordinated debt securities, the performance of any other covenant of Citigroup in the subordinated indenture or any other default that is not also an event of default, will result in acceleration (Subordinated Debt Indenture, Sections 6.01, 6.02 and 6.07).

If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable (Section 6.02). Citigroup is required to file annually with the trustee a statement of an officer as to the fulfillment by Citigroup of its obligations under the indentures during the preceding year (Senior Debt Indenture, Section 5.06; Subordinated Debt Indenture, Section 5.04).

No event of default regarding one series of senior debt securities issued under the senior debt indenture is necessarily an event of default regarding any other series of senior debt securities (Senior Debt Indenture, Section 6.01). For purposes of this section, “series” refers to debt securities having identical terms, except as to issue date, principal amount and, if applicable, the date from which interest begins to accrue.

Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive past defaults regarding such series (Sections 6.02 and 6.06). The trustee generally will not be under any obligation to act at the request, order or direction of any of the holders of debt securities, unless one or more of such holders shall have offered to the trustee security or indemnity reasonably satisfactory to it (Section 10.01).

If a default occurs regarding a series of debt securities, the trustee may use any sums that it collects under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series (Section 6.05).

Before any holder of any series of debt securities may institute action for any remedy, except payment on such holder’s debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer security and indemnity reasonably satisfactory to the trustee against liabilities incurred by the trustee for taking such action (Section 6.07).

Defeasance

Senior Debt Indenture. Unless otherwise specified in connection with a particular offering of senior debt securities, after Citigroup has deposited with the trustee cash and/or U.S. government securities or, in the case of debt securities denominated in a currency other than U.S. dollars, after Citigroup has deposited with the trustee funds in the currency specified in the applicable supplement and/or other government securities specified in the applicable supplement in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on the senior debt securities of such series when due, then Citigroup, at its option:

•

will be deemed to have paid and satisfied its obligations on all outstanding senior debt securities of such series, which is known as “defeasance and discharge” (Senior Debt Indenture, Section 12.02); or

•	will cease to be under any obligation under specific covenants, relating to the senior debt securities of such series, which is known as “covenant defeasance” (Senior Debt Indenture, Section 12.03).

In the case of both defeasance and discharge and covenant defeasance, Citigroup must also deliver to the trustee an opinion of counsel to the effect that the holders of the senior debt securities of such series will have no United States federal income tax consequences as a result of such deposit (Senior Debt Indenture, Section 12.04).

When there is a defeasance and discharge, (1) the senior debt indenture will no longer govern the senior debt securities of such series, (2) Citigroup will no longer be liable for payment and (3) the holders of such senior debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, Citigroup will continue to be obligated to make payments when due if the deposited funds are not sufficient.

The obligations and rights under the senior debt indenture regarding compensation, reimbursement and indemnification of the trustee, optional redemption, mandatory or optional sinking fund payments, if any, registration of transfer and exchange of the senior debt securities of such series, replacement of mutilated, destroyed, lost or stolen senior debt securities and certain other administrative provisions will continue even if Citigroup exercises its defeasance and discharge or covenant defeasance options (Senior Debt Indenture, Sections 12.02 and 12.03).

Subordinated Debt Indenture. Unless otherwise specified in connection with a particular offering of subordinated debt securities, the defeasance and discharge and covenant defeasance provisions contained in the subordinated debt indenture will apply and are substantially the same as those described above for the senior debt indenture (Subordinated Debt Indenture, Sections 11.01, 11.02, 11.03, 11.04 and 11.05).

Under the subordinated debt indenture, in the case of both defeasance and discharge and covenant defeasance, Citigroup must also deliver to the trustee an opinion of counsel to the effect that the holders of the subordinated debt securities will have no United States federal income tax consequences as a result of such deposit.

Concerning the Trustee

Citigroup has had and may continue to have banking relationships with the trustee in the ordinary course of business.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Introduction

The following is a general summary of United States federal income tax considerations that may be relevant to a beneficial owner of a debt security. The summary is based on:

•	laws;

•	regulations;

•	rulings; and

•	decisions now in effect,

all of which may change, possibly with retroactive effect. This summary deals only with beneficial owners that will hold debt securities as capital assets. This summary does not address all of the United States federal income tax considerations that may be relevant to a beneficial owner of debt securities, including consequences arising under state, local, foreign tax law, the alternative minimum tax, the Medicare tax on net investment income or special timing rules prescribed under section 451(b) of the U.S. Internal Revenue Code. In particular, this summary does not address tax considerations applicable to investors to whom special tax rules may apply, including:

•	banks or other financial institutions;

•	tax-exempt entities;

•	insurance companies;

•	regulated investment companies;

•	common trust funds;

•	controlled foreign corporations;

•	dealers in securities or currencies;

•	an entity classified as a partnership for U.S. federal income tax purposes or investors therein;

•

persons that will hold debt securities as a hedge or in order to hedge against currency risk or as a part of an integrated investment, including a “straddle” or “conversion transaction,” comprised of a debt security and one or more other positions; or

•	United States holders (as defined below) that have a functional currency other than the U.S. dollar.

Any special United States federal income tax considerations relevant to a particular issue of debt securities, including any indexed notes, floating rate notes, notes with an extendible maturity, dual currency notes or notes providing for contingent payments, will be provided in the applicable supplement. Purchasers of such notes should carefully examine the applicable supplement and should consult with their tax advisors with respect to such notes. Prospective purchasers of debt securities with maturities of one year should be aware that special United States federal income tax rules apply to short-term debt instruments, and should consult with their tax advisors with respect to such securities.

Prospective investors should consult their tax advisors in determining the tax consequences to them of purchasing, holding, and disposing of the debt securities, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

As used in this summary, the term “United States holder” means a beneficial owner of a debt security who is a citizen or resident of the United States, a domestic corporation or is otherwise subject to U.S. federal income tax on a net income basis in respect of the debt securities. The term “non-United States holder” means a beneficial owner of a debt security who is not a United States holder.

United States Holders

Payments of Interest

Payments of qualified stated interest, as defined below under “Original Issue Discount,” on a debt security will be taxable to a United States holder as ordinary interest income at the time that such payments are accrued or are received, in accordance with the United States holder’s method of tax accounting.

If such payments of interest are made in foreign currency with respect to a debt security that is denominated in such foreign currency, the amount of interest income realized by a United States holder that uses the cash method of tax accounting will be the U.S. dollar value of the specified currency payment based on the spot rate of exchange on the date of receipt regardless of whether the payment is in fact converted into U.S. dollars. No exchange gain or loss will be recognized with respect to the receipt of such payment (other than exchange gain or loss realized on the disposition of the foreign currency so received, see “Transactions in Foreign Currency,” below). A United States holder of DTC debt securities (as defined below) that uses the cash method of tax accounting and receives a payment of interest in U.S. dollars should realize interest income equal to the amount of U.S. dollars received. A United States holder that uses the accrual method of tax accounting will accrue interest income on the foreign currency debt security in the relevant foreign currency and translate the amount accrued into U.S. dollars based on:

•	the average exchange rate in effect during the interest accrual period, or portion thereof, within such holder’s taxable year; or

•

at such holder’s election, at the spot rate of exchange on (i) the last day of the accrual period, or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year, or (ii) the date of receipt, if such date is within five business days of the last day of the accrual period.

Such election must be applied consistently by the United States holder to all debt instruments from year to year and can be changed only with the consent of the IRS. A United States holder that uses the accrual method of tax accounting will recognize foreign currency gain or loss on the receipt of an interest payment made relating to a foreign currency debt security, including interest payments relating to DTC debt securities made in U.S. dollars, if the spot rate of exchange on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Such foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt securities.

Purchase, Sale and Retirement of Debt Securities

A United States holder’s tax basis in a debt security generally will equal the cost of such debt security to such holder:

•	increased by any amounts includible in income by the holder as original issue discount (“OID”) and market discount (each as described below); and

•	reduced by any amortized premium and any payments other than payments of qualified stated interest (each as described below) made on such debt security.

In the case of a foreign currency debt security, the cost of such debt security to a United States holder will generally be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the spot rate of exchange on that date. In the case of a foreign currency debt security that is traded on an established securities market, a United States holder generally should determine the U.S. dollar value of the cost of such debt security by translating the amount paid in foreign currency into its U.S. dollar value at the spot rate of exchange (i) on the settlement date of the purchase in the case of a United States holder using the cash method of tax accounting or (ii) on the trade date, in the case of a United States holder using the accrual method of tax accounting, unless such holder elects to use the spot rate applicable to cash method United States holders. The amount of any subsequent adjustments to a United States holder’s tax basis in a foreign currency debt security in respect of OID, market discount and premium will be determined in the manner described under “Original Issue Discount,” “Market Discount” and “Debt Securities Purchased at a Premium” below. The conversion of U.S. dollars to another specified currency and the immediate use of such specified currency to purchase a foreign currency debt security generally will not result in any exchange gain or loss for a United States holder.

Upon the sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of a debt security, a United States holder generally will recognize gain or loss equal to the difference between (i) the amount realized on the disposition, less any accrued qualified stated interest, which will be taxable as ordinary income in the manner described above under “Payments of Interest,” and (ii) the United States holder’s adjusted tax basis in such debt security. If a United States holder receives a specified currency other than the U.S. dollar in respect of such disposition of a debt security, the amount realized will be the U.S. dollar value of the specified currency received calculated at the spot rate of exchange on the date of disposition of the debt security.

In the case of a foreign currency debt security that is traded on an established securities market, a United States holder that receives a specified currency other than the U.S. dollar in respect of such disposition generally should determine the amount realized (as determined on the trade date) by translating that specified currency into its U.S. dollar value at the spot rate of exchange (i) on the settlement date of the disposition in the case of a United States holder using the cash method of tax accounting or (ii) on the trade date, in the case of a United States holder using the accrual method of tax accounting, unless such holder elects to use the spot rate applicable to cash method United States holders. The election available to accrual basis United States holders in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, discussed above, must be applied consistently by the United States holder to all debt instruments from year to year and can be changed only with the consent of the IRS.

Except as discussed below in connection with foreign currency gain or loss and market discount, gain or loss recognized by a United States holder on the disposition of a debt security will generally be long term capital gain or loss if the United States holder’s holding period for the debt security exceeds one year at the time of such disposition. Long term capital gains recognized by an individual holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income.

Gain or loss recognized by a United States holder on the disposition of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the holder held such debt security.

Transactions in Foreign Currency

Foreign currency received as interest on, or on a disposition of, a debt security will have a tax basis equal to its U.S. dollar value at the time such interest is received or at the time such proceeds are received. The amount of gain or loss recognized on a sale or other disposition of such foreign currency will be equal to the difference between (i) the amount of U.S. dollars, or the fair market value in U.S. dollars of the other property received in such sale or other disposition, and (ii) the United States holder’s tax basis in such foreign currency.

A United States holder that purchases a debt security with previously owned foreign currency will generally recognize gain or loss in an amount equal to the difference, if any, between such holder’s tax basis in such foreign currency and the U.S. dollar fair market value of such debt security on the date of purchase. Any such gain or loss generally will be ordinary income or loss and will not be treated as interest income or expense. The conversion of U.S. dollars to foreign currency and the immediate use of such currency to purchase a debt security generally will not result in any exchange gain or loss for a United States holder.

Original Issue Discount

In General. Debt securities with a term greater than one year may be issued with OID for United States federal income tax purposes. Such debt securities are called OID debt securities in this prospectus. United States holders generally must accrue OID in gross income over the term of the OID debt securities on a constant yield basis, regardless of their regular method of tax accounting. As a result, United States holders generally will recognize taxable income in respect of an OID debt security in advance of the receipt of cash attributable to such income.

OID generally will arise if the stated redemption price at maturity of the debt security exceeds its issue price by at least a de minimis amount of 0.25% of the debt security’s stated redemption price at maturity multiplied by the number of complete years to maturity. OID may also arise if a debt security has particular interest payment characteristics, such as interest holidays, interest payable in additional securities or stepped interest. For this purpose, the issue price of a debt security is the first price at which a substantial amount of debt securities is sold for cash, other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The stated redemption price at maturity of a debt security is the sum of all payments due under the debt security, other than payments of qualified stated interest. The term qualified stated interest generally means stated interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually during the entire term of the OID debt security at a single fixed rate of interest or, under particular conditions, based on one or more interest indices.

For each taxable year of a United States holder, the amount of OID that must be included in gross income in respect of an OID debt security will be the sum of the daily portions of OID for each day during such taxable year or any portion of such taxable year in which such a United States holder held the OID debt security. Such daily portions are determined by allocating to each day in an accrual period a pro rata portion of the OID allocable to that accrual period. Accrual periods may be of any length and may vary in length over the term of an OID debt security. However, accrual periods may not be longer than one year and each scheduled payment of principal or interest must occur on the first day or the final day of a period.

The amount of OID allocable to any accrual period generally will equal (i) the product of the OID debt security’s adjusted issue price at the beginning of such accrual period multiplied by its yield to maturity (as adjusted to take into account the length of such accrual period), less (ii) the amount, if any, of qualified stated interest allocable to that accrual period. The adjusted issue price of an OID debt security at the beginning of any accrual period will equal the issue price of the OID debt security, as defined above, (i) increased by previously accrued OID from prior accrual periods, and (ii) reduced by any payment made on such debt security, other than payments of qualified stated interest, on or before the first day of the accrual period. The yield to maturity of an OID debt security is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the OID debt security to equal the issue price. In the case of an OID debt security that is a floating rate debt security, both the yield to maturity and the qualified stated interest will be determined for these purposes as though the OID debt security will bear interest in all periods at a fixed rate generally equal to the value, as of the issue date, of the floating interest rate on the OID debt security or, in the case of some floating rate notes, the rate that reflects the yield that is reasonably expected for the OID debt security. (Additional rules may apply if interest on a floating rate debt security is based on more than one interest index.) As a result of this “constant yield” method of including OID in income, the amounts includible in income by a United States holder in respect of an OID debt security generally are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

Foreign Currency Debt Securities. In the case of an OID debt security that is also a foreign currency debt security, a United States holder should determine the U.S. dollar amount includible in income as OID for each accrual period by:

•	calculating the amount of OID allocable to each accrual period in the specified currency using the constant-yield method described above; and

•

translating the amount of the specified currency so derived at the average exchange rate in effect during that accrual period, or portion of such accrual period within a United States holder’s taxable year, or, at the United States holder’s election (as described above under “Payments of Interest”), at the spot rate of exchange on (i) the last day of the accrual period, or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year, or (ii) on the date of receipt, if such date is within five business days of the last day of the accrual period.

All payments on an OID debt security, other than payments of qualified stated interest, will generally be viewed first as payments of previously accrued OID, to the extent thereof, with payments attributed first to the earliest accrued OID, and then as payments of principal. Upon the receipt of an amount attributable to OID, whether in connection with a payment of an amount that is not qualified stated interest or the disposition of the OID debt security, a United States holder will recognize ordinary income or loss measured by the difference between (i) the amount received and (ii) the amount accrued. The amount received will be translated into U.S. dollars at the spot rate of exchange on the date of receipt or on the date of disposition of the OID debt security. The amount accrued will be determined by using the spot rate of exchange applicable to such previous accrual.

Acquisition Premium. A United States holder that purchases an OID debt security for an amount less than or equal to the remaining redemption amount, but in excess of the OID debt security’s adjusted issue price, generally is permitted to reduce the daily portions of OID by a fraction. The numerator of such fraction is the excess of the United States holder’s adjusted tax basis in the OID debt security immediately after its purchase over the OID debt security’s adjusted issue price. The denominator of such fraction is the excess of the remaining redemption amount over the OID debt security’s adjusted issue price. For purposes of this prospectus,

•	“remaining redemption amount” means the sum of all amounts payable on an OID debt security after the purchase date other than payments of qualified stated interest.

The debt securities may have special redemption, repayment or interest rate reset features, as indicated in the applicable supplement. Debt securities containing such features, in particular OID debt securities, may be subject to special rules that differ from the general rules discussed above. Accordingly, purchasers of debt securities with such features should carefully examine the applicable supplement, and should consult their tax advisors relating to such debt securities.

Market Discount

If a United States holder purchases a debt security for an amount that is less than the debt security’s stated redemption price at maturity or, in the case of an OID debt security, for an amount that is less than the debt security’s revised issue price, i.e., the debt security’s issue price increased by the amount of accrued OID, the debt security will be considered to have market discount. The market discount rules are subject to a de minimis rule similar to the rule relating to de minimis OID, described above (in the second paragraph under “Original Issue Discount”). Any gain recognized by the United States holder on the disposition of debt securities having market discount generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while held by such United States holder.

Alternatively, the United States holder may elect to include market discount in income currently over the life of the debt security. Such an election will apply to market discount debt securities acquired by the United States holder on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS. Market discount will accrue on a straight-line basis unless the United States holder elects to accrue the market discount on a constant-yield method. Such an election will apply to the debt security to which it is made and is irrevocable. Unless the United States holder elects to include market discount in income on a current basis, as described above, the United States holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security.

Market discount on a foreign currency debt security will be accrued by a United States holder in the specified currency. The amount includible in income by a United States holder in respect of such accrued market discount will be the U.S. dollar value of the amount accrued. This is generally calculated at the spot rate of exchange on the date that the debt security is disposed of by the United States holder. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period or portion of such accrual period within the United States holder’s taxable year.

Debt Securities Purchased at a Premium

A United States holder that purchases a debt security for an amount in excess of the remaining redemption amount will be considered to have purchased the debt security at a premium and the OID rules will not apply to such holder. Such holder may elect to amortize such premium, as an offset to interest income, using a constant-yield method, over the remaining term of the debt security. Such election, once made, generally applies to all debt instruments held by the United States holder at the beginning of the first taxable year to which the election applies and to all debt instruments subsequently acquired by the United States holder. Such election may be revoked only with the consent of the IRS. A United States holder that elects to amortize such premium must reduce its tax basis in a debt security by the amount of the premium amortized during its holding period. For a United States holder that does not elect to amortize bond premium, the amount of such premium will be included in the United States holder’s tax basis when the debt security matures or is disposed of by the United States holder. Therefore, a United States holder that does not elect to amortize premium and holds the debt security to maturity will generally be required to treat the premium as capital loss when the debt security matures.

Amortizable bond premium in respect of a foreign currency debt security will be computed in the specified currency and will reduce interest income in the specified currency. At the time amortized bond premium offsets interest income, exchange gain or loss, which will be taxable as ordinary income or loss, will be realized on the amortized bond premium on such debt security based on the difference between (i) the spot rate of exchange on the date or dates such premium is recovered through interest payments on the debt security and (ii) the spot rate of exchange on the date on which the United States holder acquired the debt security. See “Original Issue Discount —Acquisition Premium” above for a discussion of the treatment of a debt security purchased for an amount less than or equal to the remaining redemption amount but in excess of the debt security’s adjusted issue price.

Foreign Currency Notes and Reportable Transactions

A United States holder that participates in a “reportable transaction” will be required to disclose its participation to the IRS. The scope and application of these rules is not entirely clear. A United States holder may be required to treat a foreign currency exchange loss from a foreign currency debt security as a reportable transaction if the loss exceeds $50,000 in a single taxable year if the United States holder is an individual or trust, or higher amounts for other United States holders. In the event the acquisition, ownership or disposition of the foreign currency debt security constitutes participation in a “reportable transaction” for purposes of these rules, a United States holder will be required to disclose its investment to the IRS, currently on Form 8886. Prospective purchasers should consult their tax advisors regarding the application of these rules to the acquisition, ownership or disposition of a foreign currency debt security.

Information Reporting and Backup Withholding

Information returns may be required to be filed with the IRS relating to payments made to particular United States holders of debt securities. In addition, United States holders may be subject to a backup withholding tax on such payments if they do not provide their taxpayer identification numbers in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. United States holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a disposition of the debt securities. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-United States Holders

Subject to the discussion below under “— FATCA,” under current United States federal income tax law:

•	withholding of United States federal income tax will not apply to payments of interest on a debt security to a non-United States holder, provided that,

(1)

the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Citigroup entitled to vote and is not a controlled foreign corporation related to Citigroup through stock ownership;

(2)

the beneficial owner provides its name and address and certifies (generally on IRS Form W-8BEN or Form W-8BEN-E), under penalties of perjury, that it is a non-United States holder in compliance with applicable requirements; and

(3)	neither Citigroup nor its paying agent has actual knowledge or reason to know that the beneficial owner of the debt security is a United States holder.

•	withholding of United States federal income tax will generally not apply to any gain realized on the disposition of a debt security.

In general, backup withholding and information reporting will not apply to a payment of interest on a debt security to a non-United States holder, or to proceeds from the disposition of a debt security by a non-United States holder, in each case, if the holder certifies under penalties of perjury that it is a non-United States holder and neither Citigroup nor its paying agent has actual knowledge, or reason to know, to the contrary. Any amounts withheld under the backup withholding rules will be refunded or credited against the non-United States holder’s United States federal income tax liability provided the required information is timely furnished to the IRS. In certain circumstances, if a debt security is not held through a qualified intermediary, the amount of payments made on such debt security, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

FATCA

Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a holder of debt securities will generally be subject to 30% U.S. withholding tax on payments made on the debt securities if the holder (i) is, or holds its debt securities through, a foreign financial institution that has not entered into an agreement with the U.S. government to report, on an annual basis, certain information regarding accounts with or interests in the institution held by certain United States persons and by certain non-U.S. entities that are wholly or partially owned by United States persons, or that has been designated as a “nonparticipating foreign financial institution” if it is subject to an intergovernmental agreement between the United States and a foreign country, or (ii) fails to provide certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. The adoption of, or implementation of, an intergovernmental agreement between the United States and an applicable foreign country, or future U.S. Treasury regulations, may modify these requirements. If any taxes were to be deducted or withheld from any payments in respect of the debt securities as a result of a beneficial owner or intermediary’s failure to comply with the foregoing rules, no additional amounts will be paid on the debt securities as a result of the deduction or withholding of such tax. You should consult your own tax advisor on how these rules may apply to your investment in the debt securities.

CURRENCY CONVERSIONS AND FOREIGN EXCHANGE RISKS AFFECTING

DEBT SECURITIES DENOMINATED IN A FOREIGN CURRENCY

Currency Conversions

Unless otherwise specified in connection with a particular offering of debt securities, debt securities denominated in a foreign currency which are offered and sold in the United States (“DTC debt securities”) will be represented by beneficial interests in fully registered permanent global debt securities (“DTC global debt securities”) which will be deposited with Citibank, N.A., London Branch, as custodian for, and registered in the name of Cede & Co., as nominee for, DTC. While interests in the DTC debt securities are held through the DTC global debt securities, all payments in respect of such debt securities will be made in U.S. dollars.

As determined by the exchange agent under the terms of the fiscal agency agreement, in accordance with reasonable market practice, the amount of U.S. dollars payable in respect of any particular payment under the DTC debt securities will be equal to the amount of the relevant foreign currency U.S.$ rate of exchange prevailing as of 11:00 a.m. (London time) on the day which is two Business Days prior to the relevant payment date, less any costs incurred by the exchange agent for such conversion (to be shared pro rata among the holders of DTC debt securities accepting U.S. dollar payments in the proportion of their respective holdings), all in accordance with the fiscal agency agreement. If an exchange rate bid quotation is not available, the exchange agent shall obtain a bid quotation from a leading foreign exchange bank in London selected by the exchange agent for such purpose after consultation with Citigroup. If no bid quotation from a leading foreign exchange bank is available, payment will be in the relevant foreign currency to the account or accounts specified by DTC to the exchange agent. For purposes of this paragraph, a “Business Day” is a day on which commercial banks and foreign exchange markets settle payments in each of New York City and London.

Although DTC has agreed to the foregoing procedures, it is under no obligation to perform or continue to perform these procedures, and these procedures may be modified or discontinued.

Holders of the debt securities will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. For further information as to such consequences, see “— Foreign Exchange Risks” below.

Judgments in a Foreign Currency

The debt securities will be governed by, and construed in accordance with, the laws of New York State. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Any judgment awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

Foreign Exchange Risks

An investment in debt securities which are denominated in, and all payments in respect of which are to be made in, a currency other than the currency of the country in which the purchaser is a resident or the currency in which the purchaser conducts its business or activities (the “home currency”) entails significant risks that are not associated with a similar investment in a security denominated in the home currency. Such risks include, without limitation, the possibility of significant changes in the rates of exchange between the home currency and the relevant foreign currency and the possibility of the imposition or modification of foreign exchange controls with respect to the relevant foreign currency. Such risks generally depend on economic and political events over which Citigroup has no control. In recent years, rates of exchange for foreign currencies have been volatile and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in such rate that may occur during the term of the debt securities. Depreciation of the relevant foreign currency against the relevant home currency could result in a decrease in the effective yield of such relevant foreign denominated debt security below its coupon rate and, in certain circumstances, could result in a loss to the investor on a home currency basis.

This description of foreign currency risks does not describe all the risks of an investment in debt securities denominated in a currency other than the home currency. Prospective investors should consult with their financial and legal advisors as to the risks involved in an investment in a particular offering of debt securities.

DESCRIPTION OF COMMON STOCK WARRANTS

The following briefly summarizes the material terms and provisions of the common stock warrants. You should read the particular terms of the common stock warrants that are offered by Citigroup, which will be described in more detail in a supplement. The supplement will also state whether any of the general provisions summarized below do not apply to the common stock warrants being offered. The supplement may add, update or change the terms and conditions of the common stock warrants as described in this prospectus.

Citigroup may offer common stock warrants pursuant to which it may sell or purchase common stock. The common stock warrants will be issued under common stock warrant agreements to be entered into between Citigroup and a bank or trust company, as common stock warrant agent. Except as otherwise stated in a supplement, the common stock warrant agent will act solely as the agent of Citigroup under the applicable common stock warrant agreement and will not assume any obligation or relationship of agency or trust for or with any owners of common stock warrants. A copy of the form of common stock warrant agreement, including the form of common stock warrant certificate, will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. You should read the more detailed provisions of the common stock warrant agreement and the common stock warrant certificate for provisions that may be important to you.

General

The particular terms of each issue of common stock warrants, the common stock warrant agreement relating to the common stock warrants and the common stock warrant certificates representing common stock warrants will be described in the applicable supplement, including, as applicable:

•	the title of the common stock warrants;

•	the offering price of the common stock warrants;

•	the aggregate number of common stock warrants and the aggregate number of shares of common stock purchasable upon exercise of the common stock warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation and terms of the common stock with which the common stock warrants are issued, and the number of common stock warrants issued with each share of common stock;

•	the date, if any, on and after which the common stock warrants and the related common stock will be separately transferable;

•	the minimum or maximum number of the common stock warrants that may be exercised at any one time;

•	the date on which the right to exercise the common stock warrants will commence and the date on which the right will expire;

•	a discussion of United States federal income tax, accounting or other considerations applicable to the common stock warrants;

•	anti-dilution provisions of the common stock warrants, if any;

•	redemption or call provisions, if any, applicable to the common stock warrants; and

•	any additional terms of the common stock warrants, including terms, procedures and limitations relating to the exchange and exercise of the common stock warrants.

No Rights as Stockholders

Holders of common stock warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the common stock purchasable upon exercise of the common stock warrants.

Merger, Consolidation, Sale or Other Disposition

If at any time there is a merger or consolidation involving Citigroup or a sale, transfer, conveyance, other than lease, or other disposition of all or substantially all of the assets of Citigroup, then the assuming corporation will succeed to the obligations of Citigroup under the common stock warrant agreement and the related common stock warrants. Citigroup will then be relieved of any further obligation under the common stock warrant agreement and common stock warrants.

DESCRIPTION OF INDEX WARRANTS

The following briefly summarizes the material terms and provisions of the index warrants, other than pricing and related terms disclosed in a supplement. You should read the particular terms of the index warrants that are offered by Citigroup, which will be described in more detail in a supplement. The supplement will also state whether any of the general provisions summarized below do not apply to the index warrants being offered.

Each series of index warrants will be issued under a separate index warrant agreement to be entered into between Citigroup and a bank or trust company, as index warrant agent. A single bank or trust company may act as index warrant agent for more than one series of index warrants. The index warrant agent will act solely as the agent of Citigroup under the applicable index warrant agreement and will not assume any obligation or relationship of agency or trust for or with any owners of index warrants. A copy of the form of index warrant agreement, including the form of certificate or global certificate that will represent the index warrant certificate, will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. You should read the more detailed provisions of the index warrant agreement and the index warrant certificate or index warrant global certificate for provisions that may be important to you.

General

The index warrant agreement does not limit the number of index warrants that may be issued. Citigroup will have the right to “reopen” a previous series of index warrants by issuing additional index warrants of such series.

Each index warrant will entitle the warrant holder to receive from Citigroup, upon exercise, cash or securities. The amount in cash or number of securities will be determined by referring to an index calculated on the basis of prices, yields, levels or other specified objective measures in respect of:

•	one or more specified securities or securities indices;

•	one or more specified foreign currencies or currency indices;

•	a combination thereof; or

•	changes in such measure or differences between two or more such measures.

The supplement for a series of index warrants will describe the formula or methodology to be applied to the relevant index or indices to determine the amount payable or distributable on the index warrants.

If so specified in the supplement, the index warrants will entitle the warrant holder to receive from Citigroup a minimum or maximum amount upon automatic exercise at expiration or the happening of any other event described in the supplement.

The index warrants will be deemed to be automatically exercised upon expiration. Upon such automatic exercise, warrant holders will be entitled to receive the cash amount or number of securities due, if any, on such exercise.

You should read the supplement applicable to a series of index warrants for any circumstances in which the payment or distribution or the determination of the payment or distribution on the index warrants may be postponed or exercised early or cancelled. The amount due after any such delay or postponement, or early exercise or cancellation, will be described in the applicable supplement.

Unless otherwise specified in connection with a particular offering of index warrants, Citigroup will not purchase or take delivery of or sell or deliver any securities or currencies, including the underlying assets, other than the payment of any cash or distribution of any securities due on the index warrants, from or to warrant holders pursuant to the index warrants.

The applicable supplement relating to a series of index warrants will describe the following:

•	the aggregate number of such index warrants;

•	the offering price of such index warrants;

•	the measure or measures by which payment or distribution on such index warrants will be determined;

•	certain information regarding the underlying securities, foreign currencies or indices;

•

the amount of cash or number of securities due, or the means by which the amount of cash or number of securities due may be calculated, on exercise of the index warrants, including automatic exercise, or upon cancellation;

•	the date on which the index warrants may first be exercised and the date on which they expire;

•	any minimum number of index warrants exercisable at any one time;

•	any maximum number of index warrants that may, at Citigroup’s election, be exercised by all warrant holders or by any person or entity on any day;

•	any provisions permitting a warrant holder to condition an exercise of index warrants;

•	the method by which the index warrants may be exercised;

•	the currency in which the index warrants will be denominated and in which payments on the index warrants will be made or the securities that may be distributed in respect of the index warrants;

•	the method of making any foreign currency translation applicable to payments or distributions on the index warrants;

•	the method of providing for a substitute index or indices or otherwise determining the amount payable in connection with the exercise of index warrants if an index changes or is no longer available;

•	the time or times at which amounts will be payable or distributable in respect of such index warrants following exercise or automatic exercise;

•	any national securities exchange on, or self-regulatory organization with, which such index warrants will be listed;

•	any provisions for issuing such index warrants in certificated form;

•	if such index warrants are not issued in book-entry form, the place or places at and the procedures by which payments or distributions on the index warrants will be made; and

•	any other terms of such index warrants.

Prospective purchasers of index warrants should be aware of special United States federal income tax considerations applicable to instruments such as the index warrants. The supplement relating to each series of index warrants will describe these tax considerations. The summary of United States federal income tax considerations contained in the supplement will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. You are urged to consult your tax advisors before purchasing any index warrants.

Listing

Unless otherwise specified in connection with a particular offering of index warrants, the index warrants will be listed on a national securities exchange or with a self-regulatory organization, in each case as specified in the supplement. It is expected that such organization will stop trading a series of index warrants as of the close of business on the related expiration date of such index warrants.

Modification

The index warrant agreement and the terms of the related index warrants may be amended by Citigroup and the index warrant agent, without the consent of the holders of any index warrants, for any of the following purposes:

•	curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision;

•	maintaining the listing of such index warrants on any national securities exchange or with any other self-regulatory organization;

•

registering such index warrants under the Exchange Act, permitting the issuance of individual index warrant certificates to warrant holders, reflecting the issuance by Citigroup of additional index warrants of the same series or reflecting the appointment of a successor depositary; or

•	for any other purpose that Citigroup may deem necessary or desirable and which will not materially and adversely affect the interests of the warrant holders.

Citigroup and the index warrant agent also may modify or amend the index warrant agreement and the terms of the related index warrants, with the consent of the holders of not less than a majority of the then outstanding warrants of each series affected by such modification or amendment, for any purpose. However, no such modification or amendment may be made without the consent of each holder affected thereby if such modification or amendment:

•	changes the amount to be paid to the warrant holder or the manner in which that amount is to be determined;

•	shortens the period of time during which the index warrants may be exercised;

•	otherwise materially and adversely affects the exercise rights of the holders of the index warrants; or

•

reduces the percentage of the number of outstanding index warrants the consent of whose holders is required for modification or amendment of the index warrant agreement or the terms of the related index warrants.

Merger, Consolidation, Sale or Other Disposition

If at any time there is a merger or consolidation involving Citigroup or a sale, transfer, conveyance, other than lease, or other disposition of all or substantially all of the assets of Citigroup, then the assuming corporation will succeed to the obligations of Citigroup under the index warrant agreement and the related index warrants. Citigroup will then be relieved of any further obligation under the index warrant agreement and index warrants.

Enforceability of Rights by Warrant Holders

Any warrant holder may, without the consent of the index warrant agent or any other warrant holder, enforce by appropriate legal action on its own behalf his right to exercise, and to receive payment for, its index warrants.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, Citigroup’s authorized capital stock consists of 60 billion shares of common stock and 30 million shares of preferred stock. The following briefly summarizes the material terms of Citigroup’s common stock and outstanding preferred stock. You should read the more detailed provisions of Citigroup’s Restated Certificate of Incorporation and the certificate of designations relating to a series of preferred stock for provisions that may be important to you.

Common Stock

As of January 31, 2023, Citigroup had outstanding approximately 1,943,712,436 billion shares of its common stock. Each holder of common stock is entitled to one vote per share for the election of directors and for all other matters to be voted on by Citigroup’s stockholders. Except as otherwise provided by law, the holders of shares of common stock vote as one class. Holders of common stock may not cumulate their votes in the election of directors, and are entitled to share equally in the dividends that may be declared by the board of directors, but only after payment of dividends required to be paid on outstanding shares of preferred stock.

Upon voluntary or involuntary liquidation, dissolution or winding up of Citigroup, the holders of the common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock. There are no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of common stock. All of the outstanding shares of common stock are fully paid and nonassessable. The transfer agent and registrar for the common stock is Computershare Inc. and Computershare Trust Company, N.A. The common stock is listed on the NYSE under the symbol “C.”

Preferred Stock

The general terms of Citigroup’s preferred stock are described below under “Description of Preferred Stock.”

As of the date of this prospectus, Citigroup had outstanding the following series of preferred stock with the following terms:

Title of Series	Number of Shares Outstanding	Dividend Rate Per Year		Redemption Price Per Share ($)	Date Next Redeemable by Citigroup
5.950% Fixed Rate/Floating Rate Noncumulative Preferred Stock, Series A	60,000	5.950	%(1)	25,000	April 30, 2023
5.90% Fixed Rate/Floating Rate Noncumulative Preferred Stock, Series B	30,000	5.900	%(2)	25,000	May 15, 2023
5.350% Fixed Rate/Floating Rate Noncumulative Preferred Stock, Series D	50,000	5.350	%(3)	25,000	May 15, 2023
7.125% Fixed Rate/Floating Rate Noncumulative Preferred Stock, Series J	38,000	7.125	%(4)	25,000	September 30, 2023
6.875% Fixed Rate/Floating Rate Noncumulative Preferred Stock, Series K	59,800	6.875	%(5)	25,000	November 15, 2023
6.300% Fixed Rate/Floating Rate Noncumulative Preferred Stock, Series M	70,000	6.300	%(6)	25,000	May 15, 2024
5.950% Fixed Rate/Floating Rate Noncumulative Preferred Stock, Series P	80,000	5.950	%(7)	25,000	May 15, 2025
6.250% Fixed Rate/Floating Rate Noncumulative Preferred Stock, Series T	60,000	6.250	%(8)	25,000	August 15, 2026
5.000% Fixed Rate/Floating Rate Noncumulative Preferred Stock, Series U	60,000	5.000	%(9)	25,000	September 12, 2024
4.700% Fixed Rate/Floating Rate Noncumulative Preferred Stock, Series V	60,000	4.700	%(10)	25,000	January 30, 2025
4.000% Fixed Rate Reset Noncumulative Preferred Stock, Series W	60,000	4.000	%(11)	25,000	December 10, 2025
3.875% Fixed Rate Reset Noncumulative Preferred Stock, Series X	92,000	3.875	%(12)	25,000	February 18, 2026
4.150% Fixed Rate/Floating Rate Noncumulative Preferred Stock, Series Y	40,000	4.150	%(13)	25,000	November 15, 2026
7.375% Fixed Rate/Floating Rate Noncumulative Preferred Stock, Series Z	50,000	7.375	%(14)	25,000	May 15, 2028

(1)	Dividends payable at the fixed rate until January 30, 2023, and thereafter at a rate equal to a floating rate equal to three-month LIBOR plus 4.068%.
(2)	Dividends payable at the fixed rate until February 15, 2023, and thereafter at a rate equal to a floating rate equal to three-month LIBOR plus 4.23%.
(3)	Dividends payable at the fixed rate until May 15, 2023, and thereafter at a rate equal to a floating rate equal to three-month LIBOR plus 3.466%.
(4)	Dividends payable at the fixed rate until September 30, 2023, and thereafter at a rate equal to a floating rate equal to three-month LIBOR plus 4.040%.
(5)	Dividends payable at the fixed rate until November 15, 2023, and thereafter at a rate equal to a floating rate equal to three-month LIBOR plus 4.130%.
(6)	Dividends payable at the fixed rate until May 15, 2024, and thereafter at a rate equal to a floating rate equal to three-month LIBOR plus 3.423%.
(7)	Dividends payable at the fixed rate until May 15, 2025, and thereafter at a rate equal to a floating rate equal to three-month LIBOR plus 3.905%.
(8)	Dividends payable at the fixed rate until August 15, 2026, and thereafter at a rate equal to a floating rate equal to three-month LIBOR plus 4.517%.
(9)	Dividends payable at the fixed rate until September 12, 2024, and thereafter at a rate equal to a floating rate equal to SOFR plus 3.813%.

(10)	Dividends payable at the fixed rate until January 30, 2025, and thereafter at a rate equal to a floating rate equal to SOFR plus 3.234%.
(11)

Dividends payable at the fixed rate until December 10, 2025, and thereafter at a rate equal to a floating rate equal to the five-year treasury rate as of the most recent reset dividend determination date plus 3.597%.

(12)

Dividends payable at the fixed rate until February 18, 2026, and thereafter at a rate equal to a floating rate equal to the five-year treasury rate as of the most recent reset dividend determination date plus 3.417%.

(13)

Dividends payable at the fixed rate until November 15, 2026, and thereafter at a rate equal to a floating rate equal to the five-year treasury rate as of the most recent reset dividend determination date plus 3.000%.

(14)

Dividends payable at the fixed rate until May 15, 2028, and thereafter at a rate equal to a floating rate equal to the five-year treasury rate as of the most recent reset dividend determination date plus 3.209%.

The following summary of each series of Citigroup’s preferred stock outstanding on the date hereof is qualified in its entirety by reference to the description of those securities contained in the Restated Certificate of Incorporation of Citigroup and the applicable certificate of designations for each series.

Series A Preferred Stock

Preferential Rights. The Series A Preferred Stock ranks senior to Citigroup common stock and ranks equally with each other series of Citigroup preferred stock outstanding on the date hereof as to dividends and distributions upon the liquidation, dissolution or winding up of Citigroup. The Series A Preferred Stock is not convertible into or exchangeable for any shares of common stock or any other class of Citigroup capital stock. Holders of the Series A Preferred Stock do not have any preemptive rights. Citigroup may issue stock with preferences equal with or junior to the Series A Preferred Stock without the consent of the holders of the Series A Preferred Stock.

Dividends. Holders of the Series A Preferred Stock are entitled to receive cash dividends when and as declared by the board of directors of Citigroup or a duly authorized committee of the board out of assets legally available for payment, (i) from the date of issuance to, but excluding, January 30, 2023, at an annual rate of 5.950% on the liquidation preference of $25,000 per share of Series A Preferred Stock, semi-annually in arrears, on January 30 and July 30 of each year, beginning on July 30, 2013, and (ii) from and including January 30, 2023, at an annual rate equal to three-month LIBOR plus 4.068% on the liquidation preference amount of $25,000 per share of Series A Preferred Stock, quarterly in arrears, on January 30, April 30, July 30, and October 30 of each year, beginning on April 30, 2023. Dividends on the Series A Preferred Stock are noncumulative.

As long as shares of Series A Preferred Stock remain outstanding, unless full noncumulative dividends for the dividend period then ending have been paid or declared and set apart for payment on all outstanding shares of the Series A Preferred Stock, Citigroup cannot declare or pay any cash dividends on any shares of common stock or other capital stock ranking junior to the Series A Preferred Stock during the next succeeding dividend period.

Voting Rights. Holders of Series A Preferred Stock do not have voting rights other than those described below and as specifically required by Delaware law.

If any quarterly dividend payable on any Series A Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series A Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series A Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series A Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. The voting rights of the holders of the Series A Preferred Stock to elect the Preferred Stock Directors will cease when Citigroup has paid noncumulative dividends in full for at least two consecutive semiannual or four consecutive quarterly dividend periods, as applicable, following a Nonpayment on the Series A Preferred Stock and on any noncumulative dividend parity stock and has paid cumulative dividends in full on any cumulative dividend parity stock (but subject always to the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future dividend periods).

Also, without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Series A Preferred Stock then outstanding, Citigroup may not create any class of stock having preference as to dividends or distributions of the assets over the Series A Preferred Stock, or alter or change the provisions of Citigroup’s certificate of incorporation (including any certificate of amendment or certificate of designations relating to the Series A Preferred Stock) so as to adversely affect the powers, preferences or rights of the holders of shares of Series A Preferred Stock.

Distributions. In the event of the voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of Series A Preferred Stock are entitled to receive out of assets available for distribution to stockholders, before any distribution of assets may be made to or set aside to holders of capital stock ranking junior to the Series A Preferred Stock as to distributions, a liquidating distribution in an amount equal to $25,000 per share, plus any accrued and accumulated but unpaid dividends thereon to the date of final distribution.

Redemption. Citigroup may redeem the Series A Preferred Stock, with the prior approval of the Federal Reserve if required, (i) in whole or in part, at its option, at any time or from time to time on any dividend payment date on or after January 30, 2023, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined in the Series A Preferred Stock certificate of designations), in each case at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the date fixed for redemption.

Series B Preferred Stock

Preferential Rights. The Series B Preferred Stock ranks senior to Citigroup common stock and ranks equally with each other series of Citigroup preferred stock outstanding on the date hereof as to dividends and distributions upon the liquidation, dissolution or winding up of Citigroup. The Series B Preferred Stock is not convertible into or exchangeable for any shares of common stock or any other class of Citigroup capital stock. Holders of the Series B Preferred Stock do not have any preemptive rights. Citigroup may issue stock with preferences equal with or junior to the Series B Preferred Stock without the consent of the holders of the Series B Preferred Stock.

Dividends. Holders of the Series B Preferred Stock are entitled to receive cash dividends when and as declared by the board of directors of Citigroup or a duly authorized committee of the board out of assets legally available for payment, (i) from the date of issuance to, but excluding February 15, 2023, at an annual rate of 5.90% on the liquidation preference amount of $25,000 per share of Series B Preferred Stock, semi-annually in arrears, on February 15 and August 15 of each year, beginning on August 15, 2013, and (ii) from, and including, February 15, 2023, at an annual rate equal to three-month LIBOR plus 4.23% on the liquidation preference amount of $25,000 per share of Series B Preferred Stock, quarterly in arrears, on February 15, May 15, August 15, and November 15 of each year, beginning on May 15, 2023. Dividends on the Series B Preferred Stock are noncumulative.

As long as shares of Series B Preferred Stock remain outstanding, unless full noncumulative dividends for the dividend period then ending have been paid or declared and set apart for payment on all outstanding shares of the Series B Preferred Stock, Citigroup cannot declare or pay any cash dividends on any shares of common stock or other capital stock ranking junior to the Series B Preferred Stock during the next succeeding dividend period.

Voting Rights. Holders of Series B Preferred Stock do not have voting rights other than those described below and as specifically required by Delaware law.

If any quarterly dividend payable on any Series B Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series B Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series B Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series B Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. The voting rights of the holders of the Series B Preferred Stock to elect the Preferred Stock Directors will cease when Citigroup has paid noncumulative dividends in full for at least two consecutive semiannual or four consecutive quarterly dividend periods, as applicable, following a Nonpayment on the Series B Preferred Stock and on any noncumulative dividend parity stock and has paid cumulative dividends in full on any cumulative dividend parity stock (but subject always to the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future dividend periods).

Also, without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Series B Preferred Stock then outstanding, Citigroup may not create any class of stock having preference as to dividends or distributions of the assets over the Series B Preferred Stock, or alter or change the provisions of Citigroup’s certificate of incorporation (including any certificate of amendment or certificate of designations relating to the Series B Preferred Stock) so as to adversely affect the powers, preferences or rights of the holders of shares of Series B Preferred Stock.

Distributions. In the event of the voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of Series B Preferred Stock are entitled to receive out of assets available for distribution to stockholders, before any distribution of assets may be made to or set aside to holders of capital stock ranking junior to the Series B Preferred Stock as to distributions, a liquidating distribution in an amount equal to $25,000 per share, plus any accrued and accumulated but unpaid dividends thereon to the date of final distribution.

Redemption. Citigroup may redeem the Series B Preferred Stock, with the prior approval of the Federal Reserve if required, (i) in whole or in part, at its option, at any time or from time to time on any dividend payment date on or after February 15, 2023, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined in the Series B Preferred Stock certificate of designations), in each case at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the date fixed for redemption.

Series D Preferred Stock

Preferential Rights. The Series D Preferred Stock ranks senior to Citigroup common stock, ranks equally with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series J Preferred Stock, as to dividends and distributions upon the liquidation, dissolution or winding up of Citigroup. The Series D Preferred Stock is not convertible into or exchangeable for any shares of common stock or any other class of Citigroup capital stock. Holders of the Series D Preferred Stock do not have any preemptive rights. Citigroup may issue stock with preferences equal with or junior to the Series D Preferred Stock without the consent of the holders of the Series D Preferred Stock.

Dividends. Holders of the Series D Preferred Stock are entitled to receive cash dividends when and as declared by the board of directors of Citigroup or a duly authorized committee of the board out of assets legally available for payment, (i) from the date of issuance to, but excluding, May 15, 2023, at an annual rate of 5.350% on the liquidation preference amount of $25,000 per share of Series D Preferred Stock, semi-annually in arrears, on May 15 and November 15 of each year, beginning on November 15, 2013, and (ii) from, and including, May 15, 2023, at an annual rate equal to three-month LIBOR plus 3.466% on the liquidation preference amount of $25,000 per share of Series D Preferred Stock, quarterly in arrears, on February 15, May 15, August 15 and November 15 of each year, beginning on August 15, 2023. Dividends on the Series D Preferred Stock are noncumulative.

As long as shares of Series D Preferred Stock remain outstanding, unless full noncumulative dividends for the dividend period then ending have been paid or declared and set apart for payment on all outstanding shares of the Series D Preferred Stock, Citigroup cannot declare or pay any cash dividends on any shares of common stock or other capital stock ranking junior to the Series D Preferred Stock during the next succeeding dividend period.

Voting Rights. Holders of Series D Preferred stock do not have voting rights other than those described below and as specifically required by Delaware law. If any quarterly dividend payable on any Series D Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series D Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series D Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series D Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. The voting rights of the holders of the Series D Preferred Stock to elect the Preferred Stock Directors will cease when Citigroup has paid noncumulative dividends in full for at least two consecutive semiannual or four consecutive quarterly dividend periods, as applicable, following a Nonpayment on the Series D Preferred Stock and on any noncumulative dividend parity stock and has paid cumulative dividends in full on any cumulative dividend parity stock (but subject always to the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future dividend periods).

Also, without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Series D Preferred Stock then outstanding. Citigroup may not create any class of stock having preference as to dividends or distributions of the assets over the Series D Preferred Stock, or alter or change the provisions of Citigroup’s certificate of incorporation (including any certificate of amendment or certificate of designations relating to the Series D Preferred Stock) so as to adversely affect the powers, preferences or rights of the holders of shares of Series D Preferred Stock.

Distribution. In the event of the voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of Series D Preferred Stock are entitled to receive out of assets available for distribution to stockholders, before any distribution of assets may be made to or set aside to holders of capital stock ranking junior to the Series D Preferred Stock as to distributions, a liquidating distribution in an amount equal to $25,000 per share, plus any accrued and accumulated but unpaid dividends thereon to the date of final distribution.

Redemption. Citigroup may redeem the Series D Preferred Stock, with the prior approval of the Federal Reserve if required, (i) in whole or in part, at its option, at any time or from time to time on any dividend payment date on or after May 15, 2023, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined in the Series D Preferred Stock certificate of designations), in each case at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the date fixed for redemption.

Series J Preferred Stock

Preferential Rights. The Series J Preferred Stock ranks senior to Citigroup common stock and ranks equally with each other series of Citigroup preferred stock outstanding on the date hereof as to dividends and distributions upon the liquidation, dissolution or winding up of Citigroup. The Series J Preferred Stock is not convertible into or exchangeable for any shares of common stock or any other class of Citigroup capital stock. Holders of the Series J Preferred Stock do not have any preemptive rights. Citigroup may issue stock with preferences equal with or junior to the Series J Preferred Stock without the consent of the holders of the Series J Preferred Stock.

Dividends. Holders of the Series J Preferred Stock are entitled to receive cash dividends when and as declared by the board of directors of Citigroup or a duly authorized committee of the board out of assets legally available for payment, (i) from the date of issuance to, but excluding September 30, 2023, at an annual rate of 7.125% on the liquidation preference amount of $25,000 per share quarterly in arrears on March 30, June 30, September 30 and December 30 of each year, beginning on December 30, 2013, and (ii) from, and including, September 30, 2023, at an annual rate equal to three-month LIBOR plus 4.040% on the liquidation preference amount of $25,000 per share of Series J Preferred Stock, quarterly in arrears, on March 30, June 30, September 30 and December 30 of each year, beginning on December 30, 2013. Dividends on the Series J Preferred Stock are noncumulative and are payable quarterly in arrears.

As long as shares of Series J Preferred Stock remain outstanding, unless full noncumulative dividends for the dividend period then ending have been paid or declared and set apart for payment on all outstanding shares of the Series J Preferred Stock, Citigroup cannot declare or pay any cash dividends on any shares of common stock or other capital stock ranking junior to the Series J Preferred Stock during the next succeeding dividend period.

Voting Rights. Holders of Series J Preferred Stock do not have voting rights other than those described below and as specifically required by Delaware law.

If any quarterly dividend payable on any Series J Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series J Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series J Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series J Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. The voting rights of the holders of the Series J Preferred Stock to elect the Preferred Stock Directors will cease when Citigroup has paid noncumulative dividends in full for at least two consecutive semiannual or four consecutive quarterly dividend periods, as applicable, following a Nonpayment on the Series J Preferred Stock and on any noncumulative dividend parity stock and has paid cumulative dividends in full on any cumulative dividend parity stock (but subject always to the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future dividend periods).

Also, without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Series J Preferred Stock then outstanding, Citigroup may not create any class of stock having preference as to dividends or distributions of the assets over the Series J Preferred Stock, or alter or change the provisions of Citigroup’s certificate of incorporation (including any certificate of amendment or certificate of designations relating to the Series J Preferred Stock) so as to adversely affect the powers, preferences or rights of the holders of shares of Series J Preferred Stock.

Distributions. In the event of the voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of Series J Preferred Stock are entitled to receive out of assets available for distribution to stockholders, before any distribution of assets may be made to or set aside to holders of capital stock ranking junior to the Series J Preferred Stock as to distributions, a liquidating distribution in an amount equal to $25,000 per share, plus any accrued and accumulated but unpaid dividends thereon to the date of final distribution.

Redemption. Citigroup may redeem the Series J Preferred Stock, with the prior approval of the Federal Reserve if required, (i) in whole or in part, at its option, at any time or from time to time, on any dividend payment date on or after September 30, 2023 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined in the Series J Preferred Stock certificate of designations), in each case at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the date fixed for redemption.

Series K Preferred Stock

Preferential Rights. The Series K Preferred Stock ranks senior to Citigroup common stock and ranks equally with each other series of Citigroup preferred stock outstanding on the date hereof as to dividends and distributions upon the liquidation, dissolution or winding up of Citigroup. The Series K Preferred Stock is not convertible into or exchangeable for any shares of common stock or any other class of Citigroup capital stock. Holders of the Series K Preferred Stock do not have any preemptive rights. Citigroup may issue stock with preferences equal with or junior to the Series K Preferred Stock without the consent of the holders of the Series K Preferred Stock.

Dividends. Holders of the Series K Preferred Stock are entitled to receive cash dividends when and as declared by the board of directors of Citigroup or a duly authorized committee of the board out of assets legally available for payment, (i) from the date of issuance to, but excluding November 15, 2023, at an annual rate of

6.875% on the liquidation preference amount of $25,000 per share quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2014 and (ii) from, and including, November 15, 2023, at an annual rate equal to three-month LIBOR plus 4.130% on the liquidation preference amount of $25,000 per share of Series K Preferred Stock, quarterly in arrears, on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2024. Dividends on the Series K Preferred Stock are noncumulative and are payable quarterly in arrears.

As long as shares of Series K Preferred Stock remain outstanding, unless full noncumulative dividends for the dividend period then ending have been paid or declared and set apart for payment on all outstanding shares of the Series K Preferred Stock, Citigroup cannot declare or pay any cash dividends on any shares of common stock or other capital stock ranking junior to the Series K Preferred Stock during the next succeeding dividend period.

Voting Rights. Holders of Series K Preferred Stock do not have voting rights other than those described below and as specifically required by Delaware law.

If any quarterly dividend payable on any Series K Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series K Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series K Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series K Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. The voting rights of the holders of the Series K Preferred Stock to elect the Preferred Stock Directors will cease when Citigroup has paid noncumulative dividends in full for at least two consecutive semiannual or four consecutive quarterly dividend periods, as applicable, following a Nonpayment on the Series K Preferred Stock and on any noncumulative dividend parity stock and has paid cumulative dividends in full on any cumulative dividend parity stock (but subject always to the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future dividend periods).

Also, without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Series K Preferred Stock then outstanding, Citigroup may not create any class of stock having preference as to dividends or distributions of the assets over the Series K Preferred Stock, or alter or change the provisions of Citigroup’s certificate of incorporation (including any certificate of amendment or certificate of designations relating to the Series K Preferred Stock) so as to adversely affect the powers, preferences or rights of the holders of shares of Series K Preferred Stock.

Distributions. In the event of the voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of Series K Preferred Stock are entitled to receive out of assets available for distribution to stockholders, before any distribution of assets may be made to or set aside to holders of capital stock ranking junior to the Series K Preferred Stock as to distributions, a liquidating distribution in an amount equal to $25,000 per share, plus any accrued and accumulated but unpaid dividends thereon to the date of final distribution.

Redemption. Citigroup may redeem the Series K Preferred Stock, with the prior approval of the Federal Reserve if required, (i) in whole or in part, at its option, at any time or from time to time, on any dividend payment date on or after November 15, 2023 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined in the Series K Preferred Stock certificate of designations), in each case at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the date fixed for redemption.

Series M Preferred Stock

Preferential Rights. The Series M Preferred Stock ranks senior to Citigroup common stock and ranks equally with each other series of Citigroup preferred stock outstanding on the date hereof as to dividends and distributions upon the liquidation, dissolution or winding up of Citigroup. The Series M Preferred Stock is not convertible into or exchangeable for any shares of common stock or any other class of Citigroup capital stock. Holders of the Series M Preferred Stock do not have any preemptive rights. Citigroup may issue stock with preferences equal with or junior to the Series M Preferred Stock without the consent of the holders of the Series M Preferred Stock.

Dividends. Holders of the Series M Preferred Stock are entitled to receive cash dividends when and as declared by the board of directors of Citigroup or a duly authorized committee of the board out of assets legally available for payment, (i) at an annual rate of 6.300% on the liquidation preference amount of $25,000 per share semiannually in arrears on each May 15 and November 15, beginning November 15, 2014, and (ii) at an annual rate equal to three-month LIBOR plus 3.423% on the liquidation preference amount of $25,000 per share quarterly in arrears on each February 15, May 15, August 15 and November 15, beginning August 15, 2024. Dividends on the Series M Preferred Stock are noncumulative and are payable semiannually or quarterly, as applicable, in arrears. As long as shares of Series M Preferred Stock remain outstanding, unless full noncumulative dividends for the dividend period then ending have been paid or declared and set apart for payment on all outstanding shares of the Series M Preferred Stock, Citigroup cannot declare or pay any cash dividends on any shares of common stock or other capital stock ranking junior to the Series M Preferred Stock during the next succeeding dividend period.

Voting Rights. Holders of Series M Preferred Stock do not have voting rights other than those described below and as specifically required by Delaware law.

If any semiannual dividend payable on any Series M Preferred Stock is in arrears for three or more semiannual dividend periods, whether or not for consecutive dividend periods, the holders of the Series M Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series M Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series M Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. The voting rights of the holders of the Series M Preferred Stock to elect the Preferred Stock Directors will cease when Citigroup has paid noncumulative dividends in full for at least two consecutive semiannual or four consecutive quarterly dividend periods, as applicable, following a Nonpayment on the Series M Preferred Stock and on any noncumulative dividend parity stock and has paid cumulative dividends in full on any cumulative dividend parity stock (but subject always to the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future dividend periods).

Also, without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Series M Preferred Stock then outstanding, Citigroup may not create any class of stock having preference as to dividends or distributions of the assets over the Series M Preferred Stock, or alter or change the provisions of Citigroup’s certificate of incorporation (including any certificate of amendment or certificate of designations relating to the Series M Preferred Stock) so as to adversely affect the powers, preferences or rights of the holders of shares of Series M Preferred Stock.

Distributions. In the event of the voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of Series M Preferred Stock are entitled to receive out of assets available for distribution to stockholders, before any distribution of assets may be made to or set aside to holders of capital stock ranking junior to the Series M Preferred Stock as to distributions, a liquidating distribution in an amount equal to $25,000 per share, plus any dividends thereon from the last dividend payment date to, but excluding, the date of liquidation, dissolution or winding up, but only if and to the extent declared.

Redemption. Citigroup may redeem the Series M Preferred Stock, with the prior approval of the Federal Reserve if required, (i) in whole or in part, at its option, at any time or from time to time, on any dividend payment date on or after May 15, 2024, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined in the Series M Preferred Stock certificate of designations), in each case at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the date fixed for redemption.

Series P Preferred Stock

Preferential Rights. The Series P Preferred Stock ranks senior to Citigroup common stock and ranks equally with each other series of Citigroup preferred stock outstanding on the date hereof as to dividends and distributions upon the liquidation, dissolution or winding up of Citigroup. The Series P Preferred Stock is not convertible into or exchangeable for any shares of common stock or any other class of Citigroup capital stock. Holders of the Series P Preferred Stock do not have any preemptive rights. Citigroup may issue stock with preferences equal with or junior to the Series P Preferred Stock without the consent of the holders of the Series P Preferred Stock.

Dividends. Holders of the Series P Preferred Stock are entitled to receive cash dividends when and as declared by the board of directors of Citigroup or a duly authorized committee of the board out of assets legally available for payment, (i) at an annual rate of 5.950% on the liquidation preference amount of $25,000 per share semiannually in arrears on each May 15 and November 15, beginning November 15, 2015, and (ii) at an annual rate equal to three-month LIBOR plus 3.905% on the liquidation preference amount of $25,000 per share quarterly in arrears on each February 15, May 15, August 15 and November 15, beginning August 15, 2025. Dividends on the Series P Preferred Stock are noncumulative and are payable semiannually or quarterly, as applicable, in arrears. As long as shares of Series P Preferred Stock remain outstanding, unless full noncumulative dividends for the dividend period then ending have been paid or declared and set apart for payment on all outstanding shares of the Series P Preferred Stock, Citigroup cannot declare or pay any cash dividend on any shares of common stock or other capital stock ranking junior to the Series P Preferred Stock during the next succeeding dividend period.

Voting Rights. Holders of the Series P Preferred Stock do not have voting rights other than those described below and as specifically required by Delaware law.

If any semiannual dividend payable on any Series P Preferred Stock is in arrears for three or more semiannual dividend periods, whether or not for consecutive dividend periods, the holders of the Series P Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series P Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series P Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. The voting rights of the holders of the Series P Preferred Stock to elect the Preferred Stock Directors will cease when Citigroup has paid noncumulative dividends in full for at least two consecutive semi-annual or four consecutive quarterly dividend periods, as applicable, following a Nonpayment of the Series P Preferred Stock and on any noncumulative dividend parity stock and has paid cumulative dividends in full on any cumulative dividend parity stock (but subject always to the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future dividend periods).

Also, without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Series P Preferred Stock then outstanding, Citigroup may not create any class of stock having preference as to dividends or distributions of the assets over the Series P Preferred Stock, or alter or change the provisions of Citigroup’s certificate of incorporation (including any certificate of amendment or certificate of designations relating to the Series P Preferred Stock) so as to adversely affect the powers, preferences or rights of the holder of the shares of Series P Preferred Stock.

Distributions. In the event of the voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of Series P Preferred Stock are entitled to receive out of assets available for distribution to stockholders, before any distribution of assets may be made or set aside to holders of capital stock ranking junior to the Series P Preferred Stock as to distributions, a liquidating distribution in an amount equal to $25,000 per share, plus any dividends thereon from the last dividend payment date to, but excluding, the date of liquidation, dissolution or winding up, but only if and to the extent declared.

Redemption. Citigroup may redeem the Series P Preferred Stock, with the prior approval of the Federal Reserve if required, (i) in whole or in part, at its option, at any time or from time to time, on any dividend payment date on or after May 15, 2025, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined in the Series P Preferred Stock certificate of designations), in each case at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the date fixed for redemption.

Series T Preferred Stock

Preferential Rights. The Series T Preferred Stock ranks senior to Citigroup common stock and ranks equally with each other series of Citigroup preferred stock outstanding on the date hereof as to dividends and distributions upon the liquidation, dissolution or winding up of Citigroup. The Series T Preferred Stock is not convertible into or exchangeable for any shares of common stock or any other class of Citigroup capital stock. Holders of the Series T Preferred Stock do not have any preemptive rights. Citigroup may issue stock with preferences equal with or junior to the Series T Preferred Stock without the consent of the holders of the Series T Preferred Stock.

Dividends. Holders of the Series T Preferred Stock are entitled to receive cash dividends when and as declared by the board of directors of Citigroup or a duly authorized committee of the board out of assets legally available for payment, (i) at an annual rate of 6.250% on the liquidation preference amount of $25,000 per share semiannually in arrears on each February 15 and August 15, beginning February 15, 2017, and (ii) at an annual rate equal to three-month LIBOR plus 4.517% on the liquidation preference amount of $25,000 per share quarterly in arrears on each February 15, May 15, August 15 and November 15, beginning November 15, 2026. Dividends on the Series T Preferred Stock are noncumulative and are payable semiannually or quarterly, as applicable, in arrears. As long as shares of Series T Preferred Stock remain outstanding, unless full noncumulative dividends for the dividend period then ending have been paid or declared and set apart for payment on all outstanding shares of the Series T Preferred Stock, Citigroup cannot declare or pay any cash dividend on any shares of common stock or other capital stock ranking junior to the Series T Preferred Stock during the next succeeding dividend period.

Voting Rights. Holders of the Series T Preferred Stock do not have voting rights other than those described below and as specifically required by Delaware law.

If any semiannual dividend payable on any Series T Preferred Stock is in arrears for three or more semiannual dividend periods, whether or not for consecutive dividend periods, the holders of the Series T Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series T Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series T Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. The voting rights of the holders of the Series T Preferred Stock to elect the Preferred Stock Directors will cease when Citigroup has paid noncumulative dividends in full for at least two consecutive semiannual or four consecutive quarterly dividend periods, as applicable, following a Nonpayment of the Series T Preferred Stock and on any noncumulative dividend parity stock and has paid cumulative dividends in full on any cumulative dividend parity stock (but subject always to the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future dividend periods).

Also, without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Series T Preferred Stock then outstanding, Citigroup may not create any class of stock having preference as to dividends or distributions of the assets over the Series T Preferred Stock, or alter or change the provisions of Citigroup’s certificate of incorporation (including any certificate of amendment or certificate of designations relating to the Series T Preferred Stock) so as to adversely affect the powers, preferences or rights of the holder of the shares of Series T Preferred Stock.

Distributions. In the event of the voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of Series T Preferred Stock are entitled to receive out of assets legally available for distribution to stockholders, before any distribution of assets may be made or set aside to holders of capital stock ranking junior to the Series T Preferred Stock as to distributions, a liquidating distribution in an amount equal to $25,000 per share, plus any dividends thereon from the last dividend payment date to, but excluding, the date of liquidation, dissolution or winding up, but only if and to the extent declared.

Redemption. Citigroup may redeem the Series T Preferred Stock, with the prior approval of the Federal Reserve if required, (i) in whole or in part, at its option, at any time or from time to time, on any dividend payment date on or after August 15, 2026, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined in the Series T Preferred Stock certificate of designations), in each case at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the date fixed for redemption.

Series U Preferred Stock

Preferential Rights. The Series U Preferred Stock ranks senior to Citigroup common stock and ranks equally with each other series of Citigroup preferred stock outstanding on the date hereof as to dividends and distributions upon the liquidation, dissolution or winding up of Citigroup. The Series U Preferred Stock is not convertible into or exchangeable for any shares of common stock or any other class of Citigroup capital stock. Holders of the Series U Preferred Stock do not have any preemptive rights. Citigroup may issue stock with preferences equal with or junior to the Series U Preferred Stock without the consent of the holders of the Series U Preferred Stock.

Dividends. Holders of the Series U Preferred Stock are entitled to receive cash dividends when and as declared by the board of directors of Citigroup or a duly authorized committee of the board out of assets legally available for payment, (i) at an annual rate of 5.000% on the liquidation preference amount of $25,000 per share semiannually in arrears on each March 12 and September 12, beginning March 12, 2020, and (ii) from, and including, September 12, 2024, at an annual rate equal to SOFR (as defined in the Series U Preferred Stock certificate of designations and compounding daily over each dividend period as described in the Series U Preferred Stock certificate of designations) plus 3.813% on the liquidation preference amount of $25,000 per share quarterly in arrears on the second business day (as defined in the Series U Preferred Stock certificate of designations) following each “dividend period end date”. A “dividend period end date” is the 12th of each March, June, September and December, beginning December 12, 2024. Dividends on the Series U Preferred Stock are noncumulative and are payable semiannually or quarterly, as applicable, in arrears. As long as shares of Series U Preferred Stock remain outstanding, unless full noncumulative dividends for the dividend period then ending have been paid or declared and set apart for payment on all outstanding shares of the Series U Preferred Stock, Citigroup cannot declare or pay any cash dividend on any shares of common stock or other capital stock ranking junior to the Series U Preferred Stock during the next succeeding dividend period.

Voting Rights. Holders of the Series U Preferred Stock do not have voting rights other than those described below and as specifically required by Delaware law.

If any semiannual dividend payable on any Series U Preferred Stock is in arrears for three or more semiannual dividend periods, whether or not for consecutive dividend periods, the holders of the Series U Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series U Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series U Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. The voting rights of the holders of the Series U Preferred Stock to elect the Preferred Stock Directors will cease when Citigroup has paid noncumulative dividends in full for at least two consecutive semiannual or four consecutive quarterly dividend periods, as applicable, following a Nonpayment of the Series U Preferred Stock and on any noncumulative dividend parity stock and has paid cumulative dividends in full on any cumulative dividend parity stock (but subject always to the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future dividend periods).

Also, without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Series U Preferred Stock then outstanding, Citigroup may not create any class of stock having preference as to dividends or distributions of the assets over the Series U Preferred Stock, or alter or change the provisions of Citigroup’s certificate of incorporation (including any certificate of amendment or certificate of designations relating to the Series U Preferred Stock) so as to adversely affect the powers, preferences or rights of the holder of the shares of Series U Preferred Stock.

Distributions. In the event of the voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of Series U Preferred Stock are entitled to receive out of assets legally available for distribution to stockholders, before any distribution of assets may be made or set aside to holders of capital stock ranking junior to the Series U Preferred Stock as to distributions, a liquidating distribution in an amount equal to $25,000 per share, plus any dividends thereon from the last dividend payment date to, but excluding, the date of liquidation, dissolution or winding up, but only if and to the extent declared.

Redemption. Citigroup may redeem the Series U Preferred Stock, with the prior approval of the Federal Reserve if required, (i) in whole or in part, at its option, at any time or from time to time, on September 12, 2024 and any dividend period end date on or after December 12, 2024, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined in the Series U Preferred Stock certificate of designations), in each case at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the date fixed for redemption.

Series V Preferred Stock

Preferential Rights. The Series V Preferred Stock ranks senior to Citigroup common stock and ranks equally with each other series of Citigroup preferred stock outstanding on the date hereof as to dividends and distributions upon the liquidation, dissolution or winding up of Citigroup. The Series V Preferred Stock is not convertible into or exchangeable for any shares of common stock or any other class of Citigroup capital stock. Holders of the Series V Preferred Stock do not have any preemptive rights. Citigroup may issue stock with preferences equal with or junior to the Series V Preferred Stock without the consent of the holders of the Series V Preferred Stock.

Dividends. Holders of the Series V Preferred Stock are entitled to receive cash dividends when and as declared by the board of directors of Citigroup or a duly authorized committee of the board out of assets legally available for payment, (i) at an annual rate of 4.700% on the liquidation preference amount of $25,000 per share semiannually in arrears on each January 30 and July 30, beginning July 30, 2020, and (ii) from, and including, January 30, 2025, at an annual rate equal to SOFR (as defined in the Series V Preferred Stock certificate of designations and compounding daily over each dividend period as described in the Series V Preferred Stock certificate of designations) plus 3.234% on the liquidation preference amount of $25,000 per share quarterly in arrears on the second business day (as defined in the Series V Preferred Stock certificate of designations) following each “dividend period end date”. A “dividend period end date” is the 30th of each January, April, July and October, beginning April 30, 2025. Dividends on the Series V Preferred Stock are noncumulative and are payable semiannually or quarterly, as applicable, in arrears. As long as shares of Series V Preferred Stock remain outstanding, unless full noncumulative dividends for the dividend period then ending have been paid or declared and set apart for payment on all outstanding shares of the Series V Preferred Stock, Citigroup cannot declare or pay any cash dividend on any shares of common stock or other capital stock ranking junior to the Series V Preferred Stock during the next succeeding dividend period.

Voting Rights. Holders of the Series V Preferred Stock do not have voting rights other than those described below and as specifically required by Delaware law.

If any semiannual dividend payable on any Series V Preferred Stock is in arrears for three or more semiannual dividend periods, whether or not for consecutive dividend periods, the holders of the Series V Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series V Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series V Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. The voting rights of the holders of the Series V Preferred Stock to elect the Preferred Stock Directors will cease when Citigroup has paid noncumulative dividends in full for at least two consecutive semiannual or four consecutive quarterly dividend periods, as applicable, following a Nonpayment of the Series V Preferred Stock and on any noncumulative dividend parity stock and has paid cumulative dividends in full on any cumulative dividend parity stock (but subject always to the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future dividend periods).

Also, without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Series V Preferred Stock then outstanding, Citigroup may not create any class of stock having preference as to dividends or distributions of the assets over the Series V Preferred Stock, or alter or change the provisions of Citigroup’s certificate of incorporation (including any certificate of amendment or certificate of designations relating to the Series V Preferred Stock) so as to adversely affect the powers, preferences or rights of the holder of the shares of Series V Preferred Stock.

Distributions. In the event of the voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of Series V Preferred Stock are entitled to receive out of assets legally available for distribution to stockholders, before any distribution of assets may be made or set aside to holders of capital stock ranking junior to the Series V Preferred Stock as to distributions, a liquidating distribution in an amount equal to $25,000 per share, plus any dividends thereon from the last dividend payment date to, but excluding, the date of liquidation, dissolution or winding up, but only if and to the extent declared.

Redemption. Citigroup may redeem the Series V Preferred Stock, with the prior approval of the Federal Reserve if required, (i) in whole or in part, at its option, at any time or from time to time, on January 30, 2025 and any dividend period end date on or after April 30, 2025, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined in the Series V Preferred Stock certificate of designations), in each case at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the date fixed for redemption.

Series W Preferred Stock

Preferential Rights. The Series W Preferred Stock ranks senior to Citigroup common stock and ranks equally with each other series of Citigroup preferred stock outstanding on the date hereof as to dividends and distributions upon the liquidation, dissolution or winding up of Citigroup. The Series W Preferred Stock is not convertible into or exchangeable for any shares of common stock or any other class of Citigroup capital stock. Holders of the Series W Preferred Stock do not have any preemptive rights. Citigroup may issue stock with preferences equal with or junior to the Series W Preferred Stock without the consent of the holders of the Series W Preferred Stock.

Dividends. Holders of the Series W Preferred Stock are entitled to receive cash dividends when and as declared by the board of directors of Citigroup or a duly authorized committee of the board out of assets legally available for payment, (i) at an annual rate of 4.000% on the liquidation preference amount of $25,000 per share quarterly in arrears on each March 10, June 10, September 10 and December 10, beginning March 10, 2021, and (ii) from, and including, the First Reset Date, for each reset date, at an annual rate equal to the five-year treasury rate (as defined in the Series W Preferred Stock certificate of designations) as of the most recent reset dividend determination date (as defined in the Series W Preferred Stock certificate of designations) plus 3.597% on the liquidation preference amount of $25,000 per share quarterly in arrears beginning on March 10, 2026. The “First Reset Date” is December 10, 2025, and a “reset date” is the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Dividends on the Series W Preferred Stock are noncumulative and are payable quarterly in arrears. As long as shares of Series W Preferred Stock remain outstanding, unless full noncumulative dividends for the dividend period then ending have been paid or declared and set apart for payment on all outstanding shares of the Series W Preferred Stock, Citigroup cannot declare or pay any cash dividend on any shares of common stock or other capital stock ranking junior to the Series W Preferred Stock during the next succeeding dividend period.

Voting Rights. Holders of the Series W Preferred Stock do not have voting rights other than those described below and as specifically required by Delaware law.

If any quarterly dividend payable on any Series W Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series W Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series W Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series W Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. The voting rights of the holders of the Series W Preferred Stock to elect the Preferred Stock Directors will cease when Citigroup has paid noncumulative dividends in full for at least two consecutive semiannual or four consecutive quarterly dividend periods, as applicable, following a Nonpayment of the Series W Preferred Stock and on any noncumulative dividend parity stock and has paid cumulative dividends in full on any cumulative dividend parity stock (but subject always to the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future dividend periods).

Also, without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Series W Preferred Stock then outstanding, Citigroup may not create any class of stock having preference as to dividends or distributions of the assets over the Series W Preferred Stock, or alter or change the provisions of Citigroup’s certificate of incorporation (including any certificate of amendment or certificate of designations relating to the Series W Preferred Stock) so as to adversely affect the powers, preferences or rights of the holder of the shares of Series W Preferred Stock.

Distributions. In the event of the voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of Series W Preferred Stock are entitled to receive out of assets legally available for distribution to stockholders, before any distribution of assets may be made or set aside to holders of capital stock ranking junior to the Series W Preferred Stock as to distributions, a liquidating distribution in an amount equal to $25,000 per share, plus any dividends thereon from the last dividend payment date to, but excluding, the date of liquidation, dissolution or winding up, but only if and to the extent declared.

Redemption. Citigroup may redeem the Series W Preferred Stock, with the prior approval of the Federal Reserve if required, (i) in whole or in part, at its option, at any time or from time to time, on any dividend payment date beginning on or after the December 10, 2025, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined in the Series W Preferred Stock certificate of designations), in each case at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the date fixed for redemption.

Series X Preferred Stock

Preferential Rights. The Series X Preferred Stock ranks senior to Citigroup common stock and ranks equally with each other series of Citigroup preferred stock outstanding on the date hereof as to dividends and distributions upon the liquidation, dissolution or winding up of Citigroup. The Series X Preferred Stock is not convertible into or exchangeable for any shares of common stock or any other class of Citigroup capital stock. Holders of the Series X Preferred Stock do not have any preemptive rights. Citigroup may issue stock with preferences equal with or junior to the Series X Preferred Stock without the consent of the holders of the Series X Preferred Stock.

Dividends. Holders of the Series X Preferred Stock are entitled to receive cash dividends when and as declared by the board of directors of Citigroup or a duly authorized committee of the board out of assets legally available for payment, (i) at an annual rate of 3.875% on the liquidation preference amount of $25,000 per share quarterly in arrears on each February 18, May 18, August 18 and November 18, beginning May 18, 2021, and (ii) from, and including, the First Reset Date, for each reset period, at an annual rate equal to the five-year treasury rate (as defined in the Series X Preferred Stock certificate of designations) as of the most recent reset dividend determination date (as defined in the Series X Preferred Stock certificate of designations) plus 3.417% on the liquidation preference amount of $25,000 per share quarterly in arrears beginning on May 18, 2026. The “First Reset Date” is February 18, 2026, and a “reset date” is the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Dividends on the Series X Preferred Stock are noncumulative and are payable quarterly in arrears. As long as shares of Series X Preferred Stock remain outstanding, unless full noncumulative dividends for the dividend period then ending have been paid or declared and set apart for payment on all outstanding shares of the Series X Preferred Stock, Citigroup cannot declare or pay any cash dividend on any shares of common stock or other capital stock ranking junior to the Series X Preferred Stock during the next succeeding dividend period.

Voting Rights. Holders of the Series X Preferred Stock do not have voting rights other than those described below and as specifically required by Delaware law.

If any quarterly dividend payable on any Series X Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series X Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series X Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series X Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. The voting rights of the holders of the Series X Preferred Stock to elect the Preferred Stock Directors will cease when Citigroup has paid noncumulative dividends in full for at least two consecutive semiannual or four consecutive quarterly dividend periods, as applicable, following a Nonpayment of the Series X Preferred Stock and on any noncumulative dividend parity stock and has paid cumulative dividends in full on any cumulative dividend parity stock (but subject always to the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future dividend periods).

Also, without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Series X Preferred Stock then outstanding, Citigroup may not create any class of stock having preference as to dividends or distributions of the assets over the Series X Preferred Stock, or alter or change the provisions of Citigroup’s certificate of incorporation (including any certificate of amendment or certificate of designations relating to the Series X Preferred Stock) so as to adversely affect the powers, preferences or rights of the holder of the shares of Series X Preferred Stock.

Distributions. In the event of the voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of Series X Preferred Stock are entitled to receive out of assets legally available for distribution to stockholders, before any distribution of assets may be made or set aside to holders of capital stock ranking junior to the Series X Preferred Stock as to distributions, a liquidating distribution in an amount equal to $25,000 per share, plus any dividends thereon from the last dividend payment date to, but excluding, the date of liquidation, dissolution or winding up, but only if and to the extent declared.

Redemption. Citigroup may redeem the Series X Preferred Stock, with the prior approval of the Federal Reserve if required, (i) in whole or in part, at its option, at any time or from time to time, on any dividend payment date beginning on or after February 18, 2026, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined in the Series X Preferred Stock certificate of designations), in each case at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the date fixed for redemption.

Series Y Preferred Stock

Preferential Rights. The Series Y Preferred Stock ranks senior to Citigroup common stock and ranks equally with each other series of Citigroup preferred stock outstanding on the date hereof as to dividends and distributions upon the liquidation, dissolution or winding up of Citigroup. The Series Y Preferred Stock is not convertible into or exchangeable for any shares of common stock or any other class of Citigroup capital stock. Holders of the Series Y Preferred Stock do not have any preemptive rights. Citigroup may issue stock with preferences equal with or junior to the Series Y Preferred Stock without the consent of the holders of the Series Y Preferred Stock.

Dividends. Holders of the Series Y Preferred Stock are entitled to receive cash dividends when and as declared by the board of directors of Citigroup or a duly authorized committee of the board out of assets legally available for payment, (i) at an annual rate of 4.150% on the liquidation preference amount of $25,000 per share quarterly in arrears on each February 15, May 15, August 15 and November 15, beginning February 15, 2022, and (ii) from, and including, the First Reset Date, for each reset period, at an annual rate equal to the five-year treasury rate (as defined in the Series Y Preferred Stock certificate of designations) as of the most recent reset dividend determination date (as defined in the Series Y Preferred Stock certificate of designations) plus 3.000% on the liquidation preference amount of $25,000 per share quarterly in arrears beginning on February 15, 2027. The “First Reset Date” is November 15, 2026, and a “reset date” is the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Dividends on the Series Y Preferred Stock are noncumulative and are payable quarterly in arrears. As long as shares of Series Y Preferred Stock remain outstanding, unless full noncumulative dividends for the dividend period then ending have been paid or declared and set apart for payment on all outstanding shares of the Series Y Preferred Stock, Citigroup cannot declare or pay any cash dividend on any shares of common stock or other capital stock ranking junior to the Series Y Preferred Stock during the next succeeding dividend period.

Voting Rights. Holders of the Series Y Preferred Stock do not have voting rights other than those described below and as specifically required by Delaware law.

If any quarterly dividend payable on any Series Y Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series Y Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series Y Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series Y Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. The voting rights of the holders of the Series Y Preferred Stock to elect the Preferred Stock Directors will cease when Citigroup has paid noncumulative dividends in full for at least two consecutive semiannual or four consecutive quarterly dividend periods, as applicable, following a Nonpayment of the Series Y Preferred Stock and on any noncumulative dividend parity stock and has paid cumulative dividends in full on any cumulative dividend parity stock (but subject always to the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future dividend periods).

Also, without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Series Y Preferred Stock then outstanding, Citigroup may not create any class of stock having preference as to dividends or distributions of the assets over the Series Y Preferred Stock, or alter or change the provisions of Citigroup’s certificate of incorporation (including any certificate of amendment or certificate of designations relating to the Series Y Preferred Stock) so as to adversely affect the powers, preferences or rights of the holder of the shares of Series Y Preferred Stock.

Distributions. In the event of the voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of Series Y Preferred Stock are entitled to receive out of assets legally available for distribution to stockholders, before any distribution of assets may be made or set aside to holders of capital stock ranking junior to the Series Y Preferred Stock as to distributions, a liquidating distribution in an amount equal to

$25,000 per share, plus any dividends thereon from the last dividend payment date to, but excluding, the date of liquidation, dissolution or winding up, but only if and to the extent declared.

Redemption. Citigroup may redeem the Series Y Preferred Stock, with the prior approval of the Federal Reserve if required, (i) in whole or in part, at its option, at any time or from time to time, on any dividend payment date on or after November 15, 2026 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined in the Series Y Preferred Stock certificate of designations), in each case at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the date fixed for redemption.

Series Z Preferred Stock

Preferential Rights. The Series Z Preferred Stock ranks senior to Citigroup common stock and ranks equally with each other series of Citigroup preferred stock outstanding on the date hereof as to dividends and distributions upon the liquidation, dissolution or winding up of Citigroup. The Series Z Preferred Stock is not convertible into or exchangeable for any shares of common stock or any other class of Citigroup capital stock. Holders of the Series Z Preferred Stock do not have any preemptive rights. Citigroup may issue stock with preferences equal with or junior to the Series Z Preferred Stock without the consent of the holders of the Series Z Preferred Stock.

Dividends. Holders of the Series Z Preferred Stock are entitled to receive cash dividends when and as declared by the board of directors of Citigroup or a duly authorized committee of the board out of assets legally available for payment, (i) at an annual rate of 7.375% on the liquidation preference amount of $25,000 per share quarterly in arrears on each February 15, May 15, August 15 and November 15, beginning August 15, 2023, and (ii) from, and including, the First Reset Date, for each reset period, at an annual rate equal to the five-year treasury rate (as defined in the Series Z Preferred Stock certificate of designations) as of the most recent reset dividend determination date (as defined in the Series Z Preferred Stock certificate of designations) plus 3.209% on the liquidation preference amount of $25,000 per share quarterly in arrears beginning on August 15, 2028. The “First Reset Date” is May 15, 2028, and a “reset date” is the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Dividends on the Series Z Preferred Stock are noncumulative and are payable quarterly in arrears. As long as shares of Series Z Preferred Stock remain outstanding, unless full noncumulative dividends for the dividend period then ending have been paid or declared and set apart for payment on all outstanding shares of the Series Z Preferred Stock, Citigroup cannot declare or pay any cash dividend on any shares of common stock or other capital stock ranking junior to the Series Z Preferred Stock during the next succeeding dividend period.

Voting Rights. Holders of the Series Z Preferred Stock do not have voting rights other than those described below and as specifically required by Delaware law.

If any quarterly dividend payable on any Series Z Preferred Stock is in arrears for six or more quarterly dividend periods, whether or not for consecutive dividend periods, the holders of the Series Z Preferred Stock will be entitled to vote as a class, together with the holders of all series of preferred stock ranking equally with the Series Z Preferred Stock as to payment of dividends and upon which voting rights equivalent to those granted to the holders of Series Z Preferred Stock have been conferred and are exercisable, for the election of two Preferred Stock Directors. The voting rights of the holders of the Series Z Preferred Stock to elect the Preferred Stock Directors will cease when Citigroup has paid noncumulative dividends in full for at least two consecutive semiannual or four consecutive quarterly dividend periods, as applicable, following a Nonpayment of the Series Z Preferred Stock and on any noncumulative dividend parity stock and has paid cumulative dividends in full on any cumulative dividend parity stock (but subject always to the vesting of such voting rights in the case of any similar non-payment of dividends in respect of future dividend periods).

Also, without the consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of the total number of shares of Series Z Preferred Stock then outstanding, Citigroup may not create any class of stock having preference as to dividends or distributions of the assets over the Series Z

Preferred Stock, or alter or change the provisions of Citigroup’s certificate of incorporation (including any certificate of amendment or certificate of designations relating to the Series Z Preferred Stock) so as to adversely affect the powers, preferences or rights of the holder of the shares of Series Z Preferred Stock.

Distributions. In the event of the voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of Series Z Preferred Stock are entitled to receive out of assets legally available for distribution to stockholders, before any distribution of assets may be made or set aside to holders of capital stock ranking junior to the Series Z Preferred Stock as to distributions, a liquidating distribution in an amount equal to $25,000 per share, plus any dividends thereon from the last dividend payment date to, but excluding, the date of liquidation, dissolution or winding up, but only if and to the extent declared.

Redemption. Citigroup may redeem the Series Z Preferred Stock, with the prior approval of the Federal Reserve if required, (i) in whole or in part, at its option, at any time or from time to time, on any dividend payment date on or after May 15, 2028 or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event (as defined in the Series Z Preferred Stock certificate of designations), in each case at the redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding, the date fixed for redemption.

Important Provisions of Citigroup’s Restated Certificate of Incorporation and By-Laws

Business Combinations. The Restated Certificate of Incorporation generally requires the affirmative vote of at least a majority of the votes cast affirmatively or negatively by the holders of the then outstanding shares of voting stock, voting together as a single class, to approve any merger or other business combination between Citigroup and any interested stockholder, unless (1) the transaction has been approved by a majority of the continuing directors of Citigroup or (2) minimum price, form of consideration and procedural requirements are satisfied. An “interested stockholder” as defined in the Restated Certificate of Incorporation generally means a person who owns at least 25% of the voting stock of Citigroup or who is an affiliate or associate of Citigroup and owned at least 25% of the voting stock of Citigroup at any time during the prior two years. A “continuing director,” as defined in the Restated Certificate of Incorporation, generally means a director who is not related to an interested stockholder and held that position before an interested stockholder became an interested stockholder.

Amendments to Restated Certificate of Incorporation and By-Laws. The affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote is required to amend the provisions of the Restated Certificate of Incorporation relating to the issuance of common stock. Amendments of provisions of the Restated Certificate of Incorporation relating to business combinations generally require a vote of the holders of at least a majority of the then outstanding shares of voting stock. The board of directors, at any meeting, may alter or amend the by-laws upon the affirmative vote of at least 66 2/3% of the entire board of directors.

Vacancies. Vacancies on the board of directors resulting from an increase in the number of directors may be filled by a majority of the board of directors then in office, so long as a quorum is present. Any other vacancies on the board of directors may be filled by a majority of the directors then in office, even if less than a quorum. Any director elected to fill a vacancy that did not result from increasing the size of the board of directors shall hold office for a term coinciding with the predecessor director’s remaining term.

DESCRIPTION OF PREFERRED STOCK

The following briefly summarizes the material terms of Citigroup’s preferred stock, other than pricing and related terms disclosed in the accompanying supplement. You should read the particular terms of any series of preferred stock offered by Citigroup, which will be described in more detail in any supplement relating to such series, together with the more detailed provisions of Citigroup’s Restated Certificate of Incorporation and the certificate of designation relating to each particular series of preferred stock for provisions that may be important to you. The Restated Certificate of Incorporation, as it may be amended and restated, is incorporated by reference into the registration statement of which this prospectus forms a part. The certificate of designation relating to the particular series of preferred stock offered by the accompanying supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered. For a description of Citigroup’s outstanding preferred stock, see “Description of Capital Stock.”

Under Citigroup’s Restated Certificate of Incorporation, the board of directors of Citigroup is authorized to issue shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock with the following terms specified:

•	the number of shares to be included in the series;

•	the designation, powers, preferences and rights of the shares of the series; and

•	the qualifications, limitations or restrictions of such series.

Prior to the issuance of any series of preferred stock, the board of directors of Citigroup will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed in a certificate of designation as an amendment to the Restated Certificate of Incorporation. The term “board of directors of Citigroup” includes any duly authorized committee.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to officers, directors and employees of Citigroup and its subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock issued by Citigroup may have the effect of rendering more difficult or discouraging an acquisition of Citigroup deemed undesirable by the board of directors of Citigroup.

Under existing interpretations of Federal Reserve, if the holders of the preferred stock become entitled to vote for the election of directors because dividends on the preferred stock are in arrears as described below, preferred stock may then be deemed a “class of voting securities” and a holder of 25% or more of the preferred stock or a holder of 5% or more of the preferred stock that is otherwise a bank holding company may then be regulated as a “bank holding company” with respect to Citigroup in accordance with the Bank Holding Company Act. In addition, at such time:

•

any bank holding company or foreign bank with a U.S. presence generally would be required to obtain the approval of the Federal Reserve under the BHC Act to acquire or retain 5% or more of the preferred stock; and

•	any person other than a bank holding company may be required to obtain the approval of the Federal Reserve under the Change in Bank Control Act to acquire or retain 10% or more of the preferred stock.

Before exercising its option to redeem any shares of preferred stock, Citigroup will obtain the approval of the Federal Reserve if then required by applicable law.

The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of Citigroup.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the supplement relating to such series.

Rank

Unless otherwise specified in connection with a particular offering of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by the board of directors of Citigroup out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on the books of Citigroup or, if applicable, the records of the depositary referred to below under “Description of Depositary Shares,” on the record dates fixed by the board of directors. Dividends on a series of preferred stock may be cumulative or noncumulative.

Citigroup may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on other series of preferred stock that rank on an equal or senior basis have been paid or sufficient funds have been set apart for payment for

•	all prior dividend periods of other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of other series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of preferred stock and each other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock.

Similarly, Citigroup may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock of Citigroup ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange

The supplement for a series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of Citigroup’s common stock.

Redemption

If so specified in the applicable supplement, a series of preferred stock may be redeemable, with the prior approval of the Federal Reserve if required, at any time, in whole or in part, at the option of Citigroup or the holder thereof and may be mandatorily redeemed.

Any partial redemptions of preferred stock will be made in a way that the board of directors decides is equitable.

Unless Citigroup defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of Citigroup, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of available assets of Citigroup on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from Citigroup after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the supplement;

•	as otherwise stated in the certificate of designation establishing such series; and

•	as required by applicable law.

DESCRIPTION OF DEPOSITARY SHARES

The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed in the accompanying supplement. You should read the particular terms of any depositary shares and any depositary receipts that are offered by Citigroup and any deposit agreement relating to a particular series of preferred stock, which will be described in more detail in a supplement. The supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A copy of the form of deposit agreement, including the form of depositary receipt, is incorporated by reference as an exhibit in the registration statement of which this prospectus forms a part. You should read the more detailed provisions of the deposit agreement and the form of depositary receipt for provisions that may be important to you.

General

Citigroup may, at its option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, Citigroup will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Citigroup and a bank or trust company selected by Citigroup having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable supplement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with the approval of Citigroup, sell such property and distribute the net proceeds from such sale to such holders.

Record dates for the payment of dividends and other matters relating to depositary shares will be the same as the corresponding record dates for the underlying preferred stock. The amount paid (or deemed paid) as dividends or otherwise distributable (or deemed distributable) by the depositary with respect to the depositary shares or the underlying preferred stock will be reduced by any amounts required to be withheld by Citigroup or the preferred stock depositary on account of taxes or other governmental charges. The preferred stock depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any depositary shares until such taxes or other governmental charges are paid.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever Citigroup redeems shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide. The preferred stock depositary will mail notice of redemption to record holders of the preferred stock depositary receipts not less than 5 and not more than 30 days prior to the date fixed for redemption of the preferred stock and the related depositary shares.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related supplement for such series of preferred stock.

However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The preferred stock depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

Citigroup will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Citigroup and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement, which has been amended thereby. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Citigroup.

The deposit agreement may be terminated by Citigroup at any time and the preferred stock depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by such depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

No fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than Citigroup, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to Citigroup notice of its intent to do so, and Citigroup may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward all reports and communications from Citigroup that are delivered to the preferred stock depositary and that Citigroup is required to furnish to the holders of the deposited preferred stock.

Neither the preferred stock depositary nor Citigroup will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Citigroup and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Citigroup and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

Citigroup may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to Citigroup, and Citigroup to sell to or purchase from the holders, a specified number of shares of common stock, shares of preferred stock or depositary shares at a future date or dates. The consideration per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:

•	debt securities;

•	capital securities issued by trusts, all of whose common securities are owned by Citigroup or by one of its subsidiaries;

•	junior subordinated debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities,

which may secure the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require Citigroup to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

PLAN OF DISTRIBUTION

Citigroup may offer the offered securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by itself directly;

•	through agents; or

•	through a combination of any of these methods of sale.

Any such underwriters, dealers or agents may include any broker-dealer subsidiary of Citigroup.

The supplement relating to an offering of offered securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to Citigroup from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the initial public offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise specified in connection with a particular offering of securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If dealers are utilized in the sale of offered securities, Citigroup will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the supplement relating to that transaction.

Offered securities may be sold directly by Citigroup to one or more institutional purchasers, or through agents designated by Citigroup from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Citigroup to such agent will be set forth, in the supplement relating to that offering. Unless otherwise specified in connection with a particular offering of securities, any such agent will be acting on a best efforts basis for the period of its appointment.

As one of the means of direct issuance of offered securities, Citigroup may utilize the services of an entity through which it may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable supplement.

If so indicated in the applicable supplement, Citigroup will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from Citigroup at the public offering price set forth in such supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the supplement and the supplement will set forth the commission payable for solicitation of such contracts.

Conflicts of Interest. The broker-dealer subsidiaries of Citigroup, including Citigroup Global Markets Inc., are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Citigroup’s broker-dealer subsidiaries participate will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in FINRA Rule 5121. Neither Citigroup Global Markets Inc. nor any other broker-dealer subsidiary of Citigroup will sell the offered securities to an account over which Citigroup or its subsidiaries have investment discretion unless Citigroup Global Markets Inc. or such broker-dealer subsidiary has received specific written approval of the transaction from the account holder.

This prospectus, together with any applicable supplement, may also be used by any broker-dealer subsidiary of Citigroup in connection with offers and sales of the offered securities in market-making transactions, including block positioning and block trades, at negotiated prices related to prevailing market prices at the time of sale. Any of Citigroup’s broker-dealer subsidiaries may act as principal or agent in such transactions. None of Citigroup’s broker-dealer subsidiaries have any obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

One or more dealers, referred to as “remarketing firms,” may also offer or sell the securities, if the supplement so indicates, in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms will act as principals for their own accounts or as agents. The supplement will identify any remarketing firm and the terms of its agreement, if any, with Citigroup and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

Underwriters, dealers and agents may be entitled, under agreements with Citigroup, to indemnification by Citigroup relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Citigroup and affiliates of Citigroup in the ordinary course of business.

Except for securities issued upon a reopening of a previous series, each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the offered securities.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan or account subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the offered securities of Citigroup. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.

Certain provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code that are subject to Section 4975 of the Code (including, without limitation, retirement accounts and Keogh Plans), and entities and accounts whose underlying assets include plan assets by reason of a plan’s investment in such entities and accounts (including, without limitation, as applicable, insurance company general accounts) (collectively, “plans”), from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under state, federal, local or non-U.S. law (“similar law”). Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or similar law apply, proposing to acquire the offered securities should consult with its legal counsel.

Citigroup has subsidiaries, including broker-dealer subsidiaries, that provide services to many employee benefit plans. Citigroup and any such direct or indirect subsidiary of Citigroup may each be considered a “party in interest” and a “disqualified person” to a large number of plans. A purchase of offered securities of Citigroup by any such plan would be likely to result in a prohibited transaction between the plan and Citigroup. Further, neither Citigroup nor any of its subsidiaries or affiliates is (i) providing any investment advice or making any recommendation to any plan in connection with the purchase of offered securities or (ii) undertaking to act as a “fiduciary” (as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, as applicable) to any plan in connection with its acquisition of offered securities.

Accordingly, unless otherwise provided in connection with a particular offering of securities, offered securities may not be purchased, held or disposed of by any plan or any other person investing “plan assets” of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law, unless one of the following exemptions (or a similar exemption or exception) applies to such purchase, holding and disposition:

•	Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code for transactions with certain service providers (the “Service Provider Exemption”),

•	Prohibited Transaction Class Exemption (“PTCE”) 96-23 for transactions determined by in-house asset managers,

•	PTCE 95-60 for transactions involving insurance company general accounts,

•	PTCE 91-38 for transactions involving bank collective investment funds,

•	PTCE 90-1 for transactions involving insurance company separate accounts, or

•	PTCE 84-14 for transactions determined by independent qualified professional asset managers.

Unless otherwise provided in connection with a particular offering of securities, any purchaser of the offered securities or any interest therein will be deemed to have represented and warranted to Citigroup on each day including the date of its purchase of the offered securities through and including the date of disposition of such offered securities that either:

(a)	it is not a plan subject to Title I of ERISA or Section 4975 of the Code and is not purchasing such securities or interest therein on behalf of, or with “plan assets” of, any such plan;

(b)

its purchase, holding and disposition of such securities are not and will not be prohibited because they are exempted by Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code, by one or more of PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or by a similar exemption or exception; or

(c)

it is a governmental plan (as defined in section 3 of ERISA) or other plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code and its purchase, holding and disposition of such securities are not otherwise prohibited.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of the offered securities with plan assets consult with its counsel regarding the consequences under ERISA and the Code, or other similar law, of the acquisition and ownership of offered securities and the availability of exemptive relief.

LEGAL MATTERS

Barbara Politi, Associate General Counsel — Capital Markets, or counsel to be identified in the applicable supplement, will act as legal counsel to Citigroup. Ms. Politi beneficially owns, or has rights to acquire under Citigroup’s employee benefit plans, an aggregate of less than 1% of Citigroup’s common stock. Cleary Gottlieb Steen & Hamilton LLP, New York, New York, or other counsel identified in the applicable supplement, will act as legal counsel to the underwriters. Cleary Gottlieb Steen & Hamilton LLP has from time to time acted as counsel for Citigroup and its subsidiaries and may do so in the future.

EXPERTS

The consolidated financial statements of Citigroup Inc. and its subsidiaries as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG LLP audits and reports on consolidated financial statements of Citigroup Inc. and its subsidiaries issued at future dates, and consents to the use of its report thereon, such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

$ 750,000,000

Floating Rate Notes due 2029

PROSPECTUS SUPPLEMENT

February 25, 2025

(to prospectus dated March 7, 2023)

Citigroup

Senior Co-Managers

BBVA	BMO Capital Markets	Capital One Securities

COMMERZBANK	Danske Markets	ING

Lloyds Securities	Mizuho	MUFG

Natixis	Nomura	Nordea

PNC Capital Markets LLC	R. Seelaus & Co., LLC	RBC Capital Markets

Santander	Scotiabank	SOCIETE GENERALE

SMBC Nikko	Standard Chartered Bank	TD Securities

Truist Securities		US Bancorp

Junior Co-Managers

Academy Securities	ANZ Securities	Banco Sabadell

BNY Capital Markets	C.L. King & Associates	CIBC Capital Markets

Citizens Capital Markets	Commonwealth Bank of Australia	DBS Bank Ltd.

Desjardins Capital Markets	Fifth Third Securities	Huntington Capital Markets

IMI – Intesa Sanpaolo	KeyBanc Capital Markets	Loop Capital Markets

M&T Securities	Macquarie Capital	nabSecurities, LLC

National Bank of Canada Financial Markets	NatWest	Nykredit

Rabo Securities	Raiffeisen Bank International	Regions Securities LLC

Security Capital	Telsey Advisory Group	Tigress Financial Partners

Westpac Capital Markets LLC